Filed Pursuant to Rule 433

Registration File No. 333- 297228

Free Writing Prospectus

On July 20, 2026, Jersey Mike’s Subs Inc. (“Jersey Mike’s”) filed Amendment No. 1 to its Registration Statement on Form S-1 (File No. 333-297228) with the Securities and Exchange Commission (the “SEC”). Before you invest, you should read the preliminary prospectus in the registration statement and other documents Jersey Mike’s has filed with the SEC for more complete information about Jersey Mike’s and this offering. Amendment No. 1 and the preliminary prospectus relating to the proposed offering may be accessed through the SEC’s website at www.sec.gov.

On July 20, 2026, Jersey Mike’s launched a public offer of its shares to retail investors who are tax resident and located in the United Kingdom (the “UK Retail Offer”) through a public offer platform (“POP”) operated by Marex Financial (“Marex”) in accordance with the rules of the UK Financial Conduct Authority (“FCA”). Marex is acting as a POP operator, an entity authorized by the FCA to run an electronic system through which certain shares of Jersey Mike’s are offered to the public in the United Kingdom. On July 20, 2026, Jersey Mike’s launched a POP website containing, among other things, information relating to the UK Retail Offer and Jersey Mike’s proposed initial public offering of Class A common stock. The POP website includes a launch announcement and a disclosure summary prepared by Marex in relation to the UK Retail Offer, and a factsheet prepared by Jersey Mike’s in relation to the UK Retail Offer, copies of which are attached hereto as Exhibits A, B and C, respectively.

Exhibit A

Launch Announcement

Exhibit B

UK Retail Offer Disclosure Summary

Exhibit C

UK Retail Offer Fact Sheet

NOT FOR RELEASE, PUBLICATION, DISTRIBUTION OR TRANSMISSION, DIRECTLY OR INDIRECTLY, IN OR INTO, THE UNITED STATES OR IN ANY OTHER TERRITORY WHERE TO DO SO WOULD BREACH APPLICABLE LAWS OR REGULATIONS. ANY PERSON INTO WHOSE POSSESSION THIS ANNOUNCEMENT COMES SHOULD INFORM THEMSELVES ABOUT, AND OBSERVE, ANY SUCH RESTRICTIONS. NOT AN OFFER. COMMUNICATION INTENDED FOR UK TAX RESIDENT AND LOCATED INVESTORS ONLY.

THIS ANNOUNCEMENT AMOUNTS TO A FINANCIAL PROMOTION FOR THE PURPOSES OF SECTION 21 OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (AS AMENDED) ("FSMA") AND HAS BEEN APPROVED BY MAREX FINANCIAL ("MAREX") FOR THE PURPOSES OF THE RETAIL OFFER IN THE UNITED KINGDOM THROUGH MAREX IN ITS CAPACITY AS OPERATOR OF A PUBLIC OFFER PLATFORM ON 20 JULY 2026. MAREX IS AUTHORISED AND REGULATED BY THE FINANCIAL CONDUCT AUTHORITY (FIRM REFERENCE NUMBER 442767). THIS FINANCIAL PROMOTION IS NOT, AND SHOULD NOT BE CONSTRUED AS, INVESTMENT, TAX OR LEGAL ADVICE.

This is not a prospectus nor an offer of securities for sale. This announcement is intended for release only in the United Kingdom and is not to be distributed into any other jurisdiction, including any jurisdiction where it would be unlawful.

Investors should not subscribe for or purchase any shares referred to in this announcement except solely on the basis of the information contained in a disclosure summary published by Marex (the "Disclosure Summary") and the preliminary price range prospectus relating to Jersey Mike's which forms part of its Registration Statement on Form S-1 (Registration No. 333-297228) under the U.S. Securities Act of 1933, as amended ("Registration Statement", together with any supplementary prospectus, if relevant, the "U.S. Prospectus"), including the risk factors set out therein, filed by Jersey Mike's Subs Inc. (the "Company" and, together with its subsidiaries, the "Group" or "Jersey Mike's") in connection with the offer of shares of Class A common stock in the Company (the "Shares") and admission of such Shares to trading on the New York Stock Exchange (the "NYSE"). A copy of the U.S. Prospectus included in the Registration Statement and the Disclosure Summary published by Marex are available at www.winterflood.com/wrap/ipo/jerseymikes, subject to certain access restrictions.

20 July 2026

Jersey Mike's Subs Inc.
Launch of UK Retail Offer

Following the filing of the Registration Statement, which contains the U.S. Prospectus, by the Company and the publication by Marex of the Disclosure Summary for UK retail investors, Marex is pleased to announce the launch of a public offer of Shares ("Retail Offer") to retail investors who are tax resident and located in the United Kingdom ("UK retail investors") via a public offer platform ("POP") operated by Marex in accordance with the rules of the UK Financial Conduct Authority ("FCA"). Marex is acting as a POP operator, an entity authorised by the Financial Conduct Authority to run an electronic system through which certain shares are offered to the public in the UK (the "POP Operator").

UK Retail Offer highlights

- Jersey Mike's has launched an initial public offering of 43,478,261 Shares with a price range of USD 21.00 to USD 25.00 per Share for a base offering of USD 913 million to USD 1,087 million (the "Offer").
- The Retail Offer will be facilitated by Marex acting as POP Operator via the Winterflood Retail Access Platform (the "WRAP Platform").
- Marex has appointed a group of participating retail intermediaries ("Participating Intermediaries") to accept orders from UK retail investors. Only Participating Intermediaries can access the WRAP platform. There will be no direct offer from the Company to UK retail investors.

- UK retail investors wishing to participate in the Retail Offer will need to contact one of the Participating Intermediaries listed on Marex's website at www.winterflood.com/wrap/ipo/jerseymikes.
- Some Participating Intermediaries will be accepting orders from UK retail investors in US Dollars and others will be accepting orders in GB Pounds. Applications for Shares through the Participating Intermediaries may be made from ISAs, SIPPs, Trading Accounts, Junior ISAs and Junior SIPPs. UK retail investors should consult their Participating Intermediary for further details.
- The Retail Offer is open to individuals tax resident and located in the UK.
- Participating Intermediaries have made or will make the U.S. Prospectus and Disclosure Summary available on their websites. You can also access these documents via Marex's website: www.winterflood.com/wrap/ipo/jerseymikes.
- The deadline for Retail Offer applications is 28 July 2026. Each Participating Intermediary will set their own closing time.

Background on Jersey Mike's

Jersey Mike's is a high-growth franchisor of fast casual, submarine-style sandwich restaurants specialising in authentic, hand-crafted, craveable subs. Built over 70 years on one uncompromising belief – that a truly great sub sandwich can change your day and that a truly great brand changes its community – Jersey Mike's is now one of the largest and fastest-growing limited-service restaurant brands based on U.S. systemwide sales and unit growth, with 3,300 stores across all 50 states and two countries – nearly all of which are franchised.

Jersey Mike's believes that its efficient operating platform, the strength of its brand, the quality of its product, and the depth of its franchise owner relationships positions it for continued growth for years to come.

Jersey Mike's Subs Inc. has applied to list its Shares on the NYSE under the symbol "JMKE".

The Retail Offer

The Retail Offer is being made on the basis outlined in the Disclosure Summary in conjunction with the terms and conditions of the relevant Participating Intermediary.

Further information on Jersey Mike's and its business is set out in the U.S. Prospectus, which, along with the Disclosure Summary, is available at www.winterflood.com/wrap/ipo/jerseymikes.

Expected Retail Offer Timetable

Launch of the Retail Offer	20 July 2026
Deadline for Retail Investors to apply	28 July 2026
Retail Offer results announcement	30 July 2026
Admission and commencement of unconditional dealings on the NYSE	30 July 2026

All dates are indicative, referenced in BST and subject to change.

Accessing the Retail Offer

UK retail investors can apply to participate in the Retail Offer through one of the Participating Intermediaries listed on Marex's POP website at www.winterflood.com/wrap/ipo/jerseymikes.

Eligibility for the Retail Offer

To be eligible to participate in the Retail Offer, applicants must be an individual located and tax resident in the UK and a client of a Participating Intermediary. UK retail investors wishing to subscribe for the Shares should contact one of the Participating Intermediaries listed on Marex's website at www.winterflood.com/wrap/ipo/jerseymikes. Some Participating Intermediaries may only accept applications for Shares from existing clients.

Investors should undertake their own investigations into the merits of an investment in the Company. Nothing in this announcement amounts to a recommendation to invest in the Company or amounts to investment, tax or legal advice.

It should be noted that an application for Shares and investment in the Company carries a number of risks. Investors should take independent advice from a person experienced in advising on investment in securities such as the Shares if they are in any doubt.

Investing carries risks and share prices can go up or down, so you could lose some or all of the money you invest.

Neither past performance nor any forecasts should be considered a reliable indicator of future results.

This announcement should be read in its entirety. In particular, the information in the "Important Notices" section of the announcement should be read and understood.

Enquiries

Marex Financial WRAP@winterflood.com
Joe Winkley
Sophia Bechev
William Broad

Important Notices

The contents of this announcement, which has been prepared by and is the sole responsibility of Marex Financial, have been approved by Marex Financial solely for the purposes of section 21(2)(b) of FSMA.

The information contained in this announcement is for background purposes only and does not purport to be full or complete. No reliance may be placed by any person for any purpose on the information contained in this announcement or its accuracy, fairness or completeness.

This announcement is not for release, publication or distribution in whole or in part, directly or indirectly, in or into any jurisdiction where such distribution would be unlawful. The distribution of this announcement may be restricted by law in certain jurisdictions and persons into whose possession this announcement or any document or other information referred to herein comes should inform themselves about and observe any such restrictions. Any failure to comply with these restrictions may constitute a violation of the securities laws of any such jurisdiction. This announcement does not constitute a prospectus or form part of any offer or invitation to sell or issue, or any solicitation of any offer to purchase or subscribe for, or otherwise invest in, Shares to any person in any jurisdiction.

The Winterflood Retail Access Platform is a proprietary technology platform owned and operated by Marex Financial (registered address at 155 Bishopsgate, London EC2M 3TQ). Marex Financial ("**Marex**") is authorised and regulated in the United Kingdom by the Financial Conduct Authority (FRN 442767).

Any subscription for or purchase of Shares in the Retail Offer should be made solely on the basis of information contained in the Disclosure Summary prepared by Marex Financial in its capacity as POP Operator and the U.S. Prospectus contained in the Registration Statement filed by the Company in connection with the Offer. The U.S. Prospectus included in the Registration Statement and Disclosure Summary prepared by Marex Financial in its capacity as POP Operator are available at www.winterflood.com/wrap/ipo/jerseymikes.

A Registration Statement on Form S-1 relating to these securities has been filed with the U.S. Securities and Exchange Commission but has not yet become effective. These securities may not be sold, nor may offers to buy be accepted, prior to the time the registration statement becomes effective. Copies of the U.S. Prospectus may be obtained for free by visiting EDGAR on the SEC's website at www.sec.gov. No offer to buy the securities can be accepted and no part of the purchase price can be received until the Registration Statement has become effective, and any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time prior to notice of its acceptance given after the effective date.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed on the adequacy or accuracy of the U.S. Prospectus. Any representation to the contrary is a criminal offence.

Whilst the U.S. Prospectus is referred to as a 'prospectus', neither the U.S. Prospectus nor the Disclosure Summary is a prospectus for the purposes of The Public Offers and Admissions to Trading Regulations 2024 (the "**POATRs**") or the UK Financial Conduct Authority ("**FCA**") Handbook Admission to Trading on a Regulated Market Sourcebook (the "**PRM Sourcebook**"). Neither the U.S. Prospectus nor the Disclosure Summary has been approved by the FCA and the U.S. Prospectus and the Disclosure Summary may not contain the same information as would be included in a prospectus for the purposes of the POATRs or the PRM Sourcebook.

The securities of the Company will not be admitted to listing to the Official List of the FCA or admitted to trading on a regulated market or primary MTF (as such terms are defined in the POATRs) in the United Kingdom.

You should read the Disclosure Summary and the U.S. Prospectus before deciding to participate in the offer in order to fully understand the potential risks and rewards of investing in the shares being offered. If you are in any doubt about investing, contact an independent financial adviser.

No offer or invitation to purchase securities is being made by the Company in the United Kingdom and, to the fullest extent permitted by law, each of the Company and its directors, employees, agents and affiliates disclaim any liability or responsibility to actual or potential investors who invest in securities of the Company pursuant to the offer by Marex Financial made through its public offer platform.

The information contained in this announcement must only be transmitted to those who are tax resident and located in the United Kingdom and not be transmitted or otherwise sent to any person in the United States or any other territory where to do so would breach applicable laws or regulations.

None of the Company or Marex Financial accept any responsibility for any contravention of applicable securities laws and regulations by persons as a result of false information provided by such persons.

The information in this announcement is subject to change. Before subscribing for or purchasing any Shares, persons viewing this announcement should ensure that they read the Disclosure Summary and the U.S. Prospectus in full and fully understand and accept the risks which will be set out in the U.S. Prospectus and ensure that they fully understand and accept the potential risks associated with a decision to invest in Shares. This announcement shall not constitute, or form part of, any offer or invitation to sell, or any solicitation of any offer to acquire, any Shares or any other securities, nor shall

it (or any part of it), or the fact of its distribution, form the basis of, or be relied on in connection with, or act as any inducement to enter into, any contract or commitment whatsoever.

This announcement may include statements that are, or may be deemed to be, "forward-looking statements". These forward-looking statements may be identified by the use of forward-looking terminology, including the terms “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “foreseeable,” “intend,” “may,” “plan,” “potentially,” “predict,” “project,” “seek,” “should,” “target,” “will,” or “would,” or, in each case, their negative or other variations or comparable terminology, or by discussions of strategy, plans, objectives, goals, future events or intentions. The forward-looking statements in this announcement speak only as at the date of this announcement. Further, certain forward-looking statements are based upon assumptions of future events which may not prove to be accurate and none of the Company, Marex Financial nor any member of the Company, nor any of such persons' respective affiliates or their respective directors, officers, employees, agents and/or advisers, nor any other person, accepts any responsibility for the accuracy of such forward-looking statements nor the assumptions underlying any of them nor the fairness of the opinions expressed in this announcement. Past performance cannot be relied upon as a guide to future performance and should not be taken as a representation that trends or activities underlying past performance will continue in the future. Forward-looking statements may and often do differ materially from actual results. No representation or warranty is made that the outcomes express or implied by any forward-looking statement will come to pass or that any forecast results will be achieved. In addition, even if the outcomes expressed or implied in any forward-looking statement do come to pass, such outcomes may not be indicative of outcomes in subsequent periods. None of the Company, Marex or any other person undertakes any obligation to update, supplement, amend or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, for any reason except to the extent required by law. You are therefore cautioned not to place any undue reliance on forward-looking statements.

Nothing contained in this announcement constitutes or should be construed as being: (i) investment, financial, tax, accounting or legal advice; (ii) a representation that any investment or investment strategy is suitable or appropriate to your particular circumstances; or (iii) a personal recommendation to you. No statement contained in this announcement is intended to be, and nor shall any such statement be construed as, a profit forecast.

Neither the content of the Company's website, the POP website or any other website, nor the content of any website accessible from hyperlinks on the Company's website, the POP website or any other website, is incorporated into or forms part of this announcement. The Shares to be issued or sold pursuant to the Retail Offer will not be admitted to trading on any stock exchange other than the NYSE.

Disclosure Summary

Jersey Mike's IPO

July 2026



Important Information

IMPORTANT: You must read the following disclaimer before continuing

This disclaimer applies to this disclosure summary (this "**Disclosure Summary**"), which has been prepared by Marex Financial ("**Marex**") in connection with its service of operating an electronic system for public offers of relevant securities, and the offer of Shares to retail investors located and tax resident in the United Kingdom facilitated through Marex's network of Retail Intermediaries. Do not share this Disclosure Summary with anyone outside the UK.

You are advised to read this disclaimer carefully before reading or making any other use of this Disclosure Summary or any other information received as a result of such use. In making use of the Disclosure Summary, you agree to be bound by these terms and conditions, including any modifications made to them from time to time, each time you receive any information. You acknowledge that by downloading or receiving transmission of this Disclosure Summary it is intended for you only and you agree you will not forward, reproduce, copy, or publish this electronic transmission or the Disclosure Summary (electronically or otherwise) to any other person where doing so may be restricted by applicable law. You are reminded that by receiving this Disclosure Summary in electronic form you may not be in receipt of the latest version.

THE DISTRIBUTION OF THIS DISCLOSURE SUMMARY MAY BE RESTRICTED BY APPLICABLE LAW AND REGULATION IN CERTAIN JURISDICTIONS. NEITHER THE DISCLOSURE SUMMARY OR ANY OTHER RELATED MATERIAL MAY BE DISTRIBUTED IN ANY OTHER JURISDICTION EXCEPT UNDER CIRCUMSTANCES THAT WILL RESULT IN COMPLIANCE WITH APPLICABLE LAWS AND REGULATIONS.

The Company has filed a registration statement (including a preliminary prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the preliminary prospectus in that registration statement and other documents the Company has filed with the SEC for more complete information about the Company and this offering. You may obtain these documents for free by visiting EDGAR on the SEC website at www.sec.gov.

In addition, the preliminary prospectus (the "**Preliminary Prospectus**") has been published and is available here: www.winterflood.com/wrap/ipo/jerseymikes

Whilst the Preliminary Prospectus and the Final Prospectus are each referred to as a 'prospectus', none of the Preliminary Prospectus, the Final Prospectus (as defined herein) or the Disclosure Summary is a prospectus for the purposes of The Public Offers and Admissions to Trading Regulations 2024 (the "**POATRs**") or the UK Financial Conduct Authority ("**FCA**") Handbook Admission to Trading on a Regulated Market Sourcebook (the "**PRM Sourcebook**"). None of the Preliminary Prospectus, the Final Prospectus or the Disclosure Summary has been approved by the FCA and the Preliminary Prospectus, the Final Prospectus and the Disclosure Summary may not contain the same information as would be included in a prospectus for the purposes of the POATRs or the PRM Sourcebook.

The securities of the Company will not be admitted to listing to the Official List of the FCA or admitted to trading on a regulated market or primary MTF (as such terms are defined in the POATRs) in the United Kingdom.

You should read the Preliminary Prospectus and the Disclosure Summary before deciding to participate in the offer in order to fully understand the potential risks and rewards of investing in the shares being offered. If you are in any doubt about investing, contact an independent financial adviser.

The information in this Disclosure Summary is provided in summary form only and does not purport to be complete. This Disclosure Summary does not contain all the information that is or may be material to you in considering a potential investment in the Company and should not be considered as a recommendation in respect of the holding, purchasing or selling of any securities of the Company.

The Preliminary Prospectus and the Disclosure Summary have, on the date at the top of each document, been approved for the Company by Marex as a financial promotion for the purpose of the Retail Offer in the UK. Marex is a firm authorised and regulated by the Financial Conduct Authority.

No offer or invitation to purchase securities is being made by the Company in the United Kingdom and, to the fullest extent permitted by law, each of the Company and its directors, employees, agents and affiliates disclaim any liability or responsibility to actual or potential investors who invest in securities of the Company pursuant to the offer by Marex made through its public offer platform.

Disclosure Summary:

UK Retail Offer of Shares in Jersey Mike’s

20 July 2026.

Marex Financial (**Marex** or **we** or **us**) is authorised and regulated by the Financial Conduct Authority (Firm Reference Number 442767). We run an electronic system that allows shares to be offered to the public in the UK. Our job includes checking whether it is right to make this offer to the public and preparing this Disclosure Summary.

Only certain Retail Intermediaries can use our system. You will need to contact a Retail Intermediary to take part in the Retail Offer. You cannot register interest directly with Marex.

Investors should make their own investigations into the merits of an investment in Jersey Mike’s by reading the Disclosure Summary and the Preliminary Prospectus alongside any supplementary documentation. Nothing in this Disclosure Summary amounts to a recommendation to invest in the Company or to investment, financial, tax or legal advice.

It should be noted that an application for Shares and investment in Jersey Mike’s carries a number of risks which are set out in more detail in this Disclosure Summary. Investors should take independent advice from a person experienced in advising on investment in securities such as the Shares if they are in any doubt.

An investment in Jersey Mike’s won’t be right for everyone. Investments rise and fall, so the value of your investment in the Company and any income from it is not guaranteed. When you sell your investment, you may get back less than the amount originally invested or nothing at all. You should not expect any dividends or any ability to influence the Company through voting rights. When you apply for Shares, you won’t know the exact purchase price or how many Shares you may get (if any).

The investment case is speculative in several respects and depends on the ongoing viability of Jersey Mike’s franchise model, potential expansion, continued consumer demand, customer adoption and key personnel. If you invest, you cannot expect to receive dividends and you may lose some or all of your money.

The Shares will not be listed on a UK exchange and there are differences in the regulatory framework in the US. In addition, the GBP price of overseas investments, and the income from them, is subject to foreign exchange fluctuations.

This Disclosure Summary contains information about the past and statements about the potential future. Past performance and forecasts are not a reliable indicator of future results. Jersey Mike’s may, in some cases, use words such as “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “foreseeable,” “intend,” “may,” “plan,” “potentially,” “predict,” “project,” “seek,” “should,” “target,” “will,” or “would,” or similar words or phrases that convey uncertainty of future events or outcomes, to identify forward-looking statements.

This document should be read in its entirety. In particular, the information in Part C of the Disclosure Summary should be read and understood.

Please see "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations," and the Company's consolidated financial statements and the related notes included in the Preliminary Prospectus for further information about these risks, contingencies, and uncertainties. New risks emerge from time to time, some risks are inherently unknown and it is not possible for Jersey Mike's management to predict all such risks.

The Financial Ombudsman Service (**FOS**) can help if you have a complaint against an FCA regulated firm. But it does not cover poor investment performance. Learn more about FOS protection here.

The Financial Services Compensation Scheme (**FSCS**) may protect you if a regulated firm fails. But it does not cover you if your investment simply performs badly. Check if you are protected using the FSCS investment protection checker here.

Highlights

Jersey Mike's is a high-growth franchisor of fast casual, submarine-style sandwich restaurants specialising in authentic, hand-crafted, craveable subs. Built over 70 years on one uncompromising belief – that a truly great sub sandwich can change your day and that a truly great brand changes its community – Jersey Mike's is now one of the largest and fastest-growing limited-service restaurant brands based on U.S. Systemwide Sales and unit growth, with 3,300 stores across all 50 states and two countries – nearly all of which are franchised.

Jersey Mike's believes that their efficient operating platform, the strength of their brand, the quality of their product, and the depth of their franchise owner relationships positions them for continued growth for years to come.

Key information

Jersey Mike's Subs Inc. (Company Registration Number 10515577), a Delaware corporation, has filed a Registration Statement on Form S-1 with the United States Securities and Exchange Commission (**SEC**) for a proposed initial public offering (**IPO**) of shares of its Class A common stock (the **Shares**).

This means Jersey Mike's and certain selling stockholders identified in the Preliminary Prospectus are taking steps to sell Shares to members of the public for the first time. The Company is selling 13,782,609 shares of Shares and the selling stockholders identified in the Preliminary Prospectus are offering 29,695,652 Shares in the IPO. To the extent that the underwriters sell more than 43,478,261 Shares, the underwriters have the option to purchase up to an additional 6,521,739 shares of Shares from the selling stockholders at the initial public offering price less the underwriting discounts and commissions, within 30 days from the date of the Preliminary Prospectus. There is currently no public market for the Shares which means they cannot yet be traded on any stock exchange.

In connection with the IPO, Jersey Mike's has applied to list Shares on the New York Stock Exchange (**NYSE**) under the symbol JMKE. Once the Shares are listed and commence trading, investors will be able to buy and sell their Shares on the NYSE.

The Company expects the price per Share in the IPO to be in the following range: $21.00 to $25.00 per Share, and it estimates that the proceeds to Jersey Mike's Subs Inc. from the issuance of the 13,782,609 shares that it is selling in this offering, after deducting estimated underwriting discounts and commissions, will be approximately $301 million. This is based upon an assumed price of $23.00

per share, which is the midpoint of the estimated price range set forth on the front cover of the Preliminary Prospectus. The Company will not receive any proceeds from the sale of shares of Class A common stock by the selling stockholders (including any sales pursuant to the underwriters' option to purchase 6,521,739 additional shares from the selling stockholders). Please note that the anticipated price and offer size are subject to change, and that the final price per Share and final offer size may be above, below or equal to the expected price and offer sizes, including any such price or size as revised.

Jersey Mike's will have two classes of common stock: the Shares and Class B common stock. Each Share will entitle its holder to one vote per share. Those holding Class B common stock will also have one vote per share.

As part of the IPO, Shares are being offered to retail investors in the UK (**Retail Offer**). No prospectus is required to be prepared or published in the UK in respect of the Retail Offer, which benefits from an exception under the POATRs. In addition, it is important to note that the Shares will only be listed and traded in USD on the NYSE and will not be listed on any UK or other overseas stock exchange.

Important terms used in this document

We use a few important terms in this document and it is important that you keep these terms in mind whilst reading this document.

Depositary Interests: are as explained in Part D of this Disclosure Summary.

Disclosure Summary: this is the document you are reading now. It explains the due diligence that Marex has done and gives key details about Jersey Mike's and the proposed IPO.

Final Prospectus: the final prospectus relating to Jersey Mike's which forms part of the Registration Statement. It will be dated the date the offer price is determined and will set out the final details about the IPO, including the offer price. The Final Prospectus has not been approved by the FCA and the Final Prospectus may not contain the same information as would be included in a prospectus if it were a prospectus created in the UK and filed with the FCA.

IPO / this offering: the offering of Shares in Jersey Mike's to members of the public for the first time on the basis set out in the Preliminary Prospectus.

FOS: the Financial Ombudsman Service.

FSCS: the Financial Services Compensation Scheme.

GBP: Pound Sterling

Jersey Mike's or the Company: refers (1) prior to the consummation of the Sponsor Acquisition, to Jersey Mike's Franchise Systems and its consolidated subsidiaries, (2) after the Sponsor Acquisition but prior to the consummation of the Offering Transactions described under "Organizational Structure—Offering Transactions" in the Preliminary Prospectus, to Jersey Mike's Holdings and its consolidated subsidiaries and (3) after the Offering Transactions described under "Organizational Structure—Offering Transactions" in the Preliminary Prospectus, to Jersey Mike's Subs Inc. and its consolidated subsidiaries.

NYSE: the New York Stock Exchange, a U.S. stock exchange and digital platform where investors can buy and sell shares in publicly traded companies.

Preliminary Prospectus: the preliminary prospectus, dated 20 July 2026 relating to Jersey Mike's which forms part of the Registration Statement. It sets out key details about the IPO, including the anticipated price range for the Shares. The Preliminary Prospectus has not been approved by the FCA and may not contain the same information as would be included in a prospectus if it were a prospectus created in the UK and filed with the FCA.

Registration Statement: Jersey Mike's registration statement on Form S-1 (Registration No. 333- 297228) under the U.S. Securities Act of 1933, as amended.

Retail Intermediaries: These are the companies through which eligible UK retail investors can take part in the Retail Offer, if it goes ahead.

Retail Offer: the offer intended to be made to eligible UK retail investors like you.

SEC: the U.S. Securities and Exchange Commission.

Shares: the shares of Class A common stock of Jersey Mike's Subs Inc. with a par value of $0.0001 per share (including where represented by Depositary Interests).

UK or **United Kingdom:** the United Kingdom of Great Britain and Northern Ireland.

United States or **U.S.:** the United States of America, its territories and possessions, any state of the United States, and the District of Columbia.

UP-C: an umbrella partnership-C-corporation which will be Jersey Mike's post-offering organizational structure as further explained in Part B of this Disclosure Summary.

USD: United States Dollar.

Purpose of this document

This Disclosure Summary is designed to:

- explain how we decided it was right to conduct this Retail Offer – see Part A;
- summarise key information about Jersey Mike's and the Retail Offer – see Part B;
- summarise the main risks of buying Shares – see Part C;
- explain to you how to take part in the Retail Offer if you decide to do so – see Part D; and
- give you other information you need to decide whether to buy Shares and how to do so – see Part E.

Please read this Disclosure Summary in full before you decide whether to buy Shares. This decision is yours alone. We cannot give you advice or recommend whether you should buy Shares. You will not buy Shares directly from us. If you have questions, please contact a Retail Intermediary who can help you. You should take independent advice from a person experienced in advising on investment in securities such as the Shares if you are in any doubt.

You should only decide to buy Shares based on this Disclosure Summary and the Preliminary Prospectus together. The Preliminary Prospectus has more detail than this Disclosure Summary. You can find the Preliminary Prospectus here: www.winterflood.com/wrap/ipo/jerseymikes. You must read the entire Preliminary Prospectus, including the summary on pages 1 to 28 and the risk factors on pages 29 to 70.

If you decide to buy Shares, you will need to confirm to your Retail Intermediary that, amongst other things:

- you have read and understood the Preliminary Prospectus, the Disclosure Summary, and any Update Summary, and you have not relied on any other information to make your decision; and
- you are located in the United Kingdom and are tax resident in the UK.

Part A: Our determination whether to support the Retail Offer and how we reached it


BE A SUB ABOVE
SINCE 1956
Jersey Mike's
SUBS

Due diligence conducted

Our due diligence exercise covered the following key areas and involved the following work.

Issuer and business model

Marex reviewed Jersey Mike's business model, commercial strategy and growth plans. The work confirmed that Jersey Mike's is a scaled, single-brand, franchised, fast-casual restaurant business. Revenue is generated predominantly from franchisees, through royalties and advertising and marketing levies of each franchisee's gross receipts, supplemented by franchise renewal, area-exclusivity fees and system support revenue across a network of approximately 3,300 stores.

The diligence considered the extent to which the business model is commercially credible, supported by franchisee and customer demand and aligned with Jersey Mike's stated strategy. Reviews of Jersey Mike's franchise profile, expansion plans, legal documentation and financing arrangements provided corroborative evidence of their business proposition.

Financial viability and funding

Marex reviewed Jersey Mike's financial statements, securitisation documentation, franchise renewal profile and diligence completed by relevant advisers. Jersey Mike's materials indicate that it expects to have sufficient funding for anticipated cash requirements.

The diligence also considered Jersey Mike's expected funding profile, including proceeds from the IPO, debt funding and operating cash flow. While Jersey Mike's financial plan is dependent on the ongoing viability of their franchise model, as well as potential expansion and continued consumer demand, the review did not identify a basis on which to conclude that Jersey Mike's lacked near-term financial viability.

Marex also considered fees, commissions, foreign exchange costs and other charges affecting returns. These were assessed as not having a material impact on Jersey Mike's business model or the overall investment case.

Risk profile

Marex reviewed Jersey Mike's principal risk factors and the risks associated with the offer structure. The material risk areas included:

- dependence on franchisees: revenue is generated predominantly by parties the issuer contracts with, but does not directly control outside of contractual arrangements
- single-brand, single-category concentration
- whole-business securitisation, leverage and debt-service risk
- reliance on new unit development for growth while maintaining same-store sales growth
- ongoing monetisation of the mandated supply chain, creating dual exposure to any decline in store sales
- competition, low switching costs and cyclicality of discretionary consumer spend
- food safety and public health risk, input cost volatility and shifting consumer health preferences

- digital and delivery dependence, sector-specific regulation and joint-employer risk
- sponsor control, dual-class share structure, UP-C structure and governance risk
- securities settlement, foreign-exchange and custody mechanics
- intermediary distribution risk
- financial promotion and marketing risk
- the risk that retail investors may not fully appreciate the structural complexity of the issuer and the offer

Marex challenged and reviewed these risks through internal review, engagement with the issuer and its advisers, scrutiny of the issuer's online data room, discussions with relevant Counsel and risk-factor analysis.

Legal, regulatory and litigation review

Marex reviewed litigation and regulatory disclosures and compiled a litigation summary. All referenced litigation falls within the ordinary course of business and no material provision for litigation is held in the accounts. The review did not identify undisclosed litigation or regulatory matters that would prevent the offer from being distributed.

Marex also reviewed the legal and regulatory structure for the Retail Offer, including the requirements applicable to retail distribution, financial promotions, investor communications, disclosure documentation, intermediary participation and settlement arrangements.

Governance and key individuals

Marex reviewed Jersey Mike's governance structure, voting rights, shareholder control and key-person considerations. Jersey Mike's is controlled by Blackstone and will adopt an UP-C structure with two classes of common stock. This creates a governance risk for minority investors and is therefore being disclosed.

Marex also completed due diligence on key individuals associated with Jersey Mike's, including screening, background review and enhanced checks where appropriate. Any identified anomalies or adverse matters were considered and resolved or disclosed.

Shares and the Retail Offer structure

Marex reviewed the rights attaching to the Shares, the expected shareholder structure, use of proceeds, transaction timeline, settlement mechanics and operational arrangements.

The Class A Shares carry ordinary economic exposure but limited voting influence for investors when compared with the voting control retained by existing controlling holders. This has been disclosed.

Marex also reviewed the distribution and settlement mechanics, including foreign-exchange workflows and cross-border settlement considerations. These were assessed as manageable, subject to completion of the relevant operational and legal controls.

Franchise and commercial validation

Analysis of the franchise network supported Jersey Mike's commercial claims. The renewal profile, store-level characteristics and the willingness of franchise partners to commit to or complete multi-unit

developments provided corroborative evidence of genuine, durable demand for the brand across its network.

This diligence did not remove Jersey Mike's execution or valuation risk, but it demonstrated that the business is underpinned by contracted, diversified royalty streams rather than being solely dependent on speculative future plans.

Disclosure and investor information

Marex reviewed the investor information package, including offering materials, risk disclosures, communications materials and website / microsite content. The purpose of this work was to ensure that a reasonable retail investor would receive sufficient, clear and balanced information to make an informed decision.

Consumer Duty and target market

Marex considered whether the Retail Offer could be made available to a retail audience consistently with consumer-outcomes obligations. This included consideration of the target market, investor information, readability, accessibility, risk warnings, intermediary responsibilities, management communications governance.

The Retail Offer is not suitable for all retail investors. It is appropriate only for investors who can tolerate loss of capital (i.e., lose all the money they invest), seek capital growth without income or capital protection (i.e., are prepared not to receive dividends), and are willing to accept material volatility, execution risk and governance limitations. The target market for the Shares has been communicated to the Retail Intermediaries and the characteristics above are being highlighted to potential investors through this Disclosure Summary.

Conclusion

We have undertaken a sufficient and proportionate due diligence process to support us facilitating the Retail Offer.

The due diligence confirms that Jersey Mike's is a large, cash-generative and growing franchise business with a diversified, contracted royalty stream, but also an elevated risk profile arising from leverage, single-brand concentration, sponsor control and reliance on continued unit growth.

Marex concluded that the Retail Offer is acceptable for retail distribution because the key risks have been identified, challenged and can be clearly disclosed; Jersey Mike's and its securities have been sufficiently understood; financial viability has been assessed; franchise and commercial diligence provided corroborative support; legal, regulatory and litigation matters have been reviewed; and the operational and disclosure framework can support informed retail investor participation.

Accordingly, the Retail Offer may be distributed to a retail investor audience, on the basis that they will receive clear and balanced information, prominent risk warnings, appropriate cost and settlement disclosure, and the opportunity to make an informed decision consistent with their own circumstances and risk appetite.

Part B: Prospectus Summary


Jersey
Mike's
SUBS

Part B reflects the Prospectus Summary in the Preliminary Prospectus. This summary is not complete and does not contain all of the information you should consider before investing in the Shares. You should read the entire Preliminary Prospectus carefully before making an investment decision. You should carefully consider, among other things, the sections titled "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations," and Jersey Mike's consolidated financial statements and the related notes included in the Preliminary Prospectus. Some of the statements in this summary constitute forward-looking statements. Please carefully consider the section titled "Forward-Looking Statements" in the Preliminary Prospectus. You can find the Preliminary Prospectus here: www.winterflood.com/wrap/ipo/jerseymikes.

Glossary of terms

The key terms for investors looking to understand the technical terminology used in Parts B and C of this Disclosure Summary includes the following:

- “Adjusted EBITDA” refers to net income plus (i) interest expense, net of interest income; (ii) income tax expense; (iii) depreciation and amortization; (iv) equity-based compensation and related payroll taxes; (v) acquisition-related expenses; (vi) IPO-related expenses; (vii) founder-related discretionary expenses that by their nature have not recurred and are not expected to recur in periods following the Sponsor Acquisition; (viii) Area Director buyouts; (ix) corporate transition (severance, early contract termination, etc.) and other expenses, which includes gain (loss) on the sale or disposal of assets and extinguishment of debt. Adjusted EBITDA is a non-GAAP financial measure. See the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Non-GAAP Financial Measures” in the Preliminary Prospectus for additional information regarding the use of this metric and a reconciliation of Adjusted EBITDA to the most directly comparable GAAP financial measure.
- “Adjusted EBITDA less Capital Expenditures” refers to Adjusted EBITDA less purchases of property and equipment and acquisition of intangible assets (software developed for internal use and website design). Adjusted EBITDA less Capital Expenditures is a non-GAAP financial measure. See the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Non-GAAP Financial Measures” in the Preliminary Prospectus for additional information regarding the use of this metric and a reconciliation of Adjusted EBITDA less Capital Expenditures to the most directly comparable GAAP financial measure.
- “Adjusted EBITDA less Capital Expenditures Conversion” refers to Adjusted EBITDA less Capital Expenditures divided by Adjusted EBITDA. Adjusted EBITDA less Capital Expenditures Conversion is a non-GAAP financial measure. See the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Non-GAAP Financial Measures” in the Preliminary Prospectus for additional information regarding the use of this metric and a reconciliation of Adjusted EBITDA less Capital Expenditures Conversion to the most directly comparable GAAP financial measure.
- “Adjusted EBITDA margin” refers to Adjusted EBITDA divided by total revenues. Adjusted EBITDA margin is a non-GAAP financial measure. See the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Non-GAAP Financial Measures” in the Preliminary Prospectus for additional information regarding the use of this metric and a reconciliation of Adjusted EBITDA margin to the most directly comparable GAAP financial measure.
- “Average Store Sales-to-Investment Ratio” refers to systemwide AUV divided by average system Build Costs.
- “Average Unit Volume” or “AUV” refers to (i) the trailing 364 days revenues of stores in the comparable store base, divided by (ii) the number of operating days of comparable stores in the same period, multiplied by (iii) 364. Operating days is equal to the number of days the store was open for business. The calculation of Average Unit Volume excludes both non-traditional stores and any Traditional Stores that have been open for less than 425 days.
- “Blackstone” or “the Sponsor” refers to investment funds associated with Blackstone Inc.

- “Build Costs” refers to expenses incurred by a franchise owner to open a new traditional store, primarily encompassing, but not limited to, construction and equipment; excludes pre-opening and training costs, as reported by Jersey Mike’s franchise owners.
- “Cash-on-Cash Returns” refers to average Store-level EBITDA divided by average Build Costs.
- “Class A Units” refers to the interests in Jersey Mike’s Holdings that are outstanding prior to the Reclassification. In connection with the Reclassification, Class A Units held by Continuing Common Unitholders will be converted into Common Units. For additional information, see “Management—Compensation Arrangements to be Adopted in Connection with this Offering—Treatment of Existing Equity Interests” in the Preliminary Prospectus.
- “Class B Units” refers to the interests in Jersey Mike’s Holdings that are outstanding prior to the Reclassification. In connection with the Reclassification, Class B Units held by Continuing Incentive Unitholders will be converted into Incentive Units. For additional information, see “Management—Compensation Arrangements to be Adopted in Connection with this Offering—Treatment of Existing Equity Interests” in the Preliminary Prospectus.
- “Common Units” refer to the new class of units of Jersey Mike’s Holdings created by the reclassification as described under “Organizational Structure” in the Preliminary Prospectus and does not include Incentive Units.
- “Continuing Common Unitholders” refers to certain pre-IPO holders of Class A Units who will hold Common Units following the Reclassification, as described under “Organizational Structure” in the Preliminary Prospectus.
- “Continuing Incentive Unitholders” refers to certain pre-IPO holders of Class B Units who will hold Incentive Units following the Reclassification, as described under “Organizational Structure” in the Preliminary Prospectus.
- “Continuing Unitholders” refers collectively to Continuing Common Unitholders and Continuing Incentive Unitholders.
- “Existing owners” or “pre-IPO owners” refer to the Sponsor, the Founder and other equity holders who are the owners of Jersey Mike’s Holdings immediately prior to the Reorganization Transactions.
- “Founder” refers to Peter Cancro together with entities beneficially owned by Mr. Cancro.
- “Fiscal 2023” refers to the fiscal year ended December 31, 2023.
- “Fiscal 2024” refers to the fiscal year ended December 31, 2024.
- “Fiscal 2025” refers to the fiscal year ended December 28, 2025.
- “Incentive Units” refers to the new class of units of Jersey Mike’s Holdings created by the reclassification of the Class B Units in the Reclassification as described under “Organizational Structure” in the Preliminary Prospectus. The Incentive Units are “profit interests” having economic characteristics similar to stock appreciation rights and having the right to share in any equity value of Jersey Mike’s Holdings above specified participation thresholds. Vested Incentive Units may be converted to Common Units and be subsequently exchanged for shares of Class A common stock, as described under “Organizational Structure” in the Preliminary Prospectus.
- “Net Store Growth” refers to (i) the total number of open stores as of a specific date divided by (ii) total number of open stores in the prior annual period, (iii) minus one.

- "New Stores" refers to gross number of total store openings in a period, including franchised and company-owned stores.
- "Offering Transactions" refers to the offering of Class A common stock hereby and certain related transactions, as defined in "Organizational Structure—Offering Transactions" in the Preliminary Prospectus.
- "Pre-IPO Stockholders" refers to certain pre-IPO owners that will receive shares of Class A common stock of Jersey Mike's Subs Inc. pursuant to the Blocker Transfers as defined and described in "Organizational Structure—Blocker Transfers" in the Preliminary Prospectus.
- "Pipeline" refers to the number of franchised locations that are contractually committed but not yet open, including units committed under development agreements and signed franchise agreements.
- "Principal Stockholders" refers collectively to Blackstone and the Founder.
- "Reclassification" refers to the reclassification of the partnership interests of Jersey Mike's Holdings, as described in "Summary—Our Structure" and "Organizational Structure—Reclassification and Amendment and Restatement of the Limited Liability Company Agreement of Jersey Mike's Holdings" in the Preliminary Prospectus.
- "Reorganization Transactions" refers to the transactions described under "Organizational Structure—Reclassification and Amendment and Restatement of the Limited Liability Company Agreement of Jersey Mike's Holdings" in the Preliminary Prospectus.
- "Same-Store Sales Growth" refers to the change in year-over-year sales for the same store base on a constant-currency basis, which includes traditional stores (whether company-owned or franchised) open for at least 425 days (14 calendar months). The calculation of Same-Store Sales Growth excludes all non-traditional stores and also excludes any Traditional Stores that have been open for less than 425 days.
- "Securitization Notes" refers collectively to the Series 2021-1 Notes, Series 2024-1 Notes, Series 2025-1 Notes and Series 2026-1 Notes.
- "Sponsor Acquisition" refers to the acquisition on January 16, 2025 by the Sponsor of a majority interest in Jersey Mike's Holdings, including to indirectly hold 100% of the equity interests of Jersey Mike's Franchise Systems, LLC, and certain transactions related thereto pursuant to the equity purchase agreement entered into on November 8, 2024 by and among Submarine Buyer LLC, Jersey Mike's Franchise Systems, LLC, Jersey Shore Construction LLC, Original 56ers, Inc. (formerly named Jersey Mike's Inc.) and the Founder.
- "Store-level EBITDA" refers to net store revenue less cost of goods sold, labor, occupancy, royalties, advertising fees and other operating expenses incurred by the store, as reported by the franchise owners.
- "Store-level Margin" refers to Store-level EBITDA divided by AUV.
- "Systemwide store count" or "total stores" refers to the total number of stores in the system as of the relevant measurement date, including both franchised and company-owned stores and traditional and non-traditional stores.
- "Systemwide Sales" refers to net sales of Jersey Mike's total stores.
- "Traditional Store" refers to in-line and end-cap retail averaging ~1,500 square feet (with new builds targeted at 1,200-1,400 square feet), and excludes venues such as airports, college campuses, entertainment venues, and kiosks.
- "Units" refers collectively to the Common Units and the Incentive Units.

Jersey Mike's

Jersey Mike's is a high-growth franchisor of fast casual, submarine-style sandwich restaurants specializing in authentic, hand-crafted, craveable subs. Built over 70 years on one uncompromising belief – that a truly great sub sandwich can change your day and that a truly great brand changes its community – Jersey Mike's is now one of the largest and fastest-growing limited-service restaurant brands based on U.S. systemwide sales and unit growth, with 3,300 stores across all 50 states and two countries – nearly all of which are franchised.

A Sub Above

At Jersey Mike's, everything begins and ends with the food. Every sub starts with high-quality, hand-sliced ingredients – no shortcuts, no compromises. Customers order by a memorable menu number and each sub is hand-sliced, served fresh or grilled to order, then finished Mike's Way: fresh onions, crisp lettuce, juicy tomatoes, sprinkled with the Juice, Jersey Mike's signature blend of red wine vinegar and oil…an exquisite zing, a splash of extra and unexpected, and then seasoned to perfection. Jersey Mike's passion, time, talent, and attention are reflected in every sub made. The result: a deeply loyal, passionately-engaged and growing customer base with a powerful connection to Jersey Mike's brand.

Scaled Operating Platform

Jersey Mike's has spent 70 years perfecting the authentic sub sandwich and building the infrastructure to deliver it at scale. Jersey Mike's operating platform combines a robust marketing engine with growing digital capabilities to accelerate customer acquisition, deepen frequency, and elevate the overall customer experience. Coupled with best-in-class supply chain efficiencies, proprietary technology, and instructional know-how to protect and enhance Store-level Margin, Jersey Mike's system is purpose-built to drive exceptional franchise owner returns. Jersey Mike's believes its platform offers an attractive investment opportunity, as evidenced by Jersey Mike's Cash-on-Cash Returns of approximately 42% in Fiscal 2025 and the addition of over 2,000 stores over the last decade. Jersey Mike's has a robust development pipeline of over 1,600 stores as of June 30, 2026. Over 90% of this pipeline is being undertaken by existing franchise owners, highlighting the durability and attractiveness of Jersey Mike's model and creating a strong runway for asset-light growth.

Jersey Mike's believes its efficient operating platform, the strength of its brand, the quality of its product, and the depth of its franchise owner relationships position Jersey Mike's for continued growth for years to come. The following charts illustrate the consistency and strength of Jersey Mike's historical financial performance:


ASSET-LIGHT FRANCHISE MODEL DELIVERING ATTRACTIVE RETURNS AND DURABLE GROWTH
Revenue
Adjusted EBITDA
Adjusted EBITDA less Capital Expenditures
Net Income
$398
$477
$561
$653
$724
$178
$263
$339
$165
$171
$187
$249
$328
$11
$20
$21
$5
$55
2021
2022
2023
2024
2025
+42%
+20%
+18%
45%
39%
35%
40%
47%
93%
93%
95%
97%
3%
4%
4%
1%
8%
% Revenue Growth (YoY)
Adjusted EBITDA Margin
Adjusted EBITDA less Capital Expenditures Conversion
Net Income Margin
Predecessor Contribution
Successor Contribution

See the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Non-GAAP Financial Measures” in the Preliminary Prospectus for additional information regarding Jersey Mike’s use of these metrics and reconciliations of Adjusted EBITDA, Adjusted EBITDA margin, Adjusted EBITDA less Capital Expenditures and Adjusted EBITDA less Capital Expenditures Conversion to the most directly comparable GAAP financial measures.

20 Years of Consistent Growth


SYSTEMWIDE SALES GROWTH (1)
($ in MM)
'21-'25 CAGR: 18%
CAGR +20%
$135
$158
$168
$178
$190
$266
$333
$402
$517
$680
$806
$962
$1,144
$1,333
$1,595
$2,204
$2,680
$3,342
$3,735
$4,217
2006
2007
2008
2009
2010
2011
2012
2013
2014
2015
2016
2017
2018
2019
2020
2021
2022
2023
2024
2025

STORE GROWTH


'21-'25 CAGR: 12%
CAGR +13%
324
335
357
409
452
567
584
713
857
1,048
1,191
1,348
1,505
1,670
1,858
2,102
2,400
2,686
3,002
3,256
2006
2007
2008
2009
2010
2011
2012
2013
2014
2015
2016
2017
2018
2019
2020
2021
2022
2023
2024
2025

AVERAGE UNIT VOLUME GROWTH (2)


($ in Thousands)
'21-'25 CAGR: 5%
CAGR +6%
$423
$470
$492
$515
$533
$575
$624
$643
$675
$718
$734
$777
$810
$841
$930
$1,134
$1,212
$1,307
$1,328
$1,364
2006
2007
2008
2009
2010
2011
2012
2013
2014
2015
2016
2017
2018
2019
2020
2021
2022
2023
2024
2025

SAME-STORE SALES GROWTH (3)


($ in Thousands)
Avg: +6%
+7%
+11%
+5%
+5%
+4%
+8%
+5%
+1%
+4%
+7%
+3%
+6%
+5%
+4%
+10%
+21%
+6%
+8%
+2%
+3%
2006
2007
2008
2009
2010
2011
2012
2013
2014
2015
2016
2017
2018
2019
2020
2021
2022
2023
2024
2025

---

(1) Systemwide Sales do not reflect Jersey Mike's revenue and should not be viewed as a substitute for total revenue.

(2) 2006-2017 includes a non-meaningful impact from non-traditional stores. Beginning in 2018, AUV has been measured exclusively on Traditional Stores to exclude the potential volatility of seasonally driven non-traditional stores. Non-traditional stores accounted for approximately 1% of Jersey Mike's total store count and approximately 1% of Jersey Mike's Systemwide Sales for each of Fiscal 2025 and the thirteen weeks ended March 29, 2026.

(3) See "Glossary of terms" for a definition of Same-Store Sales Growth.

The Jersey Shore Favorite: Jersey Mike's Market Opportunity

Jersey Mike's competes in the large and growing limited-service restaurant market. As of 2025, this market in the U.S. is $377 billion in size and has grown at an approximate 6% compound annual growth rate ("CAGR") since 2019, according to Technomic, Inc. The Company is well-positioned to capitalize on several favorable industry trends.

- **Growing Preference for Convenience and Rising "Food-Away-From-Home" Spend.** Consumers are allocating a record share of food dollars to food away from home, reaching an all-time high of $1.2 trillion, approximately 45% of total food spend in 2025. Off-premise traffic continues to grow, propelled by digital solutions, and now represents approximately 83% of visits for the limited-service segment in 2024, up from 76% prior to the pandemic in 2019, reinforcing demand for convenient, high-quality meals and robust digital ordering and loyalty capabilities.
- **Sustained Fast Casual Growth.** The fast casual dining segment has continued to take share from both quick service restaurant ("QSR"), or traditional fast-food restaurants, and casual dining. This segment continues to outperform the broader restaurant industry, delivering a historical 8.4% sales CAGR from 2019 through 2025 compared to a 5.5% CAGR for the rest of the restaurant industry, driven by demand for higher-quality food, customization, and digital accessibility.
- **Rising Consumer Emphasis on Ingredient Quality and Transparency.** Consumers, particularly Millennials and Gen Z, are increasingly favoring higher-quality, freshly prepared food with greater transparency, driving share gains for fast casual brands positioned around premium ingredients and perceived quality relative to traditional QSR concepts.

These trends have resulted in a strong growth trajectory with the market growing from approximately $52 billion in 2019 to $84 billion in 2025 representing a CAGR of 8.4%. Jersey Mike's fast-casual positioning, with its commitment to premium ingredients, menu customization, digital accessibility, and a strong culture of service, aligns directly with these consumer preferences, supporting expectations of sustained growth and continued market share gains from both the fast-casual and quick service segments in the U.S. and around the world.


$759Bn
U.S. Restaurant Industry Sales
$377Bn
Limited-Service Restaurants
$382Bn
Other Restaurants
$294Bn
Quick Service
$84Bn
Fast Casual

“A Sub Above”:
Charting Competitive Advantages

Jersey Mike’s Dedication to Authentic, High-Quality Subs

Jersey Mike’s is a brand that believes in the value of the highest-quality ingredients, the virtue of intention, and the idea that making a sub sandwich and making a difference can be one and the same. Jersey Mike’s believes that a Sub Above is one that’s measured in more than inches or seconds ‘til served. Jersey Mike’s carefully considers every aspect of what it does – every slice, every sandwich, every store. Jersey Mike’s proofs, scores, and bakes its bread fresh every morning. Jersey Mike’s hand cuts fresh vegetables daily in every store. Jersey Mike’s slices deli meats and premium cheeses fresh to order. Jersey Mike’s finishes subs with its classic “Mike’s Way” preparation: fresh onions, crisp lettuce, juicy tomatoes, a sprinkling of the Juice – its signature blend of red wine vinegar and oil – and the perfect amount of seasoning. And then there’s the aroma and crackling of sizzling meats on Jersey Mike’s flattop grills, heating up the love for Jersey Mike’s. Jersey Mike’s delicious hot subs are made with fresh-grilled steak and chicken as well as freshly cooked bacon.


BREADS
MINI
REGULAR
GIANT
OR GET ANY REGULAR SUB IN A WRAP OR IN A BOWL
CATERING!
SUBMARINES
AMERICAN CLASSICS
ITALIAN FAVORITES
HAM and PROVOLONE
ROAST BEEF and PROVOLONE
TURKEY and PROVOLONE
TUNA FISH
THE VEGGIE
JERSEY SHORE'S FAVORITE
THE SUPER SUB
THE ORIGINAL ITALIAN
CLUB SUBS
CLUB SUB
CLUB SUPREME
CHEESE STEAKS
CHICKEN CHEESE STEAKS
Mike's CHICKEN PHILLY
CHICKEN BACON RANCH
CHIPOTLE CHICKEN
BUFFALO CHICKEN
THE BIG KAHUNA CHICKEN
Mike's FAMOUS PHILLY
CHIPOTLE
THE BIG KAHUNA
SKIP the LINE
Download our app
ADD A CHIP & DRINK!
KIDS MEAL


myMike's
3
Ham and Provolone
2
Jersey Shore's Favorite
6
Roast Beef and Provolone
13
The Original Italian
7
Turkey and Provolone
17
Mike's Famous Philly

Jersey Mike’s believes its diverse menu offers something for everyone on every occasion. Guests can choose from a wide variety of cold and hot subs on white, wheat, rosemary parmesan, or gluten-free bread – or opt for wraps or Jersey Mike’s signature, low-carb bowl. Jersey Mike’s features its iconic cold subs such as the #2 (Jersey Shore’s Favorite) and #13 (The Original Italian), alongside hot grilled favorites like the #17 (Famous Philly Cheesesteak) and #26 (Chicken Bacon Ranch). Through Jersey Mike’s broad assortment of breads and toppings, customers can customize their sandwiches to their individual preference, supporting a balanced mix of occasions across lunch, dinner, and off-premise as shown in the charts below (presented for Fiscal 2025):


SALES MIX
Daypart Mix
Snack (2pm-5pm) 24%
Lunch (10am-2pm) 47%
Dinner (5pm- Close) 29%
Menu Mix
Other <1%
Sides, Drinks, Desserts 12%
Hot Sandwiches 21%
Cold Sandwiches 66%
Occasion Mix
Digital 42%
Delivery 19%
Online for Pickup 23%
In-Person 58%

Jersey Mike's product quality, skilled preparation, and menu breadth combine to create a differentiated, craveable offering that fosters an enthusiastic fan base and positions Jersey Mike's as a leader in premium submarine sandwiches.

Jersey Mike's Gives To Give – Community First Culture


MARCH IS THE
MONTH OF GIVING
Learn more: jerseymikes.com/MOG
#DAYOFGIVING
HELPED TODAY
MONTH of GIVING

Jersey Mike's has cultivated a community-first culture centered on service and integrity. Since 1956, Jersey Mike's has embraced the idea that great food and meaningful impact go hand in hand, built on the highest-quality ingredients, authentic relationships, and a commitment to giving back to the communities it serves. Each new store Jersey Mike's opens partners with a local charity, embedding community engagement into every market Jersey Mike's enters from day one. Jersey Mike's doesn't give to get, it gives to give: its passion, its time, its talent, and its attention…Jersey Mike's always has and always will.

Jersey Mike's commitment to giving is embedded in its day-to-day operations, with franchise owners and the Company supporting local and national charities throughout the year. These efforts intensify each March, when Jersey Mike's system comes together for its annual Month of Giving, rallying customers and communities in support of charitable partners across the U.S. The month builds to the Jersey Mike's Day of Giving, held on the last Wednesday of March, when 100% of sales from

participating stores are donated. From 2011 to April 2026, Jersey Mike's has raised more than $166 million through the Month of Giving.

A Powerful Marketing Engine Driving Brand Awareness and Customer Loyalty

Jersey Mike's has built one of the most recognized brands in fast casual. Jersey Mike's brand benefits from a $200+ million annual advertising fund and robust marketing platform that drives awareness, frequency and loyalty at scale. Jersey Mike's aided brand awareness exceeded 90% in 2025 – a reflection of sustained national campaigns that feature brand ambassadors like Danny DeVito and Eli Manning, strategic partnerships, and Jersey Mike's designation as "the 'Official Sub Sandwich Partner' of the NFL." This brand strength is reinforced by a best-in-class Net Promoter Score of 36, underscoring high customer satisfaction and strong word-of-mouth advocacy.

In June 2026, in Jersey Mike's first year of inclusion in the American Customer Satisfaction Index (ACSI) Restaurant and Food Delivery Study, Jersey Mike's debuted as the highest-rated quick-service restaurant in the United States, with a score of 84 out of 100. In doing so, Jersey Mike's became the first new brand to lead the ACSI's quick-service restaurant category in more than a decade, surpassing Chick-fil-A, which had ranked at the top of the category for the prior 11 years. The ACSI recognized Jersey Mike's for food freshness, menu variety and value, and noted that Jersey Mike's has maintained quality while rapidly scaling its restaurant footprint. In an environment where consumers are becoming more selective about where they spend their restaurant dollars, the ACSI noted that brands delivering a consistently strong guest experience are increasingly differentiating themselves, underscoring the strength of Jersey Mike's customer value proposition and operating model.


Net Promoter Score (Likelihood to Recommend)
Jersey Mike's
36
Firehouse Subs
27
Subway
23
Jimmy John's
23
Chipotle
22

The MyMike's loyalty program grew to over 12.5 million active members in 2025, up from approximately 7.9 million in 2021. Together, Jersey Mike's marketing scale, brand awareness and loyal customer base create a durable competitive advantage that is difficult to replicate and designed to compound over time.


Scaled Marketing Platform
AUV Growth
Best-in-Class 4-Wall Margins & Compelling Cash-on-Cash Returns
Franchise Owner Reinvestments in Unit Growth
Systemwide Expansion

A Proven, Portable Concept with Compelling Unit Economics

Jersey Mike's has demonstrated a proven, highly-portable business model, with 3,256 stores across all 50 states and a systemwide AUV of approximately $1.4 million in Fiscal 2025. Jersey Mike's strong brand and compelling unit economics have supported consistent performance across a broad set of markets and formats.

Jersey Mike's AUVs are consistent across regions, reflecting broad consumer appeal. Jersey Mike's brand performs well across multiple formats, from in-line and end-cap retail locations to non-traditional venues like airports and college campuses. Jersey Mike's flexible operating model has delivered 20 consecutive years of positive Same-Store Sales Growth, demonstrating the durability and scalability of the brand.

STORE COUNT & AUV BY REGION AS OF DECEMBER 28, 2025


Northeast
510 stores
West
Midwest
568 stores
$1.4M AUV
South
1,371 stores
$1.3M AUV
3,256 Total Stores
Northeast
South
Midwest
West

Jersey Mike's franchise owners have enjoyed consistently improving unit economics. As illustrated in the chart below, over the past 14 years, new store cohorts have performed in line with or above prior cohorts, demonstrating sustained consumer demand, increasing brand awareness, and low market saturation.


Average Unit Volume by Cohort Year
($ in MM)
$1.5
$1.3
$1.1
$0.9
$0.7
$0.5
Year 1 Year 2 Year 3 Year 4 Year 5 Year 6 Year 7 Year 8 Year 9 Year 10 Year 11 Year 12 Year 13 Year 14
2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024
✓ Successive vintages opening higher
✓ Stores continue to grow over time

Jersey Mike's franchise owners benefit from a compelling and well-defined economic model. In 2025, Jersey Mike's Average Store Sales-to-Investment Ratio was 2.6x, with Cash-on-Cash Returns of approximately 42%. Jersey Mike's believes these compare favorably to other investment opportunities Jersey Mike's franchise owners may evaluate. The strength of Jersey Mike's economic model rests in the combination of a $1.4 million AUV, a 16% Store-level Margin (after royalties and advertising fees), and a low average Build Cost of approximately $515,000. Jersey Mike's ability to build "in-line" and "end-cap" locations, historically averaging ~1,500 square feet (with new builds targeted at 1,200-1,400 square feet), contributes to a lower Build Cost relative to many peers, particularly those reliant on higher-cost, drive-thru formats.

Unit Level Economics

	Current	Long-Term Goal
Initial Investment	~$515,000	~$550,000
AUV	$1.4 million	$2+ million
Store-level Margin	~16%	17% to 18%
Cash-on-Cash Return	~42%	~60%+

Jersey Mike's unit economics have demonstrated the potential for even higher returns through a combination of increased AUVs and operating leverage. A growing portion of Jersey Mike's system is already operating at higher AUV levels, with over 6% of stores delivering AUVs above $2.0 million in 2025, up from less than 1% in 2019. In addition, Jersey Mike's initial units in Canada have generated annualized average weekly sales of $1.6 million, outperforming Jersey Mike's U.S. average. As these initiatives are implemented and AUVs expand, Jersey Mike's aims to achieve increased margin flowthrough and franchise owner Cash-on-Cash Returns to increase to ~60% or better.

Committed and Diverse Franchise Owner Base

Jersey Mike's benefits from a diverse franchise owner base comprised of both large multi-store operators and smaller, single-store franchise owners who are deeply invested in their local communities. As of December 28, 2025, the system included more than 630 unique franchise owners of which approximately 80 franchise owners operate 10 or more stores, while more than 330 franchise owners operate only one or two stores, resulting in a highly diversified ownership base with no meaningful reliance on any single operator. The largest franchise owner operates 91 stores, representing approximately 3% of total system stores as of December 28, 2025. Strong demand from existing franchise owners, alongside continued interest from new franchise owners, reflects deep confidence in the brand, the durability of the operating model, and the significant white space that exists across the U.S. and internationally.



60
The Top 10 franchisees operate an average of 60 stores
26
17
10
6
2

	Top 10	11-20	21-50	51-100	101-200	>200
# of Stores	599	261	520	509	559	782
% of Total	19%	8%	16%	16%	17%	24%

Note: Figures as of December 28, 2025

Jersey Mike's franchise owners execute an Area Development Agreement ("ADA") that gives them the right to develop a specified number of stores in a protected area on a pre-determined timeline, as well as a separate franchise agreement for each restaurant opened. Jersey Mike's franchise agreement typically provides for an initial term of 10 years, with a 10-year renewal option subject to the satisfaction of certain conditions. While Jersey Mike's standard agreements are revised periodically and terms may vary, Jersey Mike's latest agreements include an ADA fee of $10,000 along with an initial franchise fee of $20,000 per store opened in accordance with the ADA. Additionally, franchise owners are required to pay a continuing royalty fee of 6.5% of gross receipts. Jersey Mike's standard agreements also mandate a total advertising fund contribution equal to 5.0% of gross receipts, which is reinvested for the benefit and growth of the system.

Asset-Light Model Generates Strong Cash Flow

Jersey Mike's operates a proven, highly-franchised, asset-light business model that generates stable, diversified, and high-margin cash flows. In combination with its strong unit-level economics, Jersey Mike's asset-light business model enables ongoing system expansion with minimal franchisor capital, low working capital requirements, and limited maintenance capital expenditures. Furthermore, Jersey Mike's benefits from the resilience of a diverse and unconcentrated franchise owner base, which provides relative stability across economic cycles. In 2025, Jersey Mike's generated approximately $55 million of Net income and $328 million of Adjusted EBITDA less Capital Expenditures converting from Adjusted EBITDA at a rate of approximately 97%. Corporate capital expenditures requirements remain low, and strong net income and Adjusted EBITDA margins of approximately 8% and 47%, respectively, underscore the efficiency of Jersey Mike's performance. See the section titled "Management's Discussion and Analysis of Financial Condition and Results of Operations—Non-GAAP Financial Measures" in the Preliminary Prospectus for additional information regarding Jersey

Mike's use of these metrics and reconciliations of Adjusted EBITDA less Capital Expenditures, Adjusted EBITDA and Adjusted EBITDA margin to the most directly comparable GAAP financial measures.

A Mission-Driven Management Team with a Proven Track Record

Jersey Mike's is led by Chief Executive Officer Charlie Morrison, who previously served as CEO of Wingstop for approximately 10 years. He is supported by Chief Financial Officer Michele Allen, a seasoned public company CFO who brings over 25 years of hospitality and franchising experience; President and Chief Operating Officer Stacy Peterson, who has a track record of scaling high-growth concepts including at Wingstop as Chief Revenue & Technology Officer and Chief Digital & Technology Officer, and most recently, at Jeni's Splendid Ice Creams, where she served as CEO; and President, International and Global Development Officer Andrew Skehan, who brings over two decades of global franchise leadership, including six years as President of International at Popeyes and previously President of North America at Krispy Kreme.

Rounding out the leadership team, Chief Information Officer Scott Scherer has spent more than two decades with Jersey Mike's and led the buildout of the company's proprietary, fully-integrated technology platform; Chief People Officer Betsy Mercado brings 27 years of experience leading people strategy, culture, and organizational development at scale, most recently at Flynn Group; General Counsel Scott McLester brings decades of legal expertise spanning major public companies and high-growth franchise systems; SVP of Finance Corey Horsch brings deep restaurant finance expertise having previously served as CFO at Sonic Drive-In; U.S. Chief Development Officer Brian Sommers has over 25 years of experience with Jersey Mike's, rising from field operations to head of U.S. franchise development; and Matt Warren as SVP of Marketing brings over 15 years of experience with digital marketing spanning across Dutch Bros Coffee, Wingstop, Panera and Domino's Pizza.

Together, this team combines institutional knowledge of the Jersey Mike's brand with best-in-class functional expertise—positioning the company to execute its growth strategy and deliver long-term value for franchise owners and all stakeholders.

“Mike’s Way”® Forward – The Growth Story

Jersey Mike’s growth is driven by a self-reinforcing model rooted in strong unit-level economics and sustained consumer demand. Jersey Mike’s high-quality, craveable subs and strong brand awareness support category-leading AUVs, which translate into attractive returns for franchise owners. These economics drive continued franchise owner interest and investment, supporting disciplined domestic expansion while extending the brand into large, underpenetrated international markets.

Jersey Mike’s employs an asset-light, 99%-franchised business model that generates high operating margins that requires minimal capital expenditures, which facilitates strong cash flow generation. As Jersey Mike’s executes the growth strategies below, Jersey Mike’s expects to continue growing revenues, earnings and cash flows.

Expand Jersey Mike’s System

Jersey Mike’s believes it has a significant opportunity to grow its store footprint in the U.S. and internationally through increased penetration in both existing and new markets. Jersey Mike’s highly portable, profitable, and capital-efficient store model continues to generate strong franchise owner demand and drive store growth. Jersey Mike’s believes significant whitespace remains in the U.S., with the opportunity to open approximately 7,500 stores, based on benchmark store density levels achieved in Jersey Mike’s most penetrated domestic market. Jersey Mike’s believes it also has a meaningful international expansion opportunity, with the potential to eventually grow to approximately 15,000 stores globally over the long term, supported by the international growth experience of comparable restaurant brands.

- **Grow Domestic Stores.** Jersey Mike’s believes there is considerable opportunity to further expand its domestic store count. While operating in all 50 states today, Jersey Mike’s believes it remains under-penetrated in all markets, providing substantial runway for growth. Jersey Mike’s has a strong domestic development pipeline of over 1,600 stores across new and existing markets. Over 90% of this pipeline is being undertaken by existing franchise owners – a powerful signal of franchisee confidence in the model. As of June 30, 2026, agreements have been signed for over 1,250 of these stores and the remaining are in active negotiation.

JERSEY MIKE'S STORE COUNT & DENSITY BY STATE



WA 63
OR 35
CA 405
ID 18
NV 28
MT 11
WY 6
UT 50
AZ 89
CO 57
NM 12
ND 5
SD 8
NE 10
KS 14
OK 22
TX 257
MN 63
IA 32
MO 33
AR 16
LA 22
WI 51
IL 106
MS 8
MI 81
IN 35
KY 30
TN 69
AL 38
OH 130
WV 11
GA 132
FL 252
SC 98
NC 223
VA 107
PA 100
NY 114
VT 2
ME 11
NH 18
MA 56
RI 15
CT 47
NJ 147
DE 12
MD 68
DC 6
AK 3
HI 9
Population per Jersey Mike's Store
< 60K
61 – 95K
96 – 125K
126 – 200K
200K+
*Number reflected in map represents total Jersey Mike's stores within that state as of December 28, 2025

Jersey Mike's supports franchise owner expansion through a rigorous, cross-functional approach to site selection, prioritizing opportunities based on market potential, profitability and ongoing assessments of growth in both new and existing markets. Jersey Mike's leverages data-driven insights, local broker expertise, landlord relationships, and market intelligence to identify prime locations, supported by detailed demographic and trade area analysis, traffic pattern evaluation, competition assessment and cash-on-cash return analyses. Within this framework, Jersey Mike's targets high-visibility inline or end-cap locations in first-ring retail centers.

- **Expand Internationally.** The sub sandwich market has been well established globally – Jersey Mike's largest peer had over 16,000 international locations in 2025 based on Technomic, Inc. research – and Jersey Mike's believes its premium offering and portable store model position Jersey Mike's for significant long-term expansion outside the U.S. Similar to what Jersey Mike's did in the U.S., it is in the process of investing in and building an operating platform to support its international growth objectives. Jersey Mike's has entered into a 300-store development agreement within Canada, where its initial locations have achieved annualized average weekly sales of $1.6 million as of December 28, 2025, exceeding U.S. system averages and validating the international appeal of the Jersey Mike's brand. Jersey Mike's has also secured an initial development agreement for 300 stores in the UK and Ireland, partnering with the brand's founder, Peter Cancro, who will bring the same vision and passion that built the brand in the U.S. to European guests. Jersey Mike's believes its international opportunity is substantial and could ultimately exceed the size of its domestic business. Jersey Mike's will continue to invest and expand in markets where the sandwich category is established and affinity for U.S. brands is high, bringing a higher-quality product, a proven operating model, strong brand equity, and a franchise-first approach to each new market Jersey Mike's enters.

Grow Same-Store Sales

Jersey Mike's operations are purpose-built to support continued AUV expansion via higher opening volumes and sustained Same-Store Sales Growth. Jersey Mike's has grown AUVs every year since 2006, reaching $1.4 million in Fiscal 2025 representing a 6% CAGR since 2006. Kitchen workflows, labor models, and technology infrastructure are already designed to handle meaningfully higher

volumes with no material changes to operations or efficiency. One of the key factors driving AUV Growth is Same-Store Sales Growth, which was 8.4% in 2023, 2.0% in 2024, and 3.2% in 2025. 2023 Same-Store Sales Growth was impacted by price increases related to inflation. In the second half of 2022 and early 2023, Jersey Mike's recommended non-routine price increases to its franchisees to offset increases in their cost of goods sold, which contributed to a 4% increase in the average transaction price in 2023 versus 2022.


2019 AUV Stratification (% Mix)
AUV >$1.50M
1% of all stores
5%
34%
38%
17%
5%
1%
<1%
<1%
<$0.50M
$0.50 -$0.75M
$0.75 -$1.00M
$1.00 -$1.25M
$1.25 -$1.50M
$1.50 -$1.75M
$1.75 -$2.00M
>$2.00M
2025 AUV Stratification (% Mix)
AUV >$1.50M
31% of all stores
<1%
3%
14%
27%
26%
16%
8%
6%
<$0.50M
$0.50 -$0.75M
$0.75 -$1.00M
$1.00 -$1.25M
$1.25 -$1.50M
$1.50 -$1.75M
$1.75 -$2.00M
>$2.00M

A growing number of stores – representing approximately 6% of the system as of December 28, 2025 – have already achieved volumes of $2.0 million or higher, demonstrating that Jersey Mike's store model is proven at significantly higher volume levels and gives Jersey Mike's confidence in its long-term AUV goal. Jersey Mike's is confident in its ability to drive continued Same-Store Sales Growth and AUV expansion, supported by the following strategies:

- **Broaden Customer Base and Drive Frequency.** Jersey Mike's will continue to make marketing investments across targeted, performance-driven digital channels, with an increasing share directed toward lower funnel and social media to drive trial among new audiences and repeat visits among existing customers. The MyMike's loyalty program provides proprietary customer insights that enable more personalized brand engagement and higher frequency. Jersey Mike's will also continue to pursue incremental sales occasions through catering and bundled offerings.

- **Increase Digital and Delivery.** Digital and delivery represent one of the most compelling AUV growth opportunities. Jersey Mike's stores are already built to capture the opportunity for higher frequency and ticket averages with dedicated online order makelines and convenient online order pickup infrastructure in place to support higher digital and delivery volumes. Importantly, these investments are designed not just to shift channel mix, but to expand Jersey Mike's total addressable market and reach customers beyond the traditional in-store visit.

- **Leverage Menu Innovation.** Jersey Mike's is committed to delivering continued menu innovation that excites its customers and drives trial and frequency while limiting operational complexity. One of Jersey Mike's most recent limited-time offerings, Mike's Hot Italian Sub, was a successful new product launch, reaching 3.3% product mix as of April 2026 and demonstrating Jersey Mike's ability to create genuine excitement around newness while staying true to the quality and simplicity that define Jersey Mike's brand.

- **Focus on Making Great Subs Every Time.** The foundation of Jersey Mike's AUV growth is simple – Jersey Mike's will aim to consistently deliver the best sub sandwich experience in the industry. Jersey Mike's will remain true to its brand beliefs: in the value of ingredients, in the virtue of intention, and in the idea that making a sub sandwich and making a difference can be one and the same. If you're good, be good always. If you're true, be true always. And if you're the best submarine sandwich on the planet, be the best submarine sandwich on the planet always.

Our Structure

Immediately following this offering, Jersey Mike's Subs Inc. will be a holding company, and its sole material assets will be its equity interests, held directly or indirectly through wholly owned subsidiaries, in Jersey Mike's Holdings. As the managing member of Jersey Mike's Holdings, Jersey Mike's Subs Inc. will operate and control all of the business and affairs of Jersey Mike's Holdings and, through Jersey Mike's Holdings and its subsidiaries, conduct Jersey Mike's business. Prior to the completion of this offering:

(1) the Pre-IPO Stockholders will receive shares of Class A common stock of Jersey Mike's Subs Inc. pursuant to the Blocker Transfers as defined and described in "Organizational Structure—Blocker Transfers" in the Preliminary Prospectus;

(2) the limited liability company agreement of Jersey Mike's Holdings will be amended and restated to, among other things, modify its capital structure by reclassifying its interests as follows (such reclassification, the "Reclassification," as further described under "Organizational Structure—Reclassification and Amendment and Restatement of the Limited Liability Company Agreement of Jersey Mike's Holdings" and "Management—Compensation Arrangements to be Adopted in Connection with this Offering—Treatment of Existing Equity Interests" in the Preliminary Prospectus):

   a. Class A Units held by Continuing Common Unitholders will be converted into Common Units; and

   b. Class B Units held by Continuing Incentive Unitholders will be converted into Incentive Units; and

(3) the Continuing Common Unitholders will receive a number of shares of Class B common stock of Jersey Mike's Subs Inc. equal to the number of Common Units held by each such Continuing Common Unitholder.

For a description of the vesting and other terms of the Incentive Units received by Continuing Incentive Unitholders upon conversion of their Class B Units see "Management—Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table" in the Preliminary Prospectus.

Subject to certain restrictions, pursuant to the terms of the amended and restated limited liability company agreement of Jersey Mike's Holdings, the holders of vested Incentive Units will have the right to convert their vested Incentive Units into a number of Common Units of Jersey Mike's Holdings as a function of the "spread value" of such vested Incentive Units, i.e. the amount by which the market value of a Common Unit (based on the public trading price of a share of Class A common stock) exceeds the applicable participation threshold of such Incentive Unit. The applicable participation threshold is subject to customary anti-dilution adjustments. Common Units received upon conversion will be exchangeable on a one-for-one basis for shares of Class A common stock of Jersey Mike's Subs Inc. in accordance with the terms of the exchange agreement. An unvested Incentive Unit will not be exchangeable unless and until such Incentive Unit vests. See "Certain Relationships and Related Person Transactions—Jersey Mike's Holdings Amended and Restated Limited Liability Company Agreement."

Jersey Mike's and the Continuing Unitholders will also enter into an exchange agreement under which they (or certain permitted transferees) will have the right (subject to the terms of the exchange agreement) to exchange their Common Units (including Common Units issued upon conversion of vested Incentive Units) for shares of Jersey Mike's Subs Inc. Class A common stock on a one-for-one

basis, subject to customary conversion rate adjustments for stock splits, stock dividends and reclassifications, except that in certain circumstances, the Company may elect to settle such exchanges with the cash proceeds of a concurrent primary issuance of an equivalent number of shares of Class A common stock. Upon the settlement of any exchange, an equivalent number of shares of Class B common stock held by each such Continuing Unitholder will be automatically transferred to Jersey Mike's and cancelled and retired. For a description of the amended and restated limited liability company agreement of Jersey Mike's Holdings and the exchange agreement, please read "Organizational Structure" in the Preliminary Prospectus and "Certain Relationships and Related Person Transactions."

The Continuing Common Unitholders will hold all of the initially outstanding shares of Jersey Mike's Subs Inc. Class B common stock, and, upon conversion of vested Incentive Units for Common Units, the converting holders will also receive an equivalent number of shares of Class B common stock. The shares of Class B common stock will have no economic rights but will entitle each holder to one vote for each share held of record on all matters to be voted on by stockholders generally, with the number of shares of Class B common stock held by each Continuing Unitholder being equal to the number of Common Units held by each such Continuing Unitholder. If at any time the ratio at which Common Units are exchangeable for shares of Class A common stock of Jersey Mike's Subs Inc. changes from one-for-one as described under "Certain Relationships and Related Person Transactions—Exchange Agreement," the number of votes to which Class B common stockholders are entitled will be adjusted accordingly. Holders of shares of Jersey Mike's Subs Inc. Class B common stock will vote together with holders of Jersey Mike's Subs Inc. Class A common stock as a single class on all matters on which stockholders are entitled to vote generally, except as otherwise required by law.

Prior to the completion of this offering, Jersey Mike's Subs Inc. will enter into a tax receivable agreement with certain of the pre-IPO owners that provides for the payment by Jersey Mike's Subs Inc. to such pre-IPO owners of 90% of certain tax benefits, if any, that Jersey Mike's Subs Inc. actually realizes, or is deemed to realize (calculated using certain assumptions), as a result of (i) Jersey Mike's Subs Inc.'s allocable share of existing tax basis in certain Jersey Mike's Holdings' assets acquired in this offering, (ii) increases in Jersey Mike's Subs Inc.'s allocable share of existing tax basis and tax basis adjustments to certain tangible and intangible assets of Jersey Mike's Holdings as a result of sales or exchanges of Common Units (including Common Units issued upon conversion of vested Incentive Units), (iii) Jersey Mike's Subs Inc.'s utilization of certain tax attributes (including any existing tax basis) of certain entities that are taxable as corporations for U.S. federal income tax purposes through which the Pre-IPO Stockholders hold their interests in Jersey Mike's Holdings prior to the Offering Transactions (the "Blocker Companies"), which Jersey Mike's Subs Inc. acquires in connection with this offering as described under "Organizational Structure—Blocker Transfers" in the Preliminary Prospectus, and (iv) certain other tax benefits related to entering into the tax receivable agreement, including tax benefits attributable to payments under the tax receivable agreement. This payment obligation is an obligation of Jersey Mike's Subs Inc. and not of Jersey Mike's Holdings. The term of the tax receivable agreement will continue until all such tax benefits have been utilized or expired, unless Jersey Mike's Subs Inc. exercises its right to terminate the tax receivable agreement early, certain changes of control occur (as described in more detail below), upon a breach by Jersey Mike's Subs Inc. of a material obligation under the tax receivable agreement, or upon certain events of insolvency, in which case all obligations generally will be accelerated and due as if Jersey Mike's Subs Inc. had exercised its right to terminate the tax receivable agreement. The payment to be made upon an early termination of the tax receivable agreement will generally equal the present value of payments to be made under the tax receivable agreement using certain assumptions. Payments under the tax receivable agreement are not conditioned upon continued ownership of Jersey Mike's by the pre-IPO owners. Assuming: (i) a price of $23.00 per share of Jersey Mike's Subs Inc. Class A common stock (the midpoint of the estimated price range set forth on the cover page of the Preliminary Prospectus); (ii) a constant U.S. federal, state, and local corporate income tax rate of 24.8%; (iii) that Jersey Mike's will have sufficient taxable

income to fully utilize the tax benefits; and (iv) no material changes in tax law, if the Continuing Unitholders were to exchange all of the Common Units that they will hold immediately following this offering, and, assuming all Incentive Units are converted to Common Units and subsequently exchanged for shares of Class A common stock at an offering price of $23.00 per share of Class A common stock (the midpoint of the estimated price range set forth on the cover page of the Preliminary Prospectus), Jersey Mike's estimates that it would, as a result of the Reorganization Transactions, the Offering Transactions and such hypothetical exchange, record a deferred tax asset of approximately $503 million and that the aggregate non-current liability Jersey Mike's would record based on its estimate of the aggregate amount that Jersey Mike's Subs Inc. would pay under the tax receivable agreement is approximately $2,084 million. These amounts are estimates and have been prepared for informational purposes only. The actual amount of deferred tax assets and related non-current liabilities that Jersey Mike's will recognize as a result of any such future exchanges will differ based on, among other things: (i) the amount and timing of future exchanges of Common Units by Continuing Unitholders, and the extent to which such exchanges are taxable; (ii) the price per share of Jersey Mike's Subs Inc. Class A common stock at the time of the exchanges; (iii) the amount and timing of future income against which to offset the tax benefits; and (iv) the tax rates then in effect. See "Certain Relationships and Related Person Transactions—Tax Receivable Agreement."

Jersey Mike's post-offering organizational structure, as described above, is commonly referred to as an umbrella partnership-C-corporation ("UP-C") structure. This organizational structure will allow the Continuing Unitholders to retain their equity ownership in Jersey Mike's Holdings, an entity that is classified as a partnership for U.S. federal income tax purposes, in the form of Common Units. Investors in this offering and the Pre-IPO Stockholders will, by contrast, hold their equity ownership in Jersey Mike's Subs Inc., a Delaware corporation that is a domestic corporation for U.S. federal income tax purposes, in the form of shares of Class A common stock. Jersey Mike's believes that the Continuing Unitholders generally find it advantageous to continue to hold their equity interests in an entity that is not taxable as a corporation for U.S. federal income tax purposes. Jersey Mike's does not believe that its UP-C organizational structure will give rise to any significant business or strategic benefit or detriment to Jersey Mike's Subs Inc. and its consolidated subsidiaries. See "Risk Factors—Risks Related to Our Organizational Structure" in the Preliminary Prospectus.

The Reorganization Transactions will be accounted for as a reorganization of entities under common control. As a result, the consolidated financial statements of Jersey Mike's Subs Inc. will recognize the assets and liabilities received in the Reorganization Transactions at their historical carrying amounts, as reflected in the historical consolidated financial statements of Jersey Mike's Holdings. Jersey Mike's Subs Inc. will consolidate Jersey Mike's Holdings in its consolidated financial statements and record a non-controlling interest related to the Common Units held by the Continuing Unitholders on its consolidated balance sheet and statement of operations.

The simplified diagram below depicts the Jersey Mike's organizational structure immediately following this offering. For additional detail, see "Organizational Structure" in the Preliminary Prospectus.



Continuing Incentive Unitholders
Continuing Common Unitholders(1)
Pre-IPO Stockholders(2)
Public Stockholders
Class B common stock
• 26.7% of voting power in Jersey Mike's Subs Inc.(3)
• No economic interests in Jersey Mike's Subs Inc.
Class A common stock
• 59.6% of voting power in Jersey Mike's Subs Inc.(3)
• 81.3% of economic interests in Jersey Mike's Subs Inc.
Class A common stock
• 13.7% of voting power in Jersey Mike's Subs Inc.(3)
• 18.7% of economic interests in Jersey Mike's Subs Inc.
Incentive Units(4)
• No voting rights
• Convertible as described below into Common Units, which are exchangeable on a 1-for-1 basis for shares of Jersey Mike's Subs Inc. Class A common stock
Common Units
• No voting rights
• Exchangeable on a 1-for-1 basis for shares of Jersey Mike's Subs Inc. Class A common stock
• 26.7% of outstanding Common Units
Jersey Mike's Subs Inc.
Managing Member and Common Units
• 100% of voting power in Jersey Mike's Holdings
• 73.3% of outstanding Common Units
Jersey Mike's HoldCo, LLC
Jersey Mike's Franchise Systems, LLC (Predecessor Entity)
Subsidiaries

Note: Certain intermediate holding companies that are not material to this offering have been omitted from the structure chart.

1. Includes 17.0% of outstanding Common Units and 17.0% of voting power in Jersey Mike's Subs Inc. held by the Sponsor and 9.5% of outstanding Common Units and 9.5% of voting power in Jersey Mike's Subs Inc. held by the Founder.

2. Includes 59.6% of voting power and 81.3% of economic interest in Jersey Mike's Subs Inc. held by the Pre-IPO Stockholders.

3. Each share of Jersey Mike's Subs Inc. Class A common stock and Class B common stock entitles its holder to one vote on all matters to be voted on by the stockholders generally. For additional information, see "Description of Capital Stock—Common Stock" in the Preliminary Prospectus.

4. At the time of this offering, 491,202 shares of Class A common stock would be issuable upon the exchange of an equivalent number of Common Units into which Incentive Units held by the Continuing Incentive Unitholders may be converted, which units have a weighted average per unit participation threshold of $19.74 (assuming an offering price of $23.00 per share of Class A common stock, which is the midpoint of the price range set forth on the cover of the Preliminary Prospectus, and assuming such Incentive Units are converted to Common Units). For additional information, see "Organizational Structure—Reclassification and Amendment and Restatement of the Limited Liability Company Agreement of Jersey Mike's Holdings" in the Preliminary Prospectus and "Certain Relationships and Related Person Transactions—Jersey Mike's Holdings Amended and Restated Limited Liability Company Agreement."

The Sponsor

Blackstone is the world's largest alternative asset manager. Blackstone seeks to deliver compelling returns for institutional and individual investors by strengthening the companies in which the firm invests. Blackstone's $1.3 trillion in assets under management include global investment strategies focused on real estate, private equity, credit, infrastructure, life sciences, growth equity, secondaries and hedge funds.

After the completion of this offering, the Sponsor will hold a majority of the combined voting power of Jersey Mike's shares eligible to vote for the election of its directors. As a result, Jersey Mike's will be a "controlled company" within the meaning of the NYSE corporate governance standards, and accordingly, it may elect not to comply with certain corporate governance standards, including the requirements (1) that a majority of its board of directors consist of independent directors, (2) that its board of directors have a compensation committee that is comprised entirely of independent directors with a written charter addressing the committee's purpose and responsibilities, and (3) that its board of directors have a nominating and governance committee that is comprised entirely of independent directors with a written charter addressing the committee's purpose and responsibilities. Accordingly, you will not have the same protections afforded to stockholders of companies that are subject to all of these corporate governance requirements. In the event that Jersey Mike's ceases to be a "controlled company" and its Class A common stock continues to be listed on the NYSE, it will be required to comply with these provisions within the applicable transition periods.

Jersey Mike's intends to enter into a stockholders agreement with the Sponsor in connection with this offering. Among other things, this agreement will grant the Sponsor the right to designate an agreed number of individuals to the board of directors. Jersey Mike's Subs Inc. has been advised by the Sponsor that at the time of the offering, the Sponsor intends to designate three directors (Mr. Staub, Mr. Kestnbaum and Mr. Rinker) to the board of directors. See "Certain Relationships and Related Person Transactions—Stockholders Agreement" for a description of this agreement.

Corporate Information

Jersey Mike's Subs Inc. was incorporated in Delaware on February 24, 2026. Its principal executive offices are located at 1 Commvault Way, S300, Tinton Falls, NJ 07724, and its telephone number is (732) 223-4044. Jersey Mike's maintains a website at *www.jerseymikes.com*. The reference to the website is intended to be an inactive textual reference only. **The information contained on, or that can be accessed through, the website is not part of this Disclosure Summary or the Preliminary Prospectus.**

Recent Developments

The data presented below reflects Jersey Mike's preliminary estimated unaudited financial results and key performance measures for the thirteen and twenty-six weeks ended June 28, 2026, based upon information available to Jersey Mike's as of the date of the Preliminary Prospectus. This data is not a comprehensive statement of Jersey Mike's financial results for the thirteen and twenty-six weeks ended June 28, 2026.

While Jersey Mike's currently expects its results for the thirteen and twenty-six weeks ended June 28, 2026 to be within the ranges set forth below, the review of Jersey Mike's financial statements as of, and for the thirteen and twenty-six weeks ended, June 28, 2026 has not been completed. During the course of the preparation of these unaudited financial statements and related notes and the completion of the review, additional adjustments to the preliminary estimated financial information presented below may be identified. Jersey Mike's independent registered public accounting firm, Deloitte & Touche LLP, has not audited, reviewed, compiled or performed any procedures with respect to preliminary financial data presented below and, accordingly, Deloitte & Touche LLP does not express an opinion or any other form of assurance with respect thereto.

During the thirteen weeks ended June 28, 2026, Jersey Mike's achieved same-store sales growth of 2.3%, primarily reflecting accelerating transaction growth throughout the quarter driven by its digital marketing initiatives and strong performance from its chicken salad limited time offer. Traffic growth in June 2026 exceeded that of the prior two months. Combined with 8.1% Net Store Growth, systemwide sales grew 10.0% in the thirteen weeks ended June 28, 2026.

MAREX

	Thirteen Weeks Ended		Twenty-Six Weeks Ended	
	June 28, 2026	June 29, 2025	June 28, 2026	June 29, 2025
	Preliminary Estimated	Actual	Preliminary Estimated	Actual
Systemwide sales (in millions)	$ 1,210	$1,101	$2,307	$ 2,111
Same-store sales growth	2.3 %	3.6 %	2.0 %	4.2 %
Digital sales percentage	43 %	41 %	44 %	42 %
Average unit volume (AUV, in thousands)	$ 1,376	$ 1,354	$ 1,376	$ 1,354
Net store growth	8.1 %	10.0 %	8.1 %	10.0 %
New store openings (gross)	83	73	130	132
Total stores (end of period)	3,378	3,124	3,378	3,124

	(Unaudited)						
	Successor						Predecessor
	Thirteen Weeks Ended			Twenty-Six weeks ended		Period from January 16 to	Period from January 1 to
	June 28, 2026		June 29, 2025	June 28, 2026		June 29, 2025	January 15, 2025
	Preliminary Estimated		Actual	Preliminary Estimated		Actual	Actual
(in millions)	Low	High		Low	High		
Revenue	$202	$214	$189	$387	$399	$328	$28
Net income (loss)	$36	$38	$ 59	$12	$14	$ 73	$ (4)
Adjusted EBITDA	$111	$117	$ 107	$195	$201	$ 163	$ 12

During the thirteen weeks ended June 28, 2026, the expected increase in revenue was driven by Net Store Growth of 8.1% and Same-Store Sales Growth of 2.3%. The expected decrease in net income was driven primarily by incremental Area Director buyouts. Adjusted EBITDA includes an estimated $3 million of advertising fund underspend (advertising revenues in excess of advertising expenses) in the second quarter of 2026 compared to $13 million in the prior-year quarter. Absent this advertising fund timing difference, estimated Adjusted EBITDA would have grown 18% year-over-year, reflecting

Jersey Mike's revenue growth and $8 million in lower expenses related to our prior area director program as a result of Jersey Mike's transition to an internally staffed franchise support model.

During the twenty-six weeks ended June 28, 2026, the expected increase in revenue was driven by Net Store Growth of 8.1% and Same-Store Sales Growth of 2.0%. The expected decrease in net income was driven primarily by incremental Area Director buyouts. Adjusted EBITDA includes an estimated $7 million of advertising fund overspend (advertising expenses in excess of advertising revenues) in the first half of 2026 compared to $8 million of advertising fund underspend in the first half of 2025. Absent this advertising fund timing difference, estimated Adjusted EBITDA would have grown 23% year-over-year, reflecting Jersey Mike's revenue growth and $14 million in lower expenses related to Jersey Mike's prior area director program as a result of our transition to an internally staffed franchise support model.

Jersey Mike's uses a number of operational and other metrics in order to evaluate performance and make decisions about its business. See "Certain Accounting and Financial Information—Key performance measures" for additional information regarding Jersey Mike's use of these metrics.

The following table sets forth a reconciliation of net income (loss) to Adjusted EBITDA for the periods indicated. Adjusted EBITDA is not a measure that is required to be disclosed by U.S. generally accepted accounting principles ("GAAP") and should not be considered in isolation, or as a substitute for Jersey Mike's results as reported under GAAP. See "Certain Accounting and Financial Information—Key performance measures" for a discussion on how Jersey Mike's defines and calculates Adjusted EBITDA and a discussion of why Jersey Mike's believes this measure is important to an understanding of its business, financial condition and results of operations.

(Unaudited)

(in millions)	Successor						Predecessor
	Thirteen Weeks Ended			Twenty-Six weeks ended		Period from January 16 to	Period from January 1 to
	June 28, 2026		June 29, 2025	June 28, 2026		June 29, 2025	January 15, 2025
	Preliminary Estimated		Actual	Preliminary Estimated		Actual	Actual
	Low	High		Low	High		
Net income (loss)	$36	$38	$59	$12	$14	$73	$(4)
Add back:							
Interest income	(1)	(2)	(2)	(2)	(3)	(5)	(1)
Interest expense	30	32	24	60	62	42	5
Loss of extinguishment of debt	—	—	—	7	7	—	—
Gain on sale of company-owned stores	(14)	(14)	—	(14)	(14)	—	—
Depreciation and amortization	24	25	25	50	51	46	—
Equity-based compensation expense[a]	3	3	—	6	6	—	—
Acquisition-related expenses[b]	—	—	—	—	—	—	1
IPO-related expenses[c]	7	7	—		13	—	—
Founder-related discretionary expenses[d]	1	1	—		1	—	11
Area Director buyouts[e]	19	21	—		53	4	—
Corporate transition and other expenses[f]	6	6	1		11	3	—
Adjusted EBITDA	$111	$117	$107	$195	$201	$163	$12

(a) Represents non-cash expense and related payroll taxes associated with equity incentive compensation; included within selling, general and administrative ("SG&A").

(b) Represents costs incurred in connection with the Sponsor Acquisition, included within SG&A.

(c) Represents legal, consulting, accounting and other professional fees associated with preparing for this offering, included within SG&A. These expenses do not include ongoing public-company compliance or operational costs.

(d) Represents certain historical expenses that are a legacy of the Company's operations as a private, founder-led organization, including large, founder-directed discretionary bonuses paid to certain individuals and charitable donations, that by their nature have not recurred and are not expected to recur after the Sponsor Acquisition. Included in SG&A.

(e) Represents payments made to third-party Area Directors to terminate certain contracts that mandated payment of a percentage of gross sales for a geographic region. Included in SG&A.

(f) Represents expenses incurred in connection with restructuring Jersey Mike's operations to a corporate-led business, including severance and settlement payments, as well as any gains or losses on the sale or disposal of assets. Included in SG&A. In the period ended June 28, 2026, Jersey Mike's incurred $6 million of expense related to the accrual of future rent at the Company's former corporate headquarters.

The Offering

Class A common stock offered by Jersey Mike's Subs Inc.	13,782,609 shares.
Class A common stock offered by the selling stockholders	29,695,652 shares.
Option to purchase additional shares of Class A common stock from the selling stockholders	The selling stockholders have granted the underwriters an option for a period of 30 days to purchase up to 6,521,739 additional shares of Class A common stock from the selling stockholders.
Class A common stock outstanding, after giving effect to this offering	232,834,177 shares (or 234,282,329 shares if the underwriters exercise in full their option to purchase additional shares of Class A common stock).
Class A common stock outstanding after this offering, assuming exchange of all Common Units held by the Continuing Common Unitholders	317,638,900 shares.
Class B common stock outstanding, after giving effect to this offering	84,804,723 shares, all of which will be held by the Continuing Common Unitholders (or 83,356,571 shares if the underwriters exercise in full their option to purchase additional shares of Class A common stock).
Voting power held by investors in this offering, after giving effect to this offering	13.7% (or 15.7% if the underwriters exercise in full their option to purchase additional shares of Class A common stock).
Voting power held by Jersey Mike's pre-IPO owners, after giving effect to this offering	86.3% (or 84.3% if the underwriters exercise in full their option to purchase additional shares of Class A common stock).
Use of proceeds	Jersey Mike's estimates that the proceeds to Jersey Mike's Subs Inc. from the issuance of the 13,782,609 shares that it is selling in this offering, after deducting estimated underwriting discounts and commissions, will be approximately $301 million. Jersey Mike's Subs Inc. intends to use these net proceeds to acquire an equivalent number of newly issued Common Units from Jersey Mike's Holdings, as described under "Organizational Structure—Offering Transactions" in the Preliminary Prospectus, which Jersey Mike's Holdings will in turn use $295 million to repay a portion of the outstanding indebtedness under the Series 2026-1 Notes and the remainder for general corporate purposes. Jersey Mike's estimates offering expenses (excluding underwriting discounts and commissions) will be approximately $23 million, of

	which $11 million has been paid and an accrual for estimated unpaid offering expenses of approximately $12 million is reflected on Jersey Mike's Subs Inc.'s Unaudited Pro Forma Condensed Consolidated Balance Sheet as of March 29, 2026. Jersey Mike's will not receive any proceeds from the sale of shares of Class A common stock by the selling stockholders (including any sales pursuant to the underwriters' option to purchase additional shares from the selling stockholders).
Voting rights	Each share of Jersey Mike's Subs Inc. Class A common stock and Class B common stock entitles its holder to one vote on all matters to be voted on by stockholders generally. The Continuing Common Unitholders will hold all of the initially outstanding shares of Jersey Mike's Subs Inc. Class B common stock and, upon conversion of vested Incentive Units for Common Units, the converting holders will also receive an equivalent number of shares of Class B common stock. The shares of Class B common stock will have no economic rights but will entitle each holder to one vote for each share held of record on all matters to be voted on by stockholders generally, with the number of shares of Class B common stock held by each Continuing Unitholder being equal to the number of Common Units held by each such Continuing Unitholder. If at any time the ratio at which Common Units are exchangeable for shares of Jersey Mike's Subs Inc. Class A common stock changes from one-for-one as described under "Certain Relationships and Related Person Transactions—Exchange Agreement," the number of votes to which Class B common stockholders are entitled will be adjusted accordingly. Holders of shares of Jersey Mike's Subs Inc. Class B common stock will vote together with holders of Jersey Mike's Subs Inc. Class A common stock as a single class on all matters on which stockholders are entitled to vote generally, except as otherwise required by law. See "Description of Capital Stock—Common Stock—Class B Common Stock" in the Preliminary Prospectus.
Dividend policy	Jersey Mike's has no current plans to pay dividends on Jersey Mike's Subs Inc. Class A common stock following this offering. The declaration, amount, and payment of any future dividends will be at the sole discretion of Jersey Mike's board of directors and will depend on general economic and business conditions; Jersey Mike's financial condition and operating results; Jersey Mike's available cash; current and anticipated cash needs; capital requirements; contractual, legal, tax, and regulatory restrictions and implications on the payment of dividends by Jersey Mike's to its stockholders or by its subsidiaries (including Jersey Mike's Holdings) to Jersey Mike's; and such other factors as Jersey Mike's board of directors may deem relevant. Holders of Class B common stock are not entitled to any dividends (other than dividends payable in the form of additional shares of Class B common stock or rights to acquire such shares).

	Jersey Mike's Subs Inc. is a holding company and has no material assets other than its equity interests held directly or indirectly through wholly owned subsidiaries in Jersey Mike's Holdings. Jersey Mike's intends to cause Jersey Mike's Holdings to make distributions to Jersey Mike's in an amount sufficient to cover cash dividends, if any, declared by Jersey Mike's. If Jersey Mike's Holdings makes such distributions to Jersey Mike's Subs Inc., the other holders of Common Units and any participating Incentive Units (as described below) will be entitled to receive equivalent pro rata distributions. Incentive Units initially will not be entitled to receive distributions (other than tax distributions) until holders of Common Units have received a minimum return as provided in the amended and restated limited liability company agreement of Jersey Mike's Holdings. However, Incentive Units will have the benefit of adjustment provisions that will reduce the participation threshold for distributions in respect of which they do not participate until there is no participation threshold, at and after which time the Incentive Units would participate pro rata with distributions on Common Units. The adjustment to the participation threshold of an Incentive Unit for distributions in respect of which such Incentive Unit does not participate will be factored into calculating the number of Common Units the holder of vested Incentive Units would receive upon conversion of a vested Incentive Unit for a Common Unit. Under the terms of the amended and restated limited liability company agreement, Jersey Mike's Holdings is obligated to make tax distributions to holders of Common Units (including Jersey Mike's Subs Inc.) at certain assumed tax rates. See "Risk Factors—Risks Related to Our Organizational Structure—Jersey Mike's Subs Inc. is a holding company and its only material assets after completion of this offering will be its equity interests, held directly or indirectly through wholly owned subsidiaries, in Jersey Mike's Holdings, and it is accordingly dependent upon distributions from Jersey Mike's Holdings to pay taxes, make payments under the tax receivable agreement, and pay any dividends" in the Preliminary Prospectus.
Exchange rights of holders of Common Units and Incentive Units	Prior to this offering, Jersey Mike's will enter into an exchange agreement with the Continuing Unitholders so that they may, after the completion of this offering (subject to the terms of the exchange agreement), exchange their Common Units (including Common Units issued upon conversion of vested Incentive Units) for shares of Class A common stock of Jersey Mike's Subs Inc. on a one-for-one basis, subject to customary conversion rate adjustments for stock splits, stock dividends and reclassifications, except that in certain circumstances, the Company may elect to settle such exchanges with the cash proceeds of a concurrent primary issuance of an equivalent number of shares of Class A common stock. Upon the settlement of any exchange, an equivalent number of shares of Class B common stock held by each such Continuing Unitholder will be automatically transferred to Jersey

	Mike's and cancelled and retired. See "Certain Relationships and Related Person Transactions—Exchange Agreement." Subject to certain restrictions, pursuant to the terms of the amended and restated limited liability company agreement of Jersey Mike's Holdings, the holders of vested Incentive Units will have the right to convert their vested Incentive Units into a number of Common Units of Jersey Mike's Holdings as a function of the "spread value" of such vested Incentive Units, i.e. the amount by which the market value of a Common Unit (based on the public trading price of a share of Class A common stock) exceeds the applicable participation threshold of such Incentive Unit. The applicable participation threshold is subject to customary anti-dilution adjustments. Common Units received upon conversion will be exchangeable on a one-for-one basis for shares of Class A common stock of Jersey Mike's Subs Inc. in accordance with the terms of the exchange agreement. An unvested Incentive Unit will not be exchangeable unless and until such Incentive Unit vests. See "Certain Relationships and Related Person Transactions—Jersey Mike's Holdings Amended and Restated Limited Liability Company Agreement."
Controlled company	Upon the closing of this offering, the Sponsor will beneficially own approximately 76.5% of the combined voting power of Jersey Mike's shares eligible to vote in the election of Jersey Mike's directors (or 74.5% if the underwriters exercise in full their option to purchase additional shares of Class A common stock). As a result, Jersey Mike's will be a "controlled company" under NYSE rules. As a controlled company, Jersey Mike's qualifies for exemptions from certain corporate governance requirements of the NYSE.
Conflicts of Interest	Because certain affiliates of Blackstone Securities Partners L.P., an underwriter in this offering, (i) own in excess of 10% of Jersey Mike's issued and outstanding common stock and (ii) will receive proceeds from the sale of shares of Class A common stock in this offering by the selling stockholders and will receive at least 5% of the net proceeds of this offering, Blackstone Securities Partners L.P. is deemed to have a "conflict of interest" under Rule 5121 of the Financial Industry Regulatory Authority, Inc. ("FINRA"). Accordingly, this offering is being made in compliance with the requirements of FINRA Rule 5121. Pursuant to that rule, the appointment of a "qualified independent underwriter" is not required in connection with this offering. In accordance with FINRA Rule 5121(c), no sales of the shares of Jersey Mike's common stock in this offering will be made to any discretionary account over which Blackstone Securities Partners L.P. exercises discretion without the prior specific written approval of the account holder. See "Underwriting (Conflicts of Interest)."
Tax receivable agreement	Prior to the completion of this offering, Jersey Mike's Subs Inc. will enter into a tax receivable agreement with certain of the pre-IPO owners that provides for the payment by Jersey Mike's Subs Inc. to such pre-IPO owners of 90% of certain tax benefits, if any, that Jersey Mike's Subs Inc. actually realizes, or is deemed to realize

	(calculated using certain assumptions), as a result of (i) Jersey Mike's Subs Inc.'s allocable share of existing tax basis in certain Jersey Mike's Holdings' assets acquired in this offering, (ii) increases in Jersey Mike's Subs Inc.'s allocable share of existing tax basis and tax basis adjustments to certain tangible and intangible assets of Jersey Mike's Holdings as a result of sales or exchanges of Common Units (including Common Units issued upon conversion of vested Incentive Units) in connection with or after this offering, (iii) Jersey Mike's Subs Inc.'s utilization of certain tax attributes (including any existing tax basis) of the Blocker Companies, which Jersey Mike's Subs Inc. acquires in connection with this offering as described under "Organizational Structure—Blocker Transfers" in the Preliminary Prospectus, and (iv) certain other tax benefits related to entering into the tax receivable agreement, including tax benefits attributable to payments under the tax receivable agreement. Sales or exchanges of Common Units (including Common Units issued upon conversion of vested Incentive Units) are expected to result in increases in the tax basis of the assets of Jersey Mike's Holdings. The existing tax basis, increases in existing tax basis and tax basis adjustments generated over time may increase (for tax purposes) depreciation and amortization deductions available to Jersey Mike's Subs Inc. for tax purposes and, therefore, may reduce the amount of U.S. federal, state and local tax that Jersey Mike's Subs Inc. would otherwise be required to pay in the future. Actual tax benefits realized by Jersey Mike's Subs Inc. may differ from tax benefits calculated under the tax receivable agreement as a result of the use of certain assumptions in the tax receivable agreement, including the use of an assumed weighted-average state and local income tax rate to calculate tax benefits. This payment obligation is an obligation of Jersey Mike's Subs Inc. and not of Jersey Mike's Holdings. See "Certain Relationships and Related Person Transactions—Tax Receivable Agreement."
Directed share program	At Jersey Mike's request, the underwriters have reserved for sale, at the initial public offering price, up to 5% of the Class A common stock being offered for sale, to Jersey Mike's directors, officers, employees, business associates and related persons. Jersey Mike's will offer these shares to the extent permitted under applicable regulations. Any directors and officers buying shares of Class A common stock through the directed share program will be subject to a 180-day lock-up period with respect to such shares. The number of shares of Class A common stock available for sale to the general public in this offering will be reduced to the extent that such persons purchase such reserved shares. Any reserved shares not purchased will be offered by the underwriters to the general public on the same terms as the other shares of Class A common stock. See "Underwriting (Conflicts of Interest)—Directed Share Program" in the Preliminary Prospectus.
Risk factors	See "Risk Factors" in the Preliminary Prospectus for a discussion of risks you should carefully consider before deciding to invest in Jersey Mike's Subs Inc. Class A common stock.

Certain U.S. federal income tax consequences to non-U.S. holders	For a discussion of certain U.S. federal income tax consequences that may be relevant to non-U.S. stockholders, see “Certain U.S. federal income tax consequences to non-U.S. holders.”
Proposed trading symbol	“JMKE.”

In the Preliminary Prospectus, unless otherwise indicated, the number of shares of Class A common stock and Class B common stock outstanding and the other information based thereon assumes no exercise by the underwriters of their option to purchase additional shares of Class A common stock from the selling stockholders and does not reflect:

- 84,804,723 shares of Class A common stock issuable upon exchange of 84,804,723 Common Units, or if the underwriters exercise their option to purchase additional shares of Class A common stock, 83,356,571 shares of Class A common stock issuable upon exchange of 83,356,571 Common Units, that will be held by the Continuing Common Unitholders immediately following this offering;

- Up to 13,624,121 shares of Class A common stock that may be granted under the Jersey Mike’s Subs Inc. 2026 Omnibus Incentive Plan (the “Omnibus Incentive Plan”), which shares of Class A common stock are issuable in exchange for an equivalent number of Common Units (together with an equivalent number of shares of Class B common stock) into which outstanding Incentive Units held by the Continuing Incentive Unitholders are convertible subject to vesting and other conditions as described in “Organizational Structure—Reclassification and Amendment and Restatement of the Limited Liability Company Agreement of Jersey Mike’s Holdings” in the Preliminary Prospectus and “Certain Relationships and Related Person Transactions—Jersey Mike’s Holdings Amended and Restated Limited Liability Company Agreement”:

- At the time of this offering, 491,202 shares of Class A common stock would be issuable upon the exchange of an equivalent number of Common Units into which 3,461,366 participating outstanding Incentive Units held by the Continuing Incentive Unitholders may be converted, which units have a weighted average per unit participation threshold of $19.74 (assuming an offering price of $23.00 per share of Class A common stock, which is the midpoint of the price range set forth on the cover of the Preliminary Prospectus, and assuming such Incentive Units are converted to Common Units);

- 10,000,000 additional shares of Class A common stock that may be granted under the Omnibus Incentive Plan; or

- 3,500,000 shares of Class A common stock available for issuance under the Jersey Mike’s Subs Inc. 2026 Employee Stock Purchase Plan (the “ESPP”).

See “Management—Compensation Arrangements to be Adopted in Connection with this Offering—Omnibus Incentive Plan,” “Management—Compensation Arrangements to be Adopted in Connection with this Offering—Employee Stock Purchase Plan,” “Management—Compensation Arrangements to be Adopted in Connection with this Offering—Treatment of Existing Equity Interests,” and “Management—Compensation Arrangements to be Adopted in Connection with this Offering—Equity Awards” in the Preliminary Prospectus.

Summary Historical and Pro Forma Condensed Consolidated Financial and Other Data

The following table sets forth summary historical consolidated financial and other data for Jersey Mike's Holdings and its subsidiaries and the summary pro forma condensed consolidated financial and other data for Jersey Mike's Subs Inc. for the periods and at the dates indicated. Immediately following this offering, Jersey Mike's Subs Inc. will be a holding company, and its sole material assets will be its equity interests, held directly or indirectly through wholly owned subsidiaries, in Jersey Mike's Holdings. As the managing member of Jersey Mike's Holdings, Jersey Mike's Subs Inc. will operate and control all of the business and affairs of Jersey Mike's Holdings and, through Jersey Mike's Holdings and its subsidiaries, conduct Jersey Mike's business. The Reorganization Transactions will be accounted for as a reorganization of entities under common control. As a result, the consolidated financial statements of Jersey Mike's Subs Inc. will recognize the assets and liabilities received in the Reorganization Transactions at their historical carrying amounts, as reflected in the historical financial statements of Jersey Mike's Holdings. Jersey Mike's Subs Inc. will consolidate Jersey Mike's Holdings in its consolidated financial statements and record a non-controlling interest related to the Common Units held by the Continuing Unitholders on its consolidated balance sheet and consolidated statement of operations.

On January 16, 2025, the Sponsor acquired a majority interest in Jersey Mike's Holdings and its consolidated subsidiaries. As a result of the Sponsor Acquisition, a new basis of accounting was created on January 16, 2025. Periods prior to January 16, 2025 reflect the financial statements of Jersey Mike's Holdings prior to the Sponsor Acquisition, referred to herein as the Predecessor period. Periods subsequent to January 16, 2025, reflect the financial statements of Jersey Mike's Holdings after the Sponsor Acquisition, referred to herein as the Successor period. Jersey Mike's Holdings' assets and liabilities were adjusted to fair value on the closing date of the Sponsor Acquisition.

The summary consolidated statements of operations data and statements of cash flows data presented below for the thirteen weeks ended March 29, 2026 (successor), the period from January 16 to March 30, 2025 (successor), the period from January 16 to December 28, 2025 (successor), and the summary consolidated balance sheet data presented below as of March 29, 2026 (successor) and December 28, 2025 (successor) have been derived from the consolidated financial statements of Jersey Mike's Holdings included elsewhere in the Preliminary Prospectus. The summary consolidated statements of operations data and statements of cash flows data presented below for the period from January 1 to January 15, 2025 (predecessor), the years ended December 31, 2024 and 2023 (predecessor) and the summary consolidated balance sheet data presented below as of December 31, 2024 (predecessor) have been derived from the consolidated financial statements of Jersey Mike's Franchise Systems included elsewhere in the Preliminary Prospectus.

The summary historical consolidated financial and other data of Jersey Mike's Subs Inc. has not been presented because Jersey Mike's Subs Inc. is a newly incorporated entity, has had no business transactions or activities to date and had no assets or liabilities during the periods presented in this section.

The unaudited condensed consolidated financial statements have been prepared on the same basis as the audited consolidated financial statements and, in Jersey Mike's opinion, have included all adjustments, which include only normal recurring adjustments, necessary to present fairly in all material respects Jersey Mike's financial position and results of operations. The results for any interim period are not necessarily indicative of the results that may be expected for the full year. Historical results are not necessarily indicative of the results expected for any future period. You should read

the summary historical consolidated financial data below, together with the consolidated financial statements and related notes thereto included elsewhere in the Preliminary Prospectus, as well as "Organizational Structure," "Unaudited Pro Forma Condensed Consolidated Financial Information," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Description of Certain Indebtedness" and the other information included elsewhere in the Preliminary Prospectus.

The summary unaudited pro forma condensed consolidated financial data of Jersey Mike's Subs Inc. presented below has been derived from Jersey Mike's unaudited pro forma condensed consolidated financial statements included elsewhere in the Preliminary Prospectus. The summary unaudited pro forma condensed financial information gives effect to the transactions described under "Unaudited Pro Forma Condensed Consolidated Financial Information" in the Preliminary Prospectus, including the sale by Jersey Mike's of 43,478,261 shares of Class A common stock in this offering at an assumed initial public offering price of $23.00 per share (the midpoint of the range set forth on the cover page of the Preliminary Prospectus) and the application of the proceeds therefrom as described in "Use of Proceeds" in the Preliminary Prospectus as if they had occurred as of and for the periods specified therein. The following summary unaudited consolidated pro forma condensed financial information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the relevant transactions had been consummated on the dates indicated, nor is it indicative of future operating results or financial position. See "Unaudited Pro Forma Condensed Consolidated Financial Information" in the Preliminary Prospectus.

On December 12, 2025, Jersey Mike's changed its fiscal year-end from December 31 to a 52-week fiscal calendar. Jersey Mike's now operates on a 52-week fiscal calendar and its fiscal year ends on the last Sunday of such calendar year. Therefore, any references to fiscal year 2025 refers to the 52-week period ended December 28, 2025. Prior-period operating results were not adjusted and remain presented on a calendar basis. While the shift affects comparability of fiscal quarters and the annual period for the year ending December 28, 2025, the impact is not material. As a result of this 52-week fiscal calendar, a 53rd week must be added to Jersey Mike's fiscal year every five or six years. In a 52-week year, all four quarters are comprised of 13 weeks. In a 53-week year, one extra week is added to the fourth quarter. Jersey Mike's fiscal year 2025 ended December 28, 2025 consisted of 52 weeks. Due to the fiscal year change, the years ended December 28, 2025, December 31, 2024 and December 31, 2023 contained 362 days (comprised of 347 days in the Successor period and 15 days in the Predecessor period), 366 days and 365 days, respectively.

	Successor					Predecessor		
	Unaudited Pro Forma		Unaudited Historical		Audited Historical			
(in millions)	Thirteen Weeks Ended March 29, 2026	Year Ended December 28, 2025	Thirteen Weeks Ended March 29, 2026	Period from January 16 to March 30, 2025	Period from January 16 to December 28, 2025	Period from January 1 to January 15, 2025	Year Ended December 31, 2024	Year Ended December 31, 2023
Summary Statements of Operations Data:								
Revenue:								
Royalties and other revenues	$ 122	$ 483	$ 122	$ 92	$ 464	$ 19	$ 434	$ 371
Advertising fees	51	203	51	40	196	7	183	160
Company-owned stores sales	12	38	12	7	36	2	36	30
Total revenues	**$ 185**	**$ 724**	**$ 185**	**$ 139**	**$ 696**	**$ 28**	**$ 653**	**$ 561**
Operating expenses:								
Selling, general and administrative expense	86	305	78	39	214	19	349	262
Advertising expenses	61	215	61	44	207	8	220	208
Depreciation and amortization	26	100	26	21	96	—	10	10
Company-owned stores expense	8	29	8	6	28	1	30	24
Total operating expenses	**181**	**649**	**173**	**110**	**545**	**28**	**609**	**504**
Operating income	4	75	12	29	151	—	44	57
Other income (expense):								
Interest income	(1)	(10)	(1)	(3)	(9)	(1)	(5)	(6)
Interest expense	28	104	30	18	99	5	43	41
Other expense, net	13	1	7	—	1	—	—	—
Income (loss) before income tax expense	(36)	(20)	(24)	14	60	(4)	6	22
Income tax expense (benefit)	(6)	11	—	—	1	—	1	1
Net income (loss)	$ (30)	$ (31)	$ (24)	$ 14	$ 59	$ (4)	$ 5	$ 21
Net earnings (loss) attributable to non-controlling interests	(9)	(5)	—	—	—	—	—	—
Net earnings (loss) attributable to Jersey Mike's Subs Inc.	(21)	(26)	—	—	—	—	—	—

(in millions)	Successor Unaudited Pro Forma As of March 29, 2026	Successor Unaudited Historical As of March 29, 2026	Successor Historical As of December 28, 2025	Predecessor Historical As of December 31, 2024
Summary Balance Sheet Data:				
Cash and cash equivalents	$ 232	$ 232	$ 215	$ 811
Working capital	108	111	154	768
Total assets	8,462	8,211	8,181	1,044
Current portion of long-term debt	19	22	22	19
Long-term debt, net current portion	1,791	2,077	2,062	1,752

(in millions)	Successor Unaudited Historical Thirteen Weeks Ended March 29, 2026	Successor Period from January 16 to March 30, 2025	Successor Audited Historical Period from January 16 to December 28, 2025	Predecessor Audited Historical Period from January 1 to January 15, 2025	Predecessor Audited Historical Year Ended December 31, 2024	Predecessor Audited Historical Year Ended December 31, 2023
Summary Statements of Cash Flows Data:						
Net cash provided by (used in) operating activities	$ 86	$ (309)	$ (210)	$ —	$ 38	$ 67
Purchases of Property and equipment and Intangible assets	—	(1)	(11)	—	(55)	(8)

($ in millions)	Successor Unaudited Thirteen Weeks Ended March 29, 2026	Successor Unaudited Period from January 16 to March 30, 2025	Successor Unaudited Period from January 16 to December 28, 2025	Predecessor Unaudited Period from January 1 to January 15, 2025	Predecessor Unaudited Year Ended December 31, 2024	Predecessor Unaudited Year Ended December 31, 2023
Other Financial and Operating Data[1]:						
Adjusted EBITDA[2]	$ 84	$ 56	$ 327	$ 12	$ 263	$ 195
Adjusted EBITDA margin[2]	45%	40%	47%	43%	40%	35%
Adjusted EBITDA less Capital Expenditures[2][3]	$ 83	$ 54	$ 316	$ 12	$ 249	$ 187
Adjusted EBITDA less Capital Expenditures Conversion[2][3]	99%	96%	97%	100%	95%	96%

	Thirteen Weeks Ended March 29, 2026	Year Ended December 28, 2025	Year Ended December 31, 2024	Year Ended December 31, 2023
Systemwide sales (in millions)	$ 1,097	$ 4,217	$ 3,735	$ 3,342
Same-store sales growth	1.7%	3.2%	2.0%	8.4%
Digital sales percentage	44%	42%	40%	38%
Average unit volume (AUV, in thousands)	$ 1,368	$ 1,364	$ 1,328	$ 1,307
Net store growth	8.1%	8.5%	11.8%	11.9%
New store openings (gross)	47	267	323	298
Total stores (end of period)	3,300	3,256	3,002	2,686

(1) Jersey Mike's uses a number of operational and other metrics in order to evaluate performance and make decisions about its business. See "Management's Discussion and Analysis of Financial Condition and Results of Operations—Non-GAAP Financial Measures" in the Preliminary Prospectus for additional information regarding Jersey Mike's use of these metrics.

(2) Adjusted EBITDA, Adjusted EBITDA margin, Adjusted EBITDA less Capital Expenditures and Adjusted EBITDA less Capital Expenditures Conversion are non-GAAP financial measures that are intended as supplemental measures of Jersey Mike's performance and are neither required by, nor presented in accordance with, GAAP. Jersey Mike's non-GAAP financial measures may not be comparable to similarly titled measures used by other companies, have limitations as analytical tools and should not be considered in isolation, or as substitutes for analysis of Jersey Mike's operating results as reported under GAAP. Additionally, Jersey Mike's does not consider its non-GAAP financial measures as superior to, or a substitute for, the equivalent measures calculated and presented in accordance with GAAP. Reconciliations to the most directly comparable GAAP measure and a discussion of the rationale for the presentation of these items are provided in "Management's Discussion and Analysis of Financial Condition and Results of Operations—Non-GAAP Financial Measures" in the Preliminary Prospectus. In connection with the Sponsor Acquisition, Jersey Mike's implemented new business strategies and policies, including the elimination of advertising expenses in excess of advertising revenue and changes in compensation strategy. Jersey Mike's has made no adjustments to Adjusted EBITDA in the historical periods presented to reflect the cost savings of these initiatives that Jersey Mike's has implemented since the Sponsor Acquisition. In addition, Adjusted EBITDA does not reflect cost savings from the transition to an internally staffed "Regional Vice President" model that Jersey Mike's began implementing in Fiscal 2024. See "Management's Discussion and Analysis of Financial Condition and Results of Operations—Non-GAAP Financial Measures" in the Preliminary Prospectus.

(3) Excluded from these capital expenditures are $41 million in 2024 for cash outlays associated with the purchase of an aircraft on behalf of the Founder that was transferred to the Founder in connection with the Sponsor Acquisition.

Certain Accounting and Financial Information

Basis of presentation

The consolidated financial statements of Jersey Mike's have been prepared in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP").

The condensed consolidated financial statements of Jersey Mike's as of March 29, 2026 (Successor) and December 28, 2025 (Successor), for the thirteen weeks ended March 29, 2026 (Successor), and the periods from January 1 to January 15, 2025 (Predecessor) and from January 16 to March 30, 2025 (Successor) are unaudited, and in the opinion of Jersey Mike's management, include all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of the results for the interim periods. Accordingly, they do not include all the information and footnotes required by U.S. GAAP for complete financial statements and should be read in conjunction with the annual financial statements for the fiscal year ended December 28, 2025. The results reported in these financial statements should not be taken as indicative of results that may be expected for the entire fiscal year.

On January 16, 2025, the Sponsor acquired a majority interest in Jersey Mike's Holdings and its consolidated subsidiaries. As a result of the Sponsor Acquisition, a new basis of accounting was created on January 16, 2025. Periods prior to January 16, 2025 reflect the financial statements of Jersey Mike's Holdings prior to the Sponsor Acquisition, referred to herein as the Predecessor period. Periods subsequent to January 16, 2025, reflect the financial statements of Jersey Mike's Holdings after the Sponsor Acquisition, referred to herein as the Successor period. Jersey Mike's Holdings' assets and liabilities were adjusted to fair value on the closing date of the Sponsor Acquisition.

Key performance measures

In assessing the performance of Jersey Mike's business, in addition to considering a variety of measures in accordance with GAAP, the management team also considers a variety of key performance measures and non-GAAP financial measures. Jersey Mike's believes these key performance measures and non-GAAP measures provide useful information to users of its financial statements in understanding and evaluating its results of operations in the same manner as its management team. The presentation of non-GAAP financial measures is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. See "Management's Discussion and Analysis of Financial Condition and Results of Operations—Non-GAAP Financial Measures" in the Preliminary Prospectus for a reconciliation of Adjusted EBITDA and Adjusted EBITDA margin with the most directly comparable financial measure presented in accordance with GAAP.

The key performance measures, some of which are non-GAAP financial measures, used by Jersey Mike's management to evaluate the Company's performance are presented below.

SYSTEMWIDE SALES	Represents net sales for all Jersey Mike's stores. This measure allows management to better assess overall store performance, the health of Jersey Mike's brand and the strength of Jersey Mike's market position compared to competitors. Jersey Mike's systemwide sales growth is driven by the number and sales volume of new store openings as well as Same-Store Sales Growth. Note that Systemwide Sales do not reflect Jersey Mike's revenue and should not be viewed as a substitute for Total revenues discussed below.
SAME-STORE SALES GROWTH	Represents the change in year-over-year sales for the same store base on a constant-currency basis. Jersey Mike's defines same-store base to include those traditional stores (whether company-owned or franchised) open for at least 425 days (14 calendar months). This measure highlights the performance of existing traditional stores, while excluding the impact of new traditional store openings and permanent closures. Same-Store Sales Growth is driven by increases in transactions and average check. Average check increases are driven by price increases or favorable mix shift from either an increase in items purchased or shifts into higher-priced items. Non-traditional stores, which are not included in Same-Store Sales Growth, include locations or operating models materially different than a standard Jersey Mike's location, including kiosks, airports, colleges, commissaries, food courts, entertainment venues, etc., which make comparability year-over-year difficult or not meaningful.
DIGITAL SALES MIX	Represents the percentage of Systemwide Sales that are generated through Jersey Mike's digital channels (mobile app, online ordering, and third-party delivery) and measures the performance of Jersey Mike's investments made in its digital platform and partnerships with third-party delivery partners.
AVERAGE UNIT VOLUME (AUV)	Represents (i) the trailing 364 days revenues of stores in the comparable store base, divided by (ii) the number of operating days of comparable stores in the same period, multiplied by (iii) 364. Jersey Mike's uses AUV to assess and understand the overall performance of stores in its system, as well as the profitability of its franchise owners. AUV is impacted by changes in guest traffic, menu prices and product mix.
NET STORE GROWTH	Represents (i) the total number of open stores as of a specific date divided by (ii) total number of open stores in the prior annual period, (iii) minus one.
NEW STORE OPENINGS	Represents the number of store openings in a period including franchised and company-owned stores.
TOTAL STORES	Represents the number of stores in Jersey Mike's system as of the relevant measurement date, including both company-owned and franchised stores and traditional and non-traditional stores.
TOTAL REVENUES	Reflects royalty and advertising fees derived from Systemwide Sales across Jersey Mike's franchised store base, supplemented by contributions from company-operated locations, as well as other revenues such as supplier program payments, upfront development and franchise fees, technology fees and gift card income.
ADJUSTED EBITDA	Defined as Net income plus (i) interest expense, net of interest income; (ii) income tax expense; (iii) depreciation and amortization; (iv) equity-based compensation and related payroll tax, (v) acquisition-related expenses; (vi) IPO-related expenses; (vii) founder-related discretionary expenses that by their nature have not recurred and are not expected to recur in periods following the Sponsor Acquisition; (viii) Area Director buyouts; and (ix) corporate transition (severance, early contract termination, etc.) and other expenses, which includes gain (loss) on the sale or

	disposal of assets and extinguishment of debt. Examples of such founder-related discretionary expenses include founder-directed discretionary bonuses and charitable donations. Adjusted EBITDA is a non-GAAP financial measure. See "Management's Discussion and Analysis of Financial Condition and Results of Operations—Non-GAAP Financial Measures" in the Preliminary Prospectus.
ADJUSTED EBITDA MARGIN	Defined as Adjusted EBITDA divided by Total revenues. Management uses Adjusted EBITDA margin to gain a better understanding of the Company's profitability. Jersey Mike's believes this is useful insight to gain further understanding of its profitability and make long-term strategic decisions. Adjusted EBITDA margin is a non-GAAP financial measure. See "Management's Discussion and Analysis of Financial Condition and Results of Operations—Non-GAAP Financial Measures" in the Preliminary Prospectus.

Liquidity and Capital Resources

Jersey Mike's primary sources of liquidity are cash and cash equivalents, available borrowings under its variable funding notes ("VFN") facility and cash generated by operating activities. Outside of operational activities, and relative to Jersey Mike's total liquidity, it expects to have limited cash obligations. As an asset-light franchisor, Jersey Mike's primary non-operational uses of cash include capital expenditures to support technological initiatives, investments in its corporate headquarters, and development of a limited number of company-owned stores. At times, Jersey Mike's may also elect to purchase or divest company-operated stores, though it currently has no plans to materially increase the number of company-owned stores. Jersey Mike's believes that cash provided by operating activities and existing cash and cash equivalents on hand, together with amounts available under its variable funding notes facility, are sufficient to satisfy its anticipated cash requirements.

Critical Accounting Estimates

The preparation of financial statements in accordance with GAAP requires Jersey Mike's to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues, and expenses. These estimates may require application of management's most difficult, subjective or complex judgments, often as a result of matters that are inherently uncertain and may change in subsequent periods. While Jersey Mike's applies its judgment based on assumptions believed to be reasonable under the circumstances, actual results could vary from these assumptions. It is possible that materially different amounts would be reported using different assumptions. Jersey Mike's most significant accounting estimates are more fully described in "Note 2—Summary of Significant Accounting Policies" of the Notes to the consolidated financial statements in the Preliminary Prospectus.

Certain Relationships and Related Person Transactions

Stockholders Agreement

In connection with this offering, Jersey Mike's intends to enter into a stockholders agreement with the Sponsor that, among other things, permits the Sponsor to designate an agreed number of individuals as directors (such directors, the "Designated Directors" and each, a "Designated Director"), such that, the number of Designated Directors serving as directors of the company will be equal to: if the Sponsor and its affiliates together continue to beneficially own: (i) at least 50% of the outstanding shares of Class A common stock, assuming exchange of all Common Units, the lowest whole number that is greater than 50% of the total number of directors comprising the board of directors; (ii) at least 40% (but less than 50%) of the outstanding shares of Class A common stock, assuming exchange of all Common Units, the lowest whole number that is greater than 40% of the total number of directors comprising the board of directors; (iii) at least 30% (but less than 40%) of the outstanding shares of Class A common stock, assuming exchange of all Common Units, the lowest whole number that is greater than 30% of the total number of directors comprising the board of directors; (iv) at least 20% (but less than 30%) of the outstanding shares of Class A common stock, assuming exchange of all Common Units, the lowest whole number that is greater than 20% of the total number of directors comprising the board of directors; and (v) at least 5% (but less than 20%) of the outstanding shares of Class A common stock, assuming exchange of all Common Units, the lowest whole number that is greater than 10% of the total number of directors comprising the board of directors. In addition, for so long as the Sponsor and its affiliates together continue to beneficially own at least 5% of the outstanding shares of Class A common stock, assuming exchange of all Common Units, the Sponsor will have the right to appoint a non-voting observer to attend meetings of the board of directors.

In addition, the stockholders agreement will permit the Sponsor and its affiliates to assign their rights and obligations under the agreement, in whole or in part. Furthermore, the stockholders agreement requires Jersey Mike's to cooperate with the Sponsor in connection with certain future pledges, hypothecations, grants of security interest in, or transfers (including to third party investors) of any or all of the Class A common stock or Common Units held by the Sponsor, including to banks or financial institutions as collateral or security for loans, advances or extensions of credit.

Although the Sponsor and its affiliates may be permitted to designate a certain number of individuals pursuant to the foregoing provisions, there is no requirement that the Sponsor and its affiliates designate all (or any) such individuals. Jersey Mike's Subs Inc. has been advised by the Sponsor that at the time of the offering, the Sponsor intends to designate three directors (Mr. Staub, Mr. Kestnbaum and Mr. Rinker) to the board of directors. For so long as the stockholders agreement remains in effect, Designated Directors may be removed only with the consent of the Sponsor and/or its affiliates that designated such Designated Director. Moreover, the Sponsor and its affiliates have certain customary information rights pursuant to the stockholders agreement.

Jersey Mike's will also agree to indemnify and hold harmless the Sponsor, its affiliates and their respective agents and representatives to the fullest extent permitted by law against certain liabilities arising out of third-party actions related to the Sponsor's or its affiliates' ownership of Jersey Mike's securities, control or ability to influence Jersey Mike's, or its business and operations, and to advance expenses in connection therewith, subject to limited exceptions.

Exchange Agreement

In connection with the Reorganization Transactions and Offering Transactions, Jersey Mike's will enter into an exchange agreement (the "Exchange Agreement") with the Continuing Unitholders pursuant to which each holder of Common Units (including Common Units issued upon conversion of vested Incentive Units) (or certain permitted transferees thereof) may (subject to the terms of the exchange agreement) exchange their Common Units for shares of its Class A common stock on a one-for-one basis, subject to customary conversion rate adjustments for stock splits, stock dividends, and reclassifications, except that in certain circumstances, Jersey Mike's may elect to settle such exchanges with the cash proceeds of a concurrent primary issuance of an equivalent number of shares of Class A common stock. Upon the settlement of any exchange, an equivalent number of shares of Class B common stock held by each such Continuing Unitholder will be automatically transferred to Jersey Mike's and cancelled and retired. Class A common stock received upon such exchanges during the applicable restricted periods described in "Shares Eligible for Future Sale—Lock-Up Agreements" in the Preliminary Prospectus, would be subject to the restrictions described in such section. As a holder exchanges Common Units for shares of Class A common stock, the number of Common Units held by Jersey Mike's Subs Inc. is correspondingly increased as it acquires the exchanged Common Units.

Registration Rights Agreement

In connection with the Offering Transactions, Jersey Mike's will enter into a registration rights agreement with its Principal Stockholders, which will provide its Principal Stockholders and their respective affiliates with customary "demand" registrations and "piggyback" registration rights. The registration rights agreement also will provide that Jersey Mike's will pay certain expenses relating to such registrations and indemnify the registration rights holders against (or make contributions in respect of) certain liabilities which may arise under the Securities Act.

Sponsor Acquisition

On November 8, 2024, Jersey Mike's Franchise Systems entered into an equity purchase agreement (the "Equity Purchase Agreement") with Submarine Buyer LLC (the "Buyer"), a Delaware limited liability company controlled by affiliates of the Sponsor, and certain other parties thereto. Pursuant to the Equity Purchase Agreement, Original 56ers, Inc. (formerly named Jersey Mike's Inc.) and certain other affiliated entities holding equity interests in Jersey Mike's Franchise Systems ("Sellers") formed a new Delaware limited liability company, Jersey Mike's Holdings, to indirectly hold 100% of the equity interests of Jersey Mike's Franchise Systems (the "Transaction"). On January 16, 2025, Jersey Mike's Franchise Systems was acquired by the Buyer as a new portfolio investment for a purchase price of $6.3 billion, which includes a 10% non-controlling interest attributable to shares retained by the Sellers and a maximum additional $250 million in cash once 4,000 Jersey Mike's stores are operational worldwide or upon a change in control event. While initially recorded as a contingent consideration liability by the Buyer, the obligation is being transferred to Jersey Mike's Holdings in connection with the Reorganization Transactions and Offering Transactions. See "Unaudited Pro Forma Condensed Consolidated Financial Information—Notes to the Unaudited Pro Forma Condensed Consolidated Financial Information—Notes to Unaudited Pro Forma Condensed Consolidated Balance Sheet—Reorganization Transactions and Offering Transactions Adjustments" in the Preliminary Prospectus.

Tax Receivable Agreement

In connection with the Reorganization Transactions, Jersey Mike's Subs Inc. will enter into a tax receivable agreement with certain of the pre-IPO owners that provides for the payment by Jersey Mike's Subs Inc. to such pre-IPO owners of 90% of certain tax benefits, if any, that Jersey Mike's Subs Inc. actually realizes, or is deemed to realize (calculated using certain assumptions), as a result of (i) Jersey Mike's Subs Inc.'s allocable share of existing tax basis in certain Jersey Mike's Holdings' assets acquired in this offering, (ii) increases in Jersey Mike's Subs Inc.'s allocable share of existing tax basis and tax basis adjustments to certain tangible and intangible assets of Jersey Mike's Holdings as a result of sales or exchanges of Common Units (including Common Units issued upon conversion of vested Incentive Units) in connection with or after this offering, (iii) Jersey Mike's Subs Inc.'s utilization of certain tax attributes (including any existing tax basis) of the Blocker Companies, which Jersey Mike's Subs Inc. acquires in connection with this offering, and (iv) certain other tax benefits related to entering into the tax receivable agreement, including tax benefits attributable to payments under the tax receivable agreement. Sales or exchanges of Common Units (including Common Units issued upon conversion of vested Incentive Units) by Continuing Unitholders to Jersey Mike's Subs Inc. are expected to result in increases in the tax basis of the assets of Jersey Mike's Holdings. The existing tax basis, increases in existing tax basis, and the tax basis adjustments generated over time may increase (for tax purposes) depreciation and amortization deductions available to Jersey Mike's Subs Inc. and, therefore, may reduce the amount of U.S. federal, state, and local tax that Jersey Mike's Subs Inc. would otherwise be required to pay in the future. It is possible that the U.S. Internal Revenue Service ("IRS") may challenge all or part of the validity of such tax basis or other tax attributes covered by the tax receivable agreement, and a court could sustain such a challenge. Jersey Mike's Subs Inc.'s allocable share of existing tax basis acquired in this offering and the increase in Jersey Mike's Subs Inc.'s allocable share of existing tax basis and the anticipated tax basis adjustments upon purchases or exchanges of Common Units (including Common Units issued upon conversion of vested Incentive Units) for shares of Class A common stock may also decrease gains (or increase losses) on future dispositions of certain assets to the extent tax basis is allocated to those assets. Actual tax benefits realized by Jersey Mike's Subs Inc. may differ from tax benefits calculated under the tax receivable agreement as a result of the use of certain assumptions in the tax receivable agreement, including the use of an assumed weighted-average state and local income tax rate to calculate tax benefits. The payment obligation under the tax receivable agreement is an obligation of Jersey Mike's Subs Inc. and not of Jersey Mike's Holdings. For purposes of the tax receivable agreement, the cash tax benefits will be generally computed by comparing the actual income tax liability of Jersey Mike's Subs Inc. to the amount of such taxes that Jersey Mike's Subs Inc. would have been required to pay had it not had use of the tax attributes covered by the tax receivable agreement. The actual and hypothetical tax liabilities determined in the tax receivable agreement will be calculated using the actual U.S. federal income tax rate in effect for the applicable period and an assumed weighted-average state and local income tax rate based on apportionment factors for the applicable period (along with the use of certain other assumptions). The term of the tax receivable agreement will continue until all such tax benefits have been utilized or expired, unless Jersey Mike's Subs Inc. exercises its right to terminate the tax receivable agreement early, certain changes of control occur (as described in more detail below), upon a breach by Jersey Mike's Subs Inc. of a material obligation under the tax receivable agreement, or upon certain events of insolvency, in which case all obligations generally will be accelerated and due as if Jersey Mike's Subs Inc. had exercised its right to terminate the tax receivable agreement. The payment to be made upon an early termination of the tax receivable agreement will generally equal the present value of payments to be made under the tax receivable agreement using certain assumptions. Payments under the tax receivable agreement are not conditioned upon continued ownership of Jersey Mike's Subs Inc. by the pre-IPO owners. Estimating the amount of payments that may be made under the tax receivable agreement is by its nature imprecise, insofar as the calculation of amounts payable depends on a variety of factors. The increase in Jersey Mike's Subs Inc.'s allocable share of existing tax basis and the anticipated tax basis adjustments upon the purchase or exchange of Common Units (including Common Units issued upon conversion of vested Incentive Units) for shares of Class A common

stock, as well as the amount and timing of any payments under the tax receivable agreement, will vary depending upon a number of factors, including:

- *the timing of purchases or exchanges*—for instance, the increase in any tax deductions will vary depending on the fair market value, which may fluctuate over time, of the depreciable or amortizable assets of Jersey Mike's Holdings at the time of each purchase or exchange. In addition, the increase in Jersey Mike's Subs Inc.'s allocable share of existing tax basis acquired upon the future exchange of Common Units (including Common Units issued upon conversion of vested Incentive Units) for shares of Class A common stock will vary depending on the amount of remaining existing tax basis at the time of such purchase or exchange;

- *the price of shares of Class A common stock at the time of the purchase or exchange*—the increase in any tax deductions, as well as the tax basis increase in other assets, of Jersey Mike's Holdings, is directly proportional to the price of shares of Class A common stock at the time of the purchase or exchange;

- *the extent to which such purchases or exchanges do not result in a basis adjustment*—if a purchase or an exchange does not result in an increase to existing basis, increased deductions will not be available;

- *the amount of tax attributes*—the amount of applicable tax attributes of the Blocker Companies at the time of the Blocker Transfers will impact the amount and timing of payments under the tax receivable agreement;

- *changes in tax rates*—payments under the tax receivable agreement will be calculated using the actual U.S. federal income tax rate in effect for the applicable period and an assumed weighted-average state and local income tax rate, so changes in the tax rates will impact the magnitude of cash tax benefits covered by the tax receivable agreement and the amount of payments under the tax receivable agreement; and

- *the amount and timing of Jersey Mike's income*—Jersey Mike's Subs Inc. is obligated to pay 90% of the cash tax benefits under the tax receivable agreement as and when realized. If Jersey Mike's Subs Inc. does not have taxable income (calculated before the impact of tax attributes subject to the tax receivable agreement), Jersey Mike's Subs Inc. is generally not required (absent a change of control or certain circumstances requiring an early termination payment by Jersey Mike's Subs Inc.) to make payments under the tax receivable agreement for a taxable year in which it does not have such taxable income, because no cash tax benefits will have been realized. However, any tax attributes that do not result in realized benefits in a given tax year will likely generate tax attributes that may be utilized to generate benefits in previous or future tax years. The utilization of such tax attributes will result in cash tax benefits that will result in payments under the tax receivable agreement.

Jersey Mike's expects that as a result of the size of Jersey Mike's Subs Inc.'s allocable share of existing tax basis acquired in this offering (including such existing tax basis acquired from the Blocker Companies pursuant to the Blocker Transfers), the increase in Jersey Mike's Subs Inc.'s allocable share of existing tax basis and the anticipated tax basis adjustment to certain tangible and intangible assets of Jersey Mike's Holdings upon the purchase or exchange of Common Units (including Common Units issued upon conversion of vested Incentive Units) in connection with or after this offering and Jersey Mike's possible utilization of certain tax attributes (including any existing tax basis), the payments that it may make under the tax receivable agreement will be substantial. There may be a material negative effect on Jersey Mike's liquidity if, as a result of timing discrepancies or otherwise, the payments under the tax receivable agreement exceed the actual cash tax benefits that Jersey Mike's Subs Inc. realizes in respect of the tax attributes subject to the tax receivable agreement and/or if distributions to Jersey Mike's Subs Inc. by Jersey Mike's Holdings are not sufficient to permit Jersey Mike's Subs Inc. to make payments under the tax receivable agreement after it has paid taxes and other expenses. Late payments under the tax receivable agreement

generally will accrue interest at an uncapped rate equal to one year SOFR plus 500 basis points. The payments under the tax receivable agreement are not conditioned upon continued ownership of Jersey Mike's Subs Inc. by the pre-IPO owners.

In addition, Jersey Mike's Subs Inc. may elect to terminate the tax receivable agreement early by making an immediate payment to the parties to the tax receivable agreement equal to the present value of all anticipated future cash tax benefits with respect to all Common Units. In determining such anticipated future cash tax benefits, the tax receivable agreement includes several assumptions, including that (i) any Common Units (including Common Units issued or that would have been issued upon conversion of vested Incentive Units) that have not been exchanged are deemed exchanged for the market value of the shares of Class A common stock at the time of termination, (ii) Jersey Mike's Subs Inc. will have sufficient taxable income in each future taxable year to fully realize all potential tax benefits, (iii) Jersey Mike's Subs Inc. will have sufficient taxable income to fully utilize any remaining net operating losses subject to the tax receivable agreement on a straight line basis over the shorter of the statutory expiration period for such net operating losses or the five-year period after the early termination or change in control, (iv) the tax rates for future years will be those specified in the law as in effect at the time of termination and (v) certain non-amortizable assets are deemed disposed of within specified time periods. In addition, the present value of such anticipated future cash tax benefits are discounted at a rate equal to the lesser of (i) 6.5% per annum and (ii) one year SOFR (or its successor rate) plus 100 basis points. Assuming that the market value of a share of Class A common stock were to be equal to the initial public offering price per share of Class A common stock in this offering and that one year SOFR were to be 3.6%, Jersey Mike's estimates that the aggregate amount of these termination payments would be approximately $1,447 million if Jersey Mike's Subs Inc. were to exercise its termination right immediately following this offering.

Furthermore, in the event of certain changes of control, upon a breach by Jersey Mike's Subs Inc. of a material obligation under the tax receivable agreement or upon certain events of insolvency, the obligations of Jersey Mike's Subs Inc. would be automatically accelerated and be immediately due and payable, and Jersey Mike's Subs Inc. would be required to make an immediate payment equal to the present value of the anticipated future cash tax benefit with respect to all Common Units, calculated based on the valuation assumptions described above. In these situations, Jersey Mike's Subs Inc.'s obligations under the tax receivable agreement could have a substantial negative impact on its liquidity. As a result, Jersey Mike's Subs Inc. could be required to make payments under the tax receivable agreement that are greater than the specified percentage of the actual cash tax benefits that Jersey Mike's Subs Inc. realizes in respect of the tax attributes subject to the tax receivable agreement or that are prior to the actual realization, if any, of such future tax benefits. In these situations, Jersey Mike's Subs Inc.'s obligations under the tax receivable agreement could have a substantial negative impact on its liquidity. Changes in law or changes in tax rates following the date of acceleration may also result in payments being made in excess of the future tax benefits, if any.

Decisions made by Jersey Mike's pre-IPO owners in the course of running its business may influence the timing and amount of payments that are received by an exchanging or selling existing owner under the tax receivable agreement. For example, the earlier disposition of assets following an exchange generally will accelerate payments under the tax receivable agreement and increase the present value of such payments, and the disposition of assets before an exchange will increase an existing owner's tax liability without giving rise to any rights of an existing owner to receive payments under the tax receivable agreement.

Payments under the tax receivable agreement will be based on complex tax reporting positions that Jersey Mike's will determine. Jersey Mike's Subs Inc. will not be reimbursed for any payments previously made under the tax receivable agreement if Jersey Mike's Subs Inc.'s tax attributes subject to the tax receivable agreement are successfully challenged by the IRS, although such amounts may reduce its future obligations, if any, under the tax receivable agreement. As a result, in certain circumstances, payments could be made under the tax receivable agreement in excess of Jersey Mike's Subs Inc.'s cash tax benefits.

Jersey Mike’s Holdings Amended and Restated Limited Liability Company Agreement

As a result of the Reorganization Transactions and Offering Transactions, Jersey Mike’s Subs Inc. will directly or indirectly hold Common Units in Jersey Mike’s Holdings and will be the managing member of Jersey Mike’s Holdings. Accordingly, Jersey Mike’s Subs Inc. will operate and control all of the business and affairs of Jersey Mike’s Holdings, and, through Jersey Mike’s Holdings and its operating entity subsidiaries, conduct its business.

Pursuant to the amended and restated limited liability company agreement of Jersey Mike’s Holdings as it will be in effect at the time of this offering, Jersey Mike’s Subs Inc. has the right to determine when distributions will be made to holders of Common Units and the amount of any such distributions. If a distribution is authorized, such distribution will be made to the holders of Common Units and any participating Incentive Units (as described below) pro rata, in accordance with the percentages of their respective Common Units or Incentive Units, as applicable, held. Incentive Units initially will not be entitled to receive distributions (other than tax distributions) until holders of Common Units have received a minimum return as provided in the amended and restated limited liability company agreement of Jersey Mike’s Holdings. However, Incentive Units will have the benefit of adjustment provisions that will reduce the participation threshold for distributions in respect of which they do not participate until there is no participation threshold, at and after which time the Incentive Units would participate pro rata with distributions on Common Units.

The Continuing Unitholders (including Jersey Mike’s Subs Inc.) will incur U.S. federal, state, and local income taxes on their allocable share of any taxable income of Jersey Mike’s Holdings. Net profits and net losses of Jersey Mike’s Holdings will generally be allocated to its holders (including Jersey Mike’s Subs Inc.) pro rata, in accordance with the percentages of their respective Common Units held, except as otherwise required by law. The amended and restated limited liability company agreement of Jersey Mike’s Holdings will provide for cash distributions, which Jersey Mike’s refers to as “tax distributions,” to the holders of the Common Units if Jersey Mike’s Subs Inc., as the managing member of Jersey Mike’s Holdings, determines that a holder, by reason of holding Common Units, incurs an income tax liability. Generally, these tax distributions will be computed based on Jersey Mike’s estimate of the net taxable income of Jersey Mike’s Holdings allocated to the holder of Common Units that receives the greatest proportionate allocation of income multiplied by an assumed tax rate equal to the highest effective marginal combined U.S. federal, state, and local income tax rate prescribed for an individual or corporation residing in New York, New York, whichever is higher. Tax distributions will be pro rata as among the Common Units.

Subject to certain restrictions, pursuant to the terms of the amended and restated limited liability company agreement of Jersey Mike’s Holdings, the holders of vested Incentive Units will have the right to convert their vested Incentive Units into a number of Common Units of Jersey Mike’s Holdings as a function of the “spread value” of such vested Incentive Units, i.e. the amount by which the market value of a Common Unit (based on the public trading price of a share of Class A common stock) exceeds the applicable participation threshold of such Incentive Unit. The applicable participation threshold is subject to customary anti-dilution adjustments. Common Units received upon conversion will be exchangeable on a one-for-one basis for shares of Class A common stock of Jersey Mike’s Subs Inc. in accordance with the terms of the exchange agreement. An unvested Incentive Unit will not be exchangeable unless and until such Incentive Unit vests.

The amended and restated limited liability company agreement of Jersey Mike’s Holdings will also provide that expenses incurred by or attributable to Jersey Mike’s Subs Inc. (such as expenses incurred in connection with this offering), but not including income tax expenses of Jersey Mike’s Subs Inc. and obligations incurred under the tax receivable agreement by Jersey Mike’s Subs Inc., will generally be borne by Jersey Mike’s Holdings.

Transition Services Agreement

In connection with the closing of the Sponsor Acquisition, the Founder and Jersey Mike's Franchise Systems entered into a Transition Services Agreement pursuant to which Jersey Mike's Franchise Systems provides Jersey Mike's Founder with various specified services on a transitional basis at cost. There have been no such services performed and, therefore, there were no payments made or expected to be paid by the Founder under this agreement, which expired on January 16, 2026.

Services and Information Agreements

In connection with the closing of the Sponsor Acquisition, Jersey Mike's Holdings and Jersey Mike's Franchise Systems entered into an administrative services agreement (the "Administrative Services Agreement") with Blackstone Management Partners L.L.C. and Blackstone Private Investments Advisors L.L.C. (collectively, "BX Management") and an investor information agreement (together with the Administrative Services Agreement, the "Services and Information Agreements") with Blackstone Capital Partners IX L.P. and Blackstone Private Equity Strategies Fund L.P. (collectively, "BX Funds"). Under the Services and Information Agreements, Jersey Mike's Holdings pays or reimburses BX Management, BX Funds and their affiliates for out-of-pocket costs and expenses incurred on behalf of or in connection with the monitoring and evaluation of the operations of Jersey Mike's Holdings. Jersey Mike's Holdings also indemnifies each of BX Management and certain of its related persons against, among other things, losses and liabilities incurred in connection with or as a result of the services provided to Jersey Mike's Holdings or its affiliates pursuant to the Administrative Services Agreement.

Jersey Mike's made an approximately $2 million payment pursuant to the Services and Information Agreements to BX Management and BX Funds in the thirteen weeks ended March 29, 2026 related to the reimbursement of recruiting and other costs. No payments were made in the year ended December 28, 2025. The Services and Information Agreements will continue in effect following this offering.

Management Co-Investment

Jersey Mike's has entered into unit subscription agreements ("Unit Subscription Agreement") with certain of its executive officers and members of its board pursuant to which such individuals purchased Class A-2 Units of the Aggregator. The Aggregator in turn purchased the same amount of Class A-2 Units of Jersey Mike's Holdings at the same price per unit. The following purchases were made pursuant to these Unit Subscription Agreements: On June 13, 2025, Charles R. Morrison, the Chief Executive Officer, purchased Class A-2 Units of the Aggregator at a price of $1.00 per unit for an aggregate investment of $1,000,000; on June 13, 2025, an entity affiliated with Nigel Travis, the Chairman of the board, purchased Class A-2 Units of the Aggregator at a price of $1.00 per unit for an aggregate investment of $1,000,000; on July 14, 2025, Walter C. Tombs, the former Chief Financial Officer, purchased Class A-2 Units of the Aggregator at a price of $1.00 per unit for an aggregate investment of $1,000,000; on September 25, 2025, Fran Horowitz, a member of the board, purchased Class A-2 Units of the Aggregator at a price of $1.19 per unit for an aggregate investment of $595,000; on October 19, 2025, Cheryl S. Miller, a member of the board, purchased Class A-2 Units of the Aggregator at a price of $1.19 per unit for an aggregate investment of $750,000; and on February 24, 2026, Michele Allen, the Chief Financial Officer, purchased Class A-2 Units of the Aggregator at a price of $1.31 per unit for an aggregate investment of $500,000.

Franchise Owner Relationships

Certain entities that own and operate stores are controlled by related persons and/or members of their immediate families or affiliated entities, including Peter Cancro, the Founder and a member of the board, and Walter C. Tombs, the former Chief Financial Officer. These related persons operate stores under franchise agreements on terms that are generally consistent with those offered to other franchise owners. Royalty revenues earned from these related persons franchise agreements represented less than 1% for the thirteen weeks ended March 29, 2026, approximately 1% of total revenue for the periods from January 16 to December 28, 2025 and January 1 to January 15, 2025, and less than 2% of total revenue for each of the years ended December 31, 2024 and 2023.

In addition, on December 31, 2025, Jersey Mike's entered into a master franchise and operating agreement with the Master Franchisee, an entity controlled by Peter Cancro, the Founder and a member of the board, pursuant to which Jersey Mike's granted the Master Franchisee the right to develop, own, operate and subfranchise a minimum of 300 stores in the United Kingdom and Ireland over a ten-year development term (subject to extensions in accordance with the agreement). The Master Franchisee is obligated to comply with a development schedule that specifies the timeline for opening such stores over the initial period of the agreement. The agreement generally reflects terms and conditions comparable to those Jersey Mike's enters into with third parties, as described in "Business—'A Sub Above'—Charting Our Competitive Advantages—Description of Area Development and Franchise Agreements" in the Preliminary Prospectus. Given the Founder's track record of successful store development and significant investment and execution required to enter Jersey Mike's first meaningfully distinct international market outside North America, the agreement includes certain negotiated terms that differ from Jersey Mike's standard terms, including with respect to royalties and other payments. Jersey Mike's does not expect the impact of these negotiated terms to be material to its results of operations or financial condition over the term of the agreement. Jersey Mike's did not receive any payments pursuant to this franchise agreement in the thirteen weeks ended March 29, 2026 and year ended December 28, 2025.

On January 23, 2026, Jersey Mike's acquired ten franchised stores for aggregate consideration of $23 million pursuant to an asset purchase agreement by and between Robert Cancro, the son of Peter Cancro, the Founder and a member of the board, and Jersey Mike's Franchise Systems (the "Asset Purchase Agreement"). The Asset Purchase Agreement was entered into on terms generally consistent with those offered to other franchise owners in comparable transactions. In connection with Jersey Mike's acquisition of the Manasquan store per the Asset Purchase Agreement, it assumed the lease for the store premises from TL Squan LLC, an entity of which Robert Cancro is the managing member. The landlord under the assumed lease is an entity controlled by Robert Cancro. See "—Other Transactions" for additional information.

Employment Relationships

Prior to the Sponsor Acquisition, certain family members of Peter Cancro, Jersey Mike's Founder and a member of the board, were employed by the Company in various roles and received compensation in excess of $120,000 from the Company as follows for the years ended December 28, 2025 and December 31, 2024 and 2023: John Cancro, Mr. Cancro's brother, received total compensation of approximately $20,019,231, $519,231 and $500,000, respectively; Paul J. Cancro, Mr. Cancro's son, received total compensation of approximately $8,001, $216,022 and $208,023, respectively; Robert Cancro, Mr. Cancro's son, received total compensation of approximately $38,462, $1,038,462 and $1,000,000, respectively; Tatiana Cancro, Mr. Cancro's wife, received total compensation of approximately $11,538, $311,539 and $300,000, respectively; Caroline Jones, Mr. Cancro's daughter, received total compensation of approximately $38,462, $1,038,462 and $1,000,000, respectively; Alexandra Powers, Mr. Cancro's sister-in-law, received total compensation of approximately $0, $1,165,437 and $0; Daniel Powers, Mr. Cancro's brother-in-law, received total compensation of approximately $30,213,462, $1,793,952 and $0; John Tesauro Jr., Mr. Cancro's brother-in-law,

received total compensation of approximately $0, $0 and $2,429,628, respectively; and Phillip Sivolobov, Mr. Cancro's stepson, received total compensation of approximately $50,011,538, $311,539 and $276,923, respectively. None of these individuals received any compensation from the Company in the thirteen weeks ended March 29, 2026.

Corporate Aircraft

In connection with the Sponsor Acquisition, an aircraft was transferred to an entity controlled by Peter Cancro, the Founder and a member of the board, for approximately $41 million. Concurrently with such purchase, Jersey Mike's entered into an amended employment agreement with Mr. Cancro, dated January 15, 2025, pursuant to which it provided Mr. Cancro an additional fixed amount of $166,666.66 per month in light of the business expenses incurred by Mr. Cancro related to air transportation to travel from time to time for business purposes. In connection with Mr. Cancro's resignation on April 28, 2025, Mr. Cancro is no longer entitled to receive these payments. For the year ended December 28, 2025, approximately $2 million was paid to the Founder related to this agreement.

Directed Share Program

At Jersey Mike's request, the underwriters have reserved for sale at the initial public offering price up to 5% of the Class A common stock being offered for sale, to Jersey Mike's directors, officers, employees, business associates and related persons. Jersey Mike's will offer those shares to the extent permitted under applicable regulations in the United States and in various countries. Pursuant to the underwriting agreement, the sales will be made by the representatives through a directed share program. The number of shares of Class A common stock available for sale to the general public will be reduced to the extent that such persons purchase such reserved shares. Any reserved shares not so purchased will be offered by the underwriters to the general public on the same basis as the other shares of Class A common stock offered hereby. Any directors and officers buying shares of Class A common stock through the directed share program will be subject to a 180-day lock-up period with respect to such shares. Jersey Mike's has agreed to indemnify the representatives in connection with the directed share program, including for the failure of any participant to pay for its shares of Class A common stock. Other than the underwriting discount described on the front cover of the Preliminary Prospectus, the underwriters will not be entitled to any commission with respect to shares of Class A common stock sold pursuant to the directed share program.

Other Transactions

Jersey Mike's leases certain properties from related persons and/or members of their immediate families or affiliated entities. These related persons lease arrangements include (i) lease agreements each dated January 16, 2025 with Peter Cancro, the Founder and a member of the board, 2251 Landmark Place, LLC and 2271 Landmark Place, LLC, of which Mr. Cancro is the managing member and (ii) an assignment and assumption of lease agreement with PRCC Group I, dated January 20, 2026, an entity of which Robert Cancro is a member, the son of Mr. Cancro. Aggregate rent expense under these arrangements totaled less than $1 million for the thirteen weeks ended March 29, 2026 and approximately $1 million for the year ended December 28, 2025. The leases with 2251 Landmark Place, LLC and 2271 Landmark Place, LLC are expected to expire on December 31, 2029, and the lease with PRCC Group I is expected to expire on May 22, 2030, in each case subject to the exercise by the respective tenant of any renewal options contained therein.

In addition, Jersey Mike's periodically provided limited guarantees or other forms of financial support for franchise owners, including guarantees of payment obligations under lease agreements for certain stores owned by related persons, including Peter Cancro, the Founder and a member of the board,

members of his family and affiliated entities. As of December 28, 2025, the maximum potential undiscounted payments Jersey Mike's could be required to make under these lease guarantees is approximately $2 million. In the event of default by a franchise owner under a lease agreement for which Jersey Mike's has provided a guarantee, Jersey Mike's has the right to pursue reimbursement from the franchise owner or any amounts paid under the guarantee. During the thirteen weeks ended March 29, 2026 and the periods January 16 through December 28, 2025 and January 1 through January 15, 2025 and the years ended December 31, 2024 and 2023, there were no payments under these lease guarantees.

Statement of Policy Regarding Transactions with Related Persons

Prior to the completion of this offering, the board will adopt a written statement of policy regarding transactions with related persons, which Jersey Mike's refers to as its "related person transaction policy." Jersey Mike's related person transaction policy will require that a "related person" (as defined in paragraph (a) of Item 404 of Regulation S-K) must promptly disclose to Jersey Mike's General Counsel or Chief Financial Officer any "related person transaction" (defined as any transaction or any series of similar transactions, arrangement or relationships that would be required to be disclosed by Jersey Mike's Subs Inc. under Item 404(a) of Regulation S-K in which Jersey Mike's were or are to be a participant and the amount involved exceeds $120,000 and in which any related person had, has, or will have a direct or indirect material interest) and all material facts with respect thereto. Jersey Mike's General Counsel or Chief Financial Officer will then promptly communicate that information to the audit committee. No related person transaction entered into following the completion of this offering will be executed without the approval or ratification of the audit committee. It is Jersey Mike's policy that directors interested in a related person transaction will recuse themselves from any vote on a related person transaction in which they have an interest.

Indemnification of Directors and Officers

Jersey Mike's has entered, or will enter, into an indemnification agreement with each of its directors and certain officers. The indemnification agreements, together with the amended and restated bylaws, will provide that Jersey Mike's will indemnify its directors and officers to the fullest extent permitted by the General Corporation Law of the State of Delaware ("DGCL"), subject to limited exceptions. The indemnification agreements, together with the amended and restated bylaws, will also require Jersey Mike's to advance expenses, including attorneys' fees, incurred by its directors and officers in defending against proceedings to which they are or are threatened to be made a party or participant, to the fullest extent permitted by law, subject to limited exceptions. In addition, the amended and restated certificate of incorporation provides that the directors and officers will not be liable to Jersey Mike's or its stockholders for monetary damages for breach of fiduciary duty as directors or officers to the fullest extent permitted by the DGCL. There is no pending litigation or proceeding naming any of the Company's directors or officers to which indemnification is being sought, and Jersey Mike's is not aware of any pending or threatened litigation that may result in claims for indemnification by any director or officer.

Share Capital

- on an actual basis as of March 29, 2026, the Class A common stock of 100,000 shares issued and no shares outstanding, Class B common stock of 10,000 shares issued and outstanding.
- on a pro forma basis prepared in accordance with Article 11 of Regulation S-X giving effect to the transactions described under "Unaudited Pro Forma Condensed Consolidated Financial Information" in the Preliminary Prospectus, which reflects the sale by Jersey Mike's Subs Inc. of 43,478,261 shares of Class A common stock in this offering at an assumed initial public offering price of $23.00 per share (the midpoint of the estimated price range set forth on the cover page of the Preliminary Prospectus) and the application of the proceeds therefrom as described in "Use of Proceeds" in the Preliminary Prospectus.

Dilution

If you invest in shares of Jersey Mike's Subs Inc. Class A common stock in this offering, your investment will be immediately diluted to the extent of the difference between the initial public offering price per share of Class A common stock and the pro forma net tangible book value per share of Class A common stock after this offering. Dilution results from the fact that the per share offering price of the shares of Class A common stock is substantially in excess of the pro forma net tangible book value per share attributable to the Class A common stock held by the pre-IPO owners.

Jersey Mike's pro forma net tangible book deficit as of March 29, 2026 was approximately $3,321 million, or $10.93 per share of Class A common stock. Pro forma net tangible book deficit represents the amount of total tangible assets less total liabilities, and pro forma net tangible book deficit per share of Class A common stock represents pro forma net tangible book deficit divided by the number of shares of Class A common stock outstanding, after giving effect to the Reorganization Transactions and assuming that all of the Continuing Common Unitholders in Jersey Mike's Holdings (other than Jersey Mike's Subs Inc.) exchanged their Common Units for newly issued shares of Class A common stock on a one-for-one basis.

After giving effect to the transactions described under "Unaudited Pro Forma Condensed Consolidated Financial Information" in the Preliminary Prospectus, including the application of the proceeds from this offering as described in "Use of Proceeds" in the Preliminary Prospectus, after deducting the underwriting discounts and commissions and estimated offering expenses payable by Jersey Mike's, its pro forma net tangible book deficit as of March 29, 2026 would have been $3,038 million, or $9.56 per share of Class A common stock. This represents an immediate decrease in net tangible book value of $1.37 per share of Class A common stock to the pre-IPO owners and an immediate dilution in net tangible book deficit of $32.56 per share of Class A common stock to investors in this offering.

The following table illustrates this dilution on a per share of Class A common stock basis assuming the underwriters do not exercise their option to purchase additional shares of Class A common stock:

Assumed initial public offering price per share of Class A common stock		$ 23.00
Pro forma net tangible book deficit per share of Class A common stock assuming all of the holders of Common Units in Jersey Mike's Holdings (other than Jersey Mike's Subs Inc.) exchanged their Common Units for newly issued shares of Class A common stock on a one-for-one basis as of March 29, 2026	$ 10.93	
Decrease in pro forma net tangible book deficit per share of Class A common stock attributable to investors in this offering	$ (1.37)	
Pro forma net tangible book deficit per share of Class A common stock assuming that all of the holders of Common Units in Jersey Mike's Holdings (other than Jersey Mike's Subs Inc.) exchanged their Common Units for newly issued shares of Class A common stock on a one-for-one basis after the offering		$ 9.56
Dilution in pro forma net tangible book deficit per share of Class A common stock to investors in this offering		$ 32.56

Because the Continuing Common Unitholders will own direct economic interests in Jersey Mike's Holdings that are not represented with economic interests in Jersey Mike's Subs Inc., Jersey Mike's has presented dilution in pro forma net tangible book deficit per share of Class A common stock to investors in this offering assuming that all of the holders of Common Units in Jersey Mike's Holdings (other than Jersey Mike's Subs Inc.) exchanged their Common Units for newly issued shares of Class A common stock on a one-for-one basis in order to more meaningfully present the dilutive impact on the investors in this offering. The above table does not reflect any shares of Class A common stock that would be issuable following the conversion of any vested Incentive Units into Common Units.

A $1.00 increase in the assumed initial public offering price of $23.00 per share of Jersey Mike's Subs Inc. Class A common stock would decrease Jersey Mike's pro forma net tangible book deficit after giving effect to this offering by approximately $13 million, or by $0.04 per share of its Class A common stock, assuming the number of shares offered by Jersey Mike's Subs Inc. remains the same and after deducting estimated underwriting discounts and commissions. A $1.00 decrease in the assumed initial public offering price per share would result in equal changes in the opposite direction.

The following table summarizes, on the same pro forma basis as of March 29, 2026, the total number of shares of Class A common stock purchased from Jersey Mike's, the total cash consideration paid to Jersey Mike's, and the average price per share of Class A common stock paid by the pre-IPO owners and by new investors purchasing shares of Class A common stock in this offering, assuming that all of the of Continuing Common Unitholders in Jersey Mike's Holdings (other than Jersey Mike's Subs Inc.) exchanged their Common Units for newly issued shares of Jersey Mike's Class A common stock on a one-for-one basis. The following table does not reflect any shares of Class A common stock that would be issuable following the conversion of any vested Incentive Units into Common Units.

	Shares of Class A Common Stock Purchased		**Total Consideration**		**Average Price Per Share of Class A Common Stock**
($ in millions)	**Number**	**Percent**	**Amount**	**Percent**	
Pre-IPO owners	274,160,639	86.3 %	$5,942 (1)	85.6 %	$21.67
Investors in this offering	43,478,261	13.7 %	$1,000	14.4 %	$23.00
Total	317,638,900	100.0 %	$6,942	100.0 %	$21.86

(1) The total consideration paid by the pre-IPO owners has been adjusted for returns on such consideration arising from distributions.

If the underwriters' option to purchase additional shares from the selling stockholders is exercised in full, the number of shares held by new investors will be increased to 50,000,000, or approximately 15.7% of the total number of shares of Class A common stock, assuming that all of the Continuing Common Unitholders in Jersey Mike's Holdings (other than Jersey Mike's Subs Inc.) exchanged their Common Units for newly issued shares of Jersey Mike's Class A common stock on a one-for-one basis.

In addition, subject to certain limitations and exceptions, the Continuing Incentive Unitholders, which will hold 13,624,121 Incentive Units, will be able to convert their vested Incentive Units into Common

Units of Jersey Mike's Holdings, as described in "Organizational Structure—Reclassification and Amendment and Restatement of the Limited Liability Company Agreement of Jersey Mike's Holdings" in the Preliminary Prospectus and "Certain Relationships and Related Person Transactions—Jersey Mike's Holdings Amended and Restated Limited Liability Company Agreement." Common Units received upon conversion will be exchangeable on a one-for-one basis for shares of Class A common stock of Jersey Mike's Subs Inc. in accordance with the terms of the exchange agreement. At the time of this offering, 491,202 shares of Class A common stock would be issuable upon the exchange of an equivalent number of Common Units into which 3,461,366 participating outstanding Incentive Units that are held by the Continuing Incentive Unitholders may be converted, which units have a weighted average per unit participation threshold of $19.74 (assuming an offering price of $23.00 per share of Class A common stock, which is the midpoint of the price range set forth on the cover of the Preliminary Prospectus, and assuming such Incentive Units are converted to Common Units).

The dilution information above is for illustrative purposes only. Jersey Mike's net tangible book value following the consummation of this offering is subject to adjustment based on the actual initial public offering price of Jersey Mike's shares of Class A common stock and other terms of this offering determined at pricing.

Litigation

Jersey Mike's is subject to various litigations, claims and other proceedings that arise from time to time in the ordinary course of business. Jersey Mike's believes these actions are routine and incidental to the business. While the outcome of these actions cannot be predicted with certainty, Jersey Mike's does not believe that any will have a material adverse impact on its business.

Intellectual Property

The Company relies on a combination of trademark, trade secret and copyright laws, as well as contractual rights, such as confidentiality, invention assignment, license and other intellectual property agreements, to protect our intellectual property and other proprietary rights. The Company maintains an intellectual property portfolio developed, licensed or acquired over a number of years, including trademarks, copyrights and domain names. The Company also continues to develop, license or acquire new intellectual property rights. The Company's name and logos are material to its business and include the following: JERSEY MIKE'S SUBS, JERSEY MIKE'S, JERSEY MIKE'S SUBS SINCE 1956, A SUB ABOVE, JERSEY MIKE'S DAY OF GIVING, SHORE POINTS and MIKE'S WAY, which are registered trademarks and service marks in the United States, Canada and elsewhere.

At the Company's headquarters, the financial accounting systems, human resources and payroll systems, and communications and network infrastructure support corporate functions. The Company's store software allows for daily polling of sales, inventory, and other data from Jersey Mike's stores. Nearly all of Jersey Mike's stores use the Company's POS platform. The POS platform is designed to enable Jersey Mike's stores to quickly adapt to menu changes, promotions and other technologies used by us, such as the Jersey Mike's mobile app.

In addition, to protect the Company's intellectual property and other proprietary rights, it may enter into confidentiality and/or proprietary rights agreements with its employees, consultants, contractors, franchise owners and business partners. While the Company believe that we have taken steps to obtain, maintain, protect, enforce and defend its intellectual property rights, the company cannot guarantee that its efforts will be successful, including, for example, in the event such intellectual property or other proprietary rights are infringed by a third party. See "Risk Factors—Risks Related to Our Business, Industry and Operations—We may not be able to adequately obtain, maintain, protect or enforce our rights in our intellectual property or other proprietary rights" and "Risk Factors—Risk Related to Our Business, Industry and Operations—Our reliance on third parties, including our franchise owners and other licensees, may negatively impact our ability to protect our intellectual property or other property rights" in the in the Preliminary Prospectus.

Management

The executive officers and directors of Jersey Mike's Subs Inc. as of July 20, 2026 are set forth below.

Charles R. Morrison has served as Chief Executive Officer and a member of the board since April 2025. Prior to joining Jersey Mike's, Mr. Morrison served as a board member and then as Chief Executive Officer of Salad and Go, from April 2022 to December 2024. Mr. Morrison was Chairman and Chief Executive Officer of Wingstop Restaurants, Inc. (NASDAQ: WING) ("Wingstop"), which operates and franchises more than 2,000 fast-casual restaurant locations worldwide, from June 2012 until March 2022. Prior to joining Wingstop, he was Chief Executive Officer of Rave Restaurant Group, Inc. (NASDAQ: RAVE), a publicly traded pizza chain, from January 2007 until June 2012. Mr. Morrison has also held multiple senior leadership positions during his more than 20 years of restaurant experience, including serving as President of Steak & Ale and The Tavern Restaurants for Metromedia Restaurant Group, as well as various management positions at Kinko's, Boston Market,

and Pizza Hut. Mr. Morrison was recognized in 2016 by the International Foodservice Manufacturers Association with the Silver Plate award, which pays tribute to the most outstanding and innovative talents in foodservice operations and received in 2015 the Nation's Restaurant News' Golden Chain Award, an honor bestowed on those representing the very best that the restaurant industry has to offer. Mr. Morrison received a Bachelor of Science in Business Administration from Kansas State University.

Michele Allen has served as Chief Financial Officer since December 2025. Prior to joining Jersey Mike's, Ms. Allen served as Chief Financial Officer and Head of Strategy at Wyndham Hotels & Resorts, Inc. (NYSE: WH) from November 2019 to November 2025. Prior to that, Ms. Allen served in various senior finance roles at Wyndham from May 2018 to November 2019, including as Executive Vice President of Finance and Treasurer for Wyndham Worldwide. From April 2015 to May 2018, Ms. Allen served as Executive Vice President for Wyndham Worldwide. From August 2006 until March 2015, Ms. Allen held leadership positions of increasing responsibility at Wyndham Hotel Group, including Senior Vice President of Finance and Controller. From 1999 until August 2006, Ms. Allen served in various roles at Wyndham Worldwide's predecessor, and she began her career as an independent auditor at Deloitte & Touche LLP. Ms. Allen received a Bachelor of Science in Accounting and a Bachelor of Arts in Liberal Arts from Cedar Crest College.

Stacy Peterson has served as President and Chief Operating Officer since September 2025. Prior to joining Jersey Mike's, Ms. Peterson served as Chief Executive Officer of Jeni's Splendid Ice Creams, LLC from December 2022 until August 2025. From July 2022 until December 2022, Ms. Peterson served as EVP, Chief Revenue and Technology Officer of Wingstop. From May 2020 until July 2022, she served as EVP, Chief Digital and Technology Officer of Wingstop. From April 2019 until May 2020, she served as Chief Information Officer of Service King Collision Repair Centers. From September 2013 to March 2019, Ms. Peterson held multiple senior roles across marketing, innovation, technology and operations at Wingstop, including Chief Experience Officer and Chief Digital Information Officer. Prior to joining Wingstop, Ms. Peterson held technology leadership roles at CBRE Group Inc. (NYSE: CBRE) from October 2010 until August 2013 and at Kinko's/FedEx Office from June 2002 until September 2010. Ms. Peterson also serves on the board of directors of Tropical Smoothie Café. Ms. Peterson received a Bachelor of Science in Business Management from Florida Atlantic University.

Scott G. McLester has served as General Counsel since November 2025. Prior to joining Jersey Mike's, Mr. McLester served as General Counsel and Senior Legal Advisor at Orangetheory Fitness from September 2019 until February 2025. From July 2018 until September 2019, Mr. McLester served as a Partner at K&L Gates LLP. From 2006 until June 2018, Mr. McLester served as Executive Vice President and General Counsel for Wyndham Worldwide, Inc. (NYSE: WYN). Mr. McLester was also a Vice President in the Legal Department at Merrill Lynch and a Partner with the law firm of Carpenter, Bennett & Morrissey (now McElroy, Deutsch, Mulvaney and Carpenter). Mr. McLester earned a Juris Doctor from Seton Hall University School of Law and a Bachelor of Arts from the College of William and Mary.

Betsy J. Mercado has served as Chief People Officer since September 2025. As Chief People Officer, she leads Jersey Mike's comprehensive people strategies that support growth and strengthen its people-first culture. Ms. Mercado brings more than 20 years of human resources leadership experience across the restaurant and franchise industries. From March 2014 until September 2025, Ms. Mercado held various roles at Flynn Group, including most recently as Chief People Officer from January 2024 until September 2025. Prior to that, Ms. Mercado served as Vice President of Human Resources for The Palm Restaurants, where she led employee relations, talent management, and compensation and benefits. Ms. Mercado earned a Bachelor of Arts in Psychology from Towson University and a Master of Science in Human Resource Management from Johns Hopkins University.

Andrew G. Skehan has served as President, International and Global Development Officer since February 2026 and served as President, International from November 2025 to February 2026. Prior to

joining Jersey Mike's, Mr. Skehan served as President and CEO of Home Franchise Concepts from September 2022 until July 2025. Mr. Skehan served as President, U.S. & Canada at Krispy Kreme, Inc. (NASDAQ: DNUT) from November 2017 until September 2022. Prior to joining Krispy Kreme, Mr. Skehan held various leadership positions at Popeyes Louisiana Kitchen, Inc. from August 2011 until October 2017. He has also served in senior leadership positions in marketing and operations with Wendy's, Churchill Downs Incorporated, and PepsiCo Restaurants. Mr. Skehan served as an officer in the U.S. Navy, specializing in Surface Warfare, serving both aboard ship and on the Staff of the Commander in Chief of the Pacific Fleet. He holds a Master of Business Administration from the University of Rhode Island and a Bachelor of Science from the U.S. Naval Academy.

Nigel Travis has served as a member of the board since January 2025 and as Chairman of the board since February 2026. Mr. Travis currently serves as Senior Advisor at Blackstone since July 2022. Mr. Travis served as Chief Executive Officer of Dunkin' Brands Group, Inc. from January 2009 until July 2018 and acted as Chairman from May 2013 until December 2020. Before Dunkin', he served as Chief Executive Officer of Papa John's International, Inc. from January 2005 until December 2008. Mr. Travis currently serves as chairman of Abercrombie & Fitch Co. (NYSE: ANF) ("Abercrombie") and several private companies. Mr. Travis previously served on the board of Advance Auto Parts, Inc. (NYSE: AAP) from August 2018 until May 2023 and several other public companies. Mr. Travis received a Bachelor's degree in Business Studies from Middlesex University.

Matthew Bromberg is expected to join the board prior to the completion of this offering. He currently serves as President and Chief Executive Officer of Unity Software, Inc. (NYSE: U) ("Unity"), roles he has held since May 2024, and serves on Unity's board of directors. Mr. Bromberg previously served as a Senior Advisor to Blackstone from March 2022 until May 2024. He served on the board of directors of Bumble Inc., a public technology company, from July 2020 to June 2025. From 2018 to 2021, he served on the board of directors of Fitbit, Inc. From August 2016 to November 2021, Mr. Bromberg served as Chief Operating Officer at Zynga Inc., a mobile social game developer. Prior to Zynga, he held various leadership roles at Electronic Arts Inc., a video game company, including Senior Vice President of Strategy and Operations of the company's mobile division and Group General Manager for all BioWare studios worldwide. Mr. Bromberg received a Bachelor of Arts in English from Cornell University and a Juris Doctor from Harvard Law School.

Peter Cancro is Jersey Mike's founder and has served as a member of the board since 1975, including as chairman from January 2025 until February 2026. Mr. Cancro served as the Chief Executive Officer and Secretary from November 2007 until April 2025. From 1975 until 2007, Mr. Cancro served in various roles as the founder, including as the President. From 1971 until 1975, Mr. Cancro worked at Mike's Subs, the original Jersey Mike's location.

Fran Horowitz has served as a member of the board since October 2025. She currently serves as Chief Executive Officer of Abercrombie, a role she has held since 2017, and serves on Abercrombie's board of directors and executive committee. She previously held various leadership roles at Abercrombie, including as Brand President of Hollister and Chief Merchandising Officer for all of Abercrombie's brands. Ms. Horowitz previously served on the board of Conagra Brands, Inc. (NYSE: CAG) from 2021 until 2025. Ms. Horowitz received a Bachelor of Arts in International Studies from Lafayette College and a Master of Business Administration from Fordham University.

David N. Kestnbaum has served as a member of the board since January 2026. Mr. Kestnbaum currently serves as a Senior Managing Director at Blackstone in the Private Equity Group. Before joining Blackstone in 2013, Mr. Kestnbaum was with Vestar Capital Partners and JP Morgan's Financial Sponsor Group. He currently serves as a member of the board of directors of several privately held companies including Ancestry, Candle Media, Encore, Servpro, SESAC and Tropical Smoothie Café. Mr. Kestnbaum received a Bachelor of Arts in Political Science from The University of North Carolina at Chapel Hill.

Cheryl S. Miller has served as a member of the board since October 2025. Ms. Miller served as Chief Financial Officer of West Marine from January 2022 until October 2022. Before this, she served

in various roles at JM Family Enterprises from January 2021 until December 2021, including executive strategic advisor and Chief Financial Officer. From May 2009 until July 2020, Ms. Miller held several leadership roles at AutoNation, Inc. (NYSE: AN), including Chief Executive Officer, President and Board Member. Ms. Miller serves on the board of various public companies, including Celsius Holdings, Inc. (NASDAQ: CELH), Tyson Foods (NYSE: TSN) and Old Dominion Freight Line (NASDAQ: ODFL). Ms. Miller is also NACD Directorship Certified® with the National Association of Corporate Directors. Ms. Miller received a Bachelor of Business Administration in Finance from James Madison University.

Devon L. Rinker has served as a member of the board since January 2025. Mr. Rinker is a Managing Director at Blackstone in the Private Equity Group and joined the firm in 2017. He currently serves on the board of directors of several privately held companies including CoreTrust, International Data Group, and Tropical Smoothie Café. Mr. Rinker received a Bachelor of Science in Commerce from the University of Virginia and a Master of Business Administration from Harvard Business School.

Michael J. Staub has served as a member of the board since January 2025. Mr. Staub is a Senior Managing Director at Blackstone in the Private Equity Group and joined the firm in 2014. He currently serves on the board of directors of several privately held companies including AI Fire, Champions Group, Integra Testing Services, Servpro, Shermco, and Tropical Smoothie Café. Mr. Staub received a Bachelor of Science in Business Administration from Ithaca College and a Master of Business Administration from the Wharton School of the University of Pennsylvania.

Certain U.S. federal income tax consequences to non-U.S. holders

The following is a summary of certain material U.S. federal income tax consequences to a non-U.S. holder (as defined herein) of the purchase, ownership and disposition of shares of Jersey Mike's Subs Inc. Class A common stock but does not purport to be a complete analysis of all the potential tax considerations relating thereto. Jersey Mike's has not sought, and does not intend to seek, any ruling from the IRS with respect to the statements made and the conclusions reached in the following summary. Accordingly, the discussion below neither binds the IRS nor the courts, and there can be no assurance that the IRS or a court will agree with such statements and conclusions. This summary deals only with Class A common stock that is held as a capital asset by a non-U.S. holder.

A "non-U.S. holder" means a beneficial owner of shares of Jersey Mike's Class A common stock (other than an entity or arrangement treated as a partnership for U.S. federal income tax purposes) that is not, for U.S. federal income tax purposes, any of the following:

- an individual who is a citizen or resident of the United States;
- a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;
- an estate the income of which is subject to U.S. federal income taxation regardless of its source; or
- a trust if it (1) is subject to the primary supervision of a court within the United States and one or more U.S. persons (within the meaning of the U.S. Internal Revenue Code of 1986, as amended (the "Code")) have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

This summary is based upon provisions of the Code, and regulations, rulings and judicial decisions as of the date hereof. Those authorities may be changed, perhaps retroactively, so as to result in U.S. federal income tax consequences different from those summarized below. This summary does not address all of the U.S. federal income tax consequences that may be relevant to you in light of your particular circumstances, nor does it address the Medicare tax on net investment income, U.S. federal alternative minimum taxes, U.S. federal estate and gift taxes, or the effects of any state, local, or non-United States tax laws. In addition, it does not represent a detailed description of the U.S. federal income tax consequences applicable to you if you are subject to special treatment under the U.S. federal income tax laws (including if you are a U.S. expatriate, "controlled foreign corporation," "foreign controlled foreign corporation," "passive foreign investment company," a partnership or other pass-through entity for U.S. federal income tax purposes, tax-exempt organizations or governmental organizations, persons deemed to sell Jersey Mike's common stock under the constructive sale provisions of the Code, persons who hold or receive Jersey Mike's common stock pursuant to the exercise of any employee stock option or otherwise as compensation, tax-qualified retirement plans, "qualified foreign pension funds" as defined in the Code and entities all of the interests of which are held by qualified foreign pension funds or persons subject to special tax accounting rules as a result of any item of gross income with respect to the stock being taken into account in an applicable financial statement). Jersey Mike's cannot assure you that a change in law will not alter significantly the tax considerations that is described in this summary.

If a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds shares of Jersey Mike's Class A common stock, the tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. If you are a partnership or a partner of a partnership considering an investment in Jersey Mike's Class A common stock, you should consult your tax advisors.

If you are considering the purchase of Jersey Mike's Class A common stock, you should consult your own tax advisors concerning the particular U.S. federal income tax consequences to you of the purchase, ownership and disposition of Jersey Mike's Class A common stock, as well as the consequences to you arising under other U.S. federal tax laws and the laws of any other taxing jurisdiction.

Dividends

In the event that Jersey Mike's makes a distribution of cash or other property (other than certain pro rata distributions of its Class A common stock) in respect of shares of its Class A common stock, the distribution generally will be treated as a dividend for U.S. federal income tax purposes to the extent it is paid from Jersey Mike's current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Any portion of a distribution that exceeds Jersey Mike's current and accumulated earnings and profits generally will be treated first as a tax-free return of capital, causing a reduction in the adjusted tax basis of a non-U.S. holder's Class A common stock, and to the extent the amount of the distribution exceeds a non-U.S. holder's adjusted tax basis in shares of Jersey Mike's Class A common stock, the excess will be treated as a capital gain from the disposition of shares of Jersey Mike's Class A common stock (the tax treatment of which is discussed below under "—Gain on Disposition of Class A Common Stock").

Dividends paid to a non-U.S. holder generally will be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. However, dividends that are effectively connected with the conduct of a trade or business by the non-U.S. holder within the United States (and, if required by an applicable income tax treaty, are attributable to a U.S. permanent establishment) are not subject to the withholding tax, provided certain certification and disclosure requirements are satisfied. Instead, such dividends are subject to U.S. federal income tax on a net income basis generally in the same manner as if the non-U.S. holder were a U.S. person as defined under the Code. Any such effectively connected dividends received by a foreign

corporation may be subject to an additional "branch profits tax" at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

A non-U.S. holder who wishes to claim the benefit of an applicable treaty rate and avoid backup withholding, as discussed below, for dividends will be required (a) to provide the applicable withholding agent with a properly executed IRS Form W-8BEN or Form W-8BEN-E (or other applicable form) certifying under penalty of perjury that such holder is not a U.S. person as defined under the Code and is eligible for treaty benefits or (b) if Jersey Mike's Class A common stock is held through certain foreign intermediaries, to satisfy the relevant certification requirements of applicable U.S. Treasury regulations. Special certification and other requirements apply to certain non-U.S. holders that are pass-through entities rather than corporations or individuals.

A non-U.S. holder eligible for a reduced rate of U.S. federal withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.

Gain on Disposition of Class A Common Stock

Subject to the discussion of backup withholding below, any gain realized by a non-U.S. holder on the sale or other disposition of Jersey Mike's Class A common stock generally will not be subject to U.S. federal income tax unless:

- the gain is effectively connected with a trade or business of the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment of the non-U.S. holder);
- the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met; or
- Jersey Mike's is or has been a "U.S. real property holding corporation" for U.S. federal income tax purposes and certain other conditions are met.

A non-U.S. holder described in the first bullet point immediately above will be subject to tax on the gain derived from the sale or other disposition in the same manner as if the non-U.S. holder were a U.S. person as defined under the Code. In addition, if any non-U.S. holder described in the first bullet point immediately above is a foreign corporation, the gain realized by such non-U.S. holder may be subject to an additional "branch profits tax" at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. An individual non-U.S. holder described in the second bullet point immediately above will be subject to a 30% (or such lower rate as may be specified by an applicable income tax treaty) tax on the gain derived from the sale or other disposition, which gain may be offset by U.S. source capital losses even though the individual is not considered a resident of the United States.

Generally, a corporation is a "U.S. real property holding corporation" if the fair market value of its U.S. real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business (all as determined for U.S. federal income tax purposes). Jersey Mike's believes it is not and does not anticipate becoming a "U.S. real property holding corporation" for U.S. federal income tax purposes.

Information Reporting and Backup Withholding

Distributions paid to a non-U.S. holder and the amount of any tax withheld with respect to such distributions generally will be reported to the IRS. Copies of the information returns reporting such

distributions and any withholding may also be made available to the tax authorities in the country in which the non-U.S. holder resides under the provisions of an applicable income tax treaty.

A non-U.S. holder will not be subject to backup withholding on distributions received if such holder certifies under penalty of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that such holder is a U.S. person as defined under the Code) such as by furnishing a valid IRS Form W-8BEN, W-8BEN-E, or W-8ECI, or such holder otherwise establishes an exemption.

Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale or other disposition of Jersey Mike's Subs Inc. Class A common stock within the United States or conducted through certain U.S.-related financial intermediaries, unless the beneficial owner certifies under penalty of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a U.S. person as defined under the Code), or such owner otherwise establishes an exemption.

Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a non-U.S. holder's U.S. federal income tax liability provided the required information is timely furnished to the IRS.

Additional Withholding Requirements

Under Sections 1471 through 1474 of the Code (such Sections commonly referred to as "FATCA"), a 30% U.S. federal withholding tax may apply to any dividends paid on Jersey Mike's common stock to (i) a "foreign financial institution" (as specifically defined in the Code and whether such foreign financial institution is the beneficial owner or an intermediary) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) its compliance (or deemed compliance) with FATCA (which may alternatively be in the form of compliance with an intergovernmental agreement with the United States) in a manner which avoids withholding, or (ii) a "non-financial foreign entity" (as specifically defined in the Code and whether such non-financial foreign entity is the beneficial owner or an intermediary) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) adequate information regarding certain substantial United States beneficial owners of such entity (if any). If a dividend payment is both subject to withholding under FATCA and subject to the withholding tax discussed above under "—Dividends," an applicable withholding agent may credit the withholding under FATCA against, and therefore reduce, such other withholding tax. While withholding under FATCA would also have applied to payments of gross proceeds from the sale or other taxable disposition of Jersey Mike's common stock, proposed United States Treasury regulations (upon which taxpayers may rely until final regulations are issued) eliminate FATCA withholding on payments of gross proceeds entirely. You should consult your own tax advisors regarding these requirements and whether they may be relevant to your ownership and disposition of Jersey Mike's common stock.

Certain UK tax consequences for holders of Class A common stock

The comments below are of a general nature and are based on current UK law and published HM Revenue & Customs practice as at the date of this Disclosure Summary, both of which are subject to change, possibly with retroactive effect. This summary only covers the principal UK tax consequences for the absolute beneficial owners of the Class A common stock and any dividends paid in respect of them, in circumstances where the dividends paid are regarded for UK tax purposes as the income of a person who is resident in the UK for UK tax purposes and is not liable to Tax elsewhere (**UK Holders**). In addition, this summary (a) only addresses the tax consequences for UK Holders who

hold the Shares as capital assets or investments (other than in an individual savings account or a self-invested personal pension) and (b) does not address the tax consequences which may be relevant to certain categories of UK Holders (such as persons who acquired the Class A common stock by reason of their employment). It also does not address any UK inheritance tax consequences of any holding. References to Class A common stock in this section include any Depositary Interests issued in respect thereof. The summary only applies to UK Holders who are individuals.

Individual UK Holders - Dividends

An individual UK Holder who receives a dividend in respect of the Class A Common Stock will not be liable to UK tax on the dividend to the extent that (taking account of any other dividend income received by the UK Holder in the same tax year) that dividend falls below the yearly dividend allowance of £500 (the "nil rate band" for the 2026/2027 tax year). To the extent that (taking account of any other dividend income received by the UK Holder in the same tax year) the dividend exceeds the allowance, it will be subject to income tax at 10.75% to the extent that it falls below the threshold for higher rate income tax. To the extent that (taking account of other dividend income received in the same tax year) it falls above the threshold for higher rate income tax, then the dividend will be taxed at 35.75% to the extent that it is within the higher rate band, or 39.35% to the extent that it is within the additional rate band (each such rate as applicable in the 2026/2027 tax year). For the purposes of determining which of the taxable bands any dividend income falls into, dividend income is treated as the highest part of a UK Holder's income.

Taxation of Disposals - UK Holders

The disposal or deemed disposal of the Class A Common Stock by a UK Holder may give rise to a chargeable gain or an allowable loss for the purposes of UK capital gains tax (depending on the UK Holder's circumstances and subject to any available exemption or relief).

An individual UK Holder is currently entitled to an annual exemption from UK taxation of chargeable gains up to £3,000 (for the 2026/2027 tax year). In the case of an individual UK Holder, indexation allowance is not available, and chargeable gains are generally liable to capital gains tax at the applicable rate. After allowable deductions, a taxable chargeable gain accruing on an individual UK Holder's disposal of the Class A Common Stock will be taxed at 24% (to the extent that the amount on which an individual is chargeable to capital gains tax exceeds the unused part of the individual's basic rate band for that tax year) or 18% (to the extent that the amount on which an individual is chargeable to capital gains tax does not exceed the unused part of the individual's basic rate band for that tax year).

Stamp Duty and Stamp Duty Reserve Tax (SDRT)

The following statements assume that there is, and will continue to be, no register in the UK in respect of the Class A Common Stock that the Class A Common Stock will not be paired with shares issued by a company incorporated in the UK and that the Company's place of central management and control is outside the UK and it has shares of a similar class as the Class A Common Stock listed on a non-UK stock exchange that is a recognised stock exchange for UK tax purposes.

No UK stamp duty or SDRT is expected to be payable on a transfer of the Class A common stock or the Depositary Interests provided that they (and no interest in them) are not transferred by a written instrument of transfer.

Financial Statements

Jersey Mike's financial statements included in the Preliminary Prospectus in connection with the IPO, which can be found at www.winterflood.com/wrap/ipo/jerseymikes, consist of the following:

Jersey Mike's Subs Inc.

- Audited consolidated balance sheet as of February 24, 2026
- Unaudited consolidated balance sheet as of March 29, 2026

Jersey Mike's HoldCo, LLC

- Audited consolidated balance sheets as of December 31, 2024 (Predecessor) and December 28, 2025 (Successor) and, together with the related audited consolidated statement of operations for the years ended December 31, 2024 and 2023 and the periods ended January 1 through January 15, 2025 (Predecessor) and January 16 through December 28, 2025 (Successor), changes in members' equity (deficit) for the years ended December 31, 2024 and 2023, and the periods ended January 1 through January 15, 2025 (Predecessor) and January 16, 2025 through December 28, 2025 (Successor) and consolidated statement of cash flows for the years ended December 31, 2024 and 2023, and the periods ended January 1 through January 15, 2025 (Predecessor) and January 16, 2025 through December 28, 2025 (Successor); and
- Unaudited condensed consolidated balance sheets as of March 29, 2026 (Successor) and December 28, 2025 (Successor), together with the related unaudited statement of operations for the thirteen weeks ended March 29, 2026 (Successor) and the periods ended January 1 through January 15, 2025 (Predecessor) and January 16 through March 30, 2025 (Successor), unaudited condensed consolidated changes in members' equity (deficit) for the thirteen weeks ended March 29, 2026 (Successor) and the periods ended January 1 through January 15, 2025 (Predecessor) and January 16 through March 30, 2025 (Successor) and unaudited condensed consolidated statement of cash flows for the thirteen weeks ended March 29, 2026 (Successor) and the periods ended January 1 through January 15, 2025 (Predecessor) and January 16 through March 30, 2025 (Successor).

Part C: Key risks relating to the Issuer and Shares


Jersey Mike's
SUBS
SINCE 1956
A SUB ABOVE

Summary of Risk Factors

An investment in shares of Jersey Mike's Subs Inc. Class A common stock involves substantial risks and uncertainties that may materially adversely affect the Company's business, financial condition, and results of operations and cash flows. Some of the more significant challenges and risks relating to an investment in the Company include, among other things, the following:

- Jersey Mike's operates in a highly competitive industry.
- Food safety and packaging issues, food-borne illness concerns and public health concerns may harm Jersey Mike's business.
- The Company and its franchise owners', suppliers', distributors', service providers' and other third parties' with which the Company has business relationships (collectively, "Third-Party Providers") inability or failure to execute a comprehensive business continuity plan following a disaster or force majeure event could have a material adverse impact on Jersey Mike's business.
- Growth of Jersey Mike's franchise business is dependent to a large extent on new store openings, which may be affected by factors beyond Jersey Mike's control.
- Jersey Mike's success depends in significant part on the future performance of existing and new franchised stores, and Jersey Mike's is subject to a variety of additional risks associated with its franchise owners.
- Jersey Mike's and its franchise owners may be unable to secure and renew desirable store locations to maintain and grow Jersey Mike's business.
- There are risks associated with Jersey Mike's increasing dependence on digital commerce and delivery platforms to maintain and grow sales.
- If Jersey Mike's fails to identify, recruit and contract with a sufficient number of qualified franchise owners, Jersey Mike's ability to open new franchised stores and increase its revenue could be materially adversely affected.
- Jersey Mike's expansion into new and in existing markets may present increased risks.
- Changes in the control of Jersey Mike's franchise owners may impair the success of franchised stores or result in the termination of a franchise owner's right to operate its franchised store.
- Jersey Mike's and its franchise owners rely on information technology systems to process transactions and manage its business, and a disruption or a failure of such systems or issues with key technology providers or technology could harm Jersey Mike's ability to effectively manage its business and/or result in the loss of customers.
- Jersey Mike's or its Third-Party Providers' actual or perceived failure to comply with complex and evolving laws and regulations and other legal obligations relating to privacy, data protection, cybersecurity, email and telephone marketing and/or the Processing of personal information could adversely affect Jersey Mike's business, financial condition, results of operations, cash flows, and prospects.
- Interruptions in the supply of products to franchised and company-owned stores and Jersey Mike's reliance on third parties could have an adverse effect on Jersey Mike's business, financial condition, and results of operations.

- Jersey Mike’s use of artificial intelligence and machine learning technologies (collectively, “AI Technologies”) in its business may result in financial and reputational harm or otherwise result in liability.
- Jersey Mike’s business activities subject Jersey Mike’s and its franchise owners to litigation risks that could subject Jersey Mike’s to significant money damages and other remedies or increase Jersey Mike’s and its franchise owners’ litigation expense.
- Jersey Mike’s is subject to extensive laws and regulatory requirements, as well as third-party certifications for certain products, and failure to comply with, or changes in, these laws or regulations could have an adverse impact on Jersey Mike’s business.
- The terms of Jersey Mike’s Securitization Notes through certain Jersey Mike’s wholly-owned subsidiaries include restrictive terms, and failure to comply with any of these terms could result in a default, which would have a material adverse effect on Jersey Mike’s business and prospects.
- The Sponsor controls Jersey Mike’s, and its interests may conflict with Jersey Mike’s or yours in the future.
- Upon the listing of Jersey Mike’s shares on the NYSE, Jersey Mike’s will be a “controlled company” within the meaning of the rules of the NYSE and, as a result, will qualify for exemptions from certain corporate governance requirements. If Jersey Mike’s relies on such exemptions in the future, you will not have the same protections afforded to stockholders of companies that are subject to such requirements.
- Jersey Mike’s may not be able to adequately obtain, maintain, protect or enforce its rights in its intellectual property and other proprietary rights.
- The Company’s growth depends in part on the success of its strategic relationships with third parties and its ability to integrate with third-party software.
- Jersey Mike’s has been, and may in the future be, subject to claims that it violated certain third-party intellectual property or other proprietary rights.
- The use of open source software could compromise the proprietary nature of the Company’s software and could expose it to other legal liabilities and technological risks.
- Increasing interest, expectations and evolving requirements with respect to social, governance and environmental sustainability matters and sustainable business practices could expose Jersey Mike’s to numerous risks and adversely affect its brand, business and operating results.
- Prior to the completion of this offering, Jersey Mike's Subs Inc. will enter into a tax receivable agreement with certain of the pre-IPO owners that confers benefits on them.
- In certain cases, payments under the tax receivable agreement may be accelerated and/or significantly exceed the actual benefits Jersey Mike's Subs Inc. realizes in respect of the tax attributes subject to the tax receivable agreement.
- Jersey Mike’s cannot predict the impact its dual class structure may have on the market price of its Class A common stock. If Jersey Mike’s or its pre-IPO owners sell additional shares of Class A common stock after this offering or are perceived by the public markets as intending to sell them (including after the exchange by our Continuing Unitholders of Common Units for shares of Class A common stock on a one-for-one basis), the market price of the Class A common stock could decline.

Before you invest in Jersey Mike's Subs Inc.'s Class A common stock, you should carefully consider all of the information in the Preliminary Prospectus, including matters set forth under the heading "Risk Factors" in the Preliminary Prospectus.

There are some additional risks which may be particularly relevant to UK Investors.

There are various FX risks in placing an order in GBP

- If you place an order in GBP, you will receive "Depositary Interests" which is a way for UK investors to hold rights to shares in Jersey Mike's and be able to transfer those rights through CREST. There is FX risk if you place an order for Depositary Interests in GBP as Jersey Mike's is offering Shares to investors in USD. However, a UK investor may place an order with its Retail Intermediary in GBP. As a result, a foreign exchange conversion from GBP to USD will be required so that Jersey Mike's receives payment in USD.
- To facilitate this, Marex will enter into a foreign exchange transaction with Jefferies to effectively convert GBP orders into USD.
- The foreign exchange transaction will be executed once Jersey Mike's has confirmed the amount of the initial public offering allocated to the Retail Offer. This is expected to occur on the morning that the offer price is determined. The GBP/USD exchange rate applied will be based on an appropriate publicly available benchmark rate. As a result, the price investors effectively pay for their Depositary Interests will be fixed at this time. This is known as the "implied price".
- Exchange rates may fluctuate between the time that the foreign exchange transaction is executed and the time that Depositary Interests are delivered to investors and the underlying Shares become freely tradable. If GBP gains value against USD during this period, then the implied GBP purchase price paid by investors would be higher than if the foreign exchange transaction had been executed at the later time. If GBP loses value against USD during this period, then the implied GBP purchase price paid by investors would be lower than if the foreign exchange transaction had been executed at the later time.
- Exchange rates may also fluctuate between the time an order is placed and the time the Depositary Interests are delivered to investors.

There are FX risks in selling Shares and Depositary Interests in the future

- The Shares are priced and settled in USD. You will need to factor in the exchange rate between USD and GBP when selling your Shares or Depositary Interests in the future. This could affect the amount you get back in GBP.

Certain investors will be issued with Depositary Interests in respect of Shares

- Investors that place an order in GBP, will receive "Depositary Interests" which is a way for UK investors to hold rights to shares in Jersey Mike's and be able to transfer those rights through CREST. Holders of Depositary Interests may experience delays in receiving any dividends paid by Jersey Mike's, may receive proxy forms later than other shareholders and may have to act earlier than other shareholders when casting votes at general meetings of Jersey Mike's, by virtue of the administrative process involved in connection with holding Depositary Interests.

There are some practicalities to take into account when trading US listed shares

- Trading hours for NYSE may differ from those of UK exchanges. It may not be possible to trade Shares during UK market hours and there may be less liquidity outside US market hours. News may be released outside the UK and before it is released in the UK, and news released outside US market hours may lead to significant price movements when the market opens. This may affect your ability to manage liquidity and sell Shares promptly.

Jersey Mike’s is incorporated in Delaware and investors will not benefit from certain shareholder protections that would be available to them as shareholders of a UK-incorporated company

- Jersey Mike’s is incorporated under the laws of the State of Delaware in the United States and is governed by its charter. The rights of holders of Shares are governed by Jersey Mike’s charter, which differ materially from the rights afforded to shareholders of companies incorporated in England and Wales. Investors will not have the benefit of statutory remedies under English law. The scope and standards applicable to such claims by holders of Shares differ from those under English law.

- The shares will be listed on NYSE and are not listed on any UK exchange. Jersey Mike’s does not comply with the Financial Reporting Council UK Corporate Governance Code and does not intend to do so. Jersey Mike’s governance framework instead complies with the corporate governance listing standards of NYSE, the US securities laws, the rules of the SEC and Jersey Mike's charter. These standards differ from the UK Corporate Governance Code in a number of respects, and investors may not have the benefit of governance practices they might expect from a company that complies with the UK Corporate Governance Code.

- The City Code on Takeovers and Mergers does not apply to Jersey Mike’s. Accordingly, investors will not benefit from the mandatory bid obligation, the prohibition on frustrating actions, or the compulsory acquisition mechanism provided by the Takeover Code. Any defensive measures Jersey Mike’s may adopt do not replicate the protections afforded by the Takeover Code.

- Jersey Mike’s is not subject to statutory pre-emption rights and Jersey Mike’s charter does not impose any pre-emption rights. Jersey Mike’s may therefore issue additional Shares without offering existing shareholders the opportunity to participate on a pro rata basis, which could result in dilution of existing investors' ownership interests.

Jersey Mike's disclosure and reporting obligations are governed by the US federal securities laws, which differ from the UK regulations in their requirements, timing, and scope

- Shares will be listed on NYSE and Jersey Mike’s is subject to the disclosure and reporting requirements of the US federal securities laws and the rules of the SEC. Jersey Mike’s is not subject to the UK Market Abuse Regulation or the FCA’s disclosure guidance and transparency rules.

- Investors accustomed to the disclosure framework applicable to companies listed on UK exchanges should be aware that Jersey Mike's obligations differ in a number of respects. For example, the UK Market Abuse Regulation requires persons discharging managerial responsibilities and their closely associated persons to notify the issuer and the FCA of personal transactions in the issuer's shares, whereas under US law Jersey Mike's directors

and officers report transactions as required by Section 16(a) of the Exchange Act, with different definitions of reportable persons, thresholds, and timing.

- As Jersey Mike’s has no UK listing, it is not required to disseminate regulatory information through a Regulatory Information Service approved by the FCA and is not required to maintain insider lists in the manner required by the UK Market Abuse Regulation. Investors should not expect the same disclosure protections that would apply if Jersey Mike's shares were admitted to trading on a UK regulated market.

The Shares and Depositary Interests may give rise to US and UK tax consequences

- The Shares may give rise to US tax consequences for non-US holders buying, owning and selling Shares. There may also be UK tax consequences. The Disclosure Summary provides some information of a general nature about the potential consequences, but they depend on your personal circumstances and how you invest. You should therefore seek your own tax advice before applying for Shares. Please refer to the sections on “Certain U.S. federal tax considerations for non-U.S. holders of Class A common stock” and “Certain UK tax consequences for holders of Class A common stock” in Part B of this Disclosure Summary.

.

Part D: Terms and conditions of the Retail Offer



Terms of the Offer

This Part of the Disclosure Summary sets out the “Terms and Conditions of the Retail Offer”. These are the rules that apply when you apply to buy Shares or Depositary Interests in the Retail Offer. When you submit an order in the Retail Offer, you are agreeing to these terms and conditions. They work alongside the terms and conditions of your Retail Intermediary.

Introduction

In these Terms and Conditions of the Retail Offer, “you” means an actual or potential retail investor who lives in the United Kingdom, is located and tax resident in the UK. You are applying to buy Shares or Depositary Interests in the Retail Offer by asking a Retail Intermediary to submit an application on your behalf.

You must be at least 18 years old to apply. However, if you are applying to hold Shares or Depositary Interests in a Junior Individual Savings Account or Junior SIPP, you can be 16 or 17 years old.

You can only make one application through one Retail Intermediary. This application must be for yourself or a dependent. You cannot apply in both your own name and as part of a joint account.

You can apply to hold Shares or Depositary Interests in different types of accounts, such as a General Investment Account (GIA), Individual Savings Account (ISA), Lifetime ISA, Junior ISA, Junior SIPP, or Self-Invested Personal Pension (SIPP). Your Retail Intermediary will add up the amounts from each of your accounts and submit them as one order. Marex has not set a minimum Application Amount for the Retail Offer. However, your Retail Intermediary may set its own minimum Application Amount.

The Offer Price and the Offer Size will be decided by the Company*.* The Offer Price and Offer Size are expected to be announced in a press release on or around 29 July 2026. When we use “Offer Price” and “Offer Size” in these terms and conditions, we mean the price and size announced in that press release. Please note that the anticipated Offer Price set out in this Disclosure Summary is given as a range (the **Price Range**), which means that the Offer Price could be anywhere within this range or even higher or lower. The Offer Size is also subject to change. The final Offer Price and final Offer Size will be determined by the Company and may be above, below or within the anticipated Offer Price Range and/or Offer Size (respectively). The final Offer Price and final Offer Size will be announced by Marex on behalf of the Company via an announcement after the Retail Offer is closed but before Retail Investors receive their Shares or Depositary Interests.

Marex’s Role

As explained at the start of this Disclosure Summary, Marex provides the electronic platform that makes the Retail Offer available. We are responsible for:

- creating and publishing this Disclosure Summary;
- conducting due diligence on the Company as described in this Disclosure Summary;
- providing certain other information to you as set out in this Disclosure Summary and on our website.
- our website at www.winterflood.com/wrap/ipo/jerseymikes;
- acting in your best interests and managing conflicts of interest (as set out in our Conflicts of Interest Statement);

For these purposes only, we consider you to be our client.

We are not responsible for:

- your decision whether to apply for Shares or for giving you any advice whether or not to do so;
- making sure you have read and understood all the information we have provided;
- the performance of the Shares;
- anything for which your Retail Intermediary is responsible.

Your Retail Intermediary is responsible for:

- communicating information about the Retail Offer to you and answering any questions you may have;
- if you decide to take part in the Retail Offer, taking your order and putting it into our electronic platform;
- telling you the final price of the Shares or the Depositary Interests and how many Shares or Depositary Interests have been allocated to you, if any (having worked out how to allocate the available Shares or Depositary Interests among its clients);
- taking your payment, delivering you your Shares or Depositary Interests, holding your money until it is needed for payment, and returning any money that is not needed;
- onboarding and treating you as a client for these purposes.

Offer to purchase Shares or Depositary Interests

You must apply for Shares or Depositary Interests through your Retail Intermediary. When you apply through your Retail Intermediary, you agree to the following:

- you must apply before the deadline set by your Retail Intermediary, because we will only consider orders that reach us by the deadline we have set for the Retail Intermediaries;
- to take part in the Retail Offer, you must submit an order in either Pound Sterling (GBP) or US Dollars (USD);
- when you apply in GBP, you are applying for “Depositary Interests” (unless your Retail Intermediary informs you otherwise);
- when you apply in USD, you are applying for Shares;
- when you apply, we will not yet know the price at which Shares or Depositary Interests will be sold, so you must apply to buy Shares or Depositary Interests worth a certain amount of GBP or USD, with this amount being called the **Application Amount**. Whether the application is in GBP or USD depends on your Retail Intermediary;
- where an application for Shares is submitted in GBP, given the purchase price is in USD we will apply an FX conversion so you may be exposed to adverse movements in FX rates and FX fluctuations;
- when you apply, you are offering to buy the maximum number of Shares or Depositary Interests that can be purchased with your Application Amount. Your application is subject to these terms and conditions, including the terms on scaling down as a result of excess demand, if demand is too high or any Update Summary (as defined below) we may publish and the Company’s bylaws;
- you cannot receive part of a Share. Any leftover money from your Application Amount will be returned to you by your Retail Intermediary;
- you will pre-pay to your Retail Intermediary (or authorise the Retail Intermediary to withhold from) your Application Amount;
- if Marex publishes an Update Summary (as defined below) you will have a right to withdraw your application for Shares or Depositary Interests in the Retail Offer by contacting your Retail Intermediary. Any such withdrawal right will be communicated to you by your Retail Intermediary. However, if you do not withdraw your application for Shares prior to the close of the Retail Offer on 28 July 2026, your application will remain valid and binding;

- any application for Shares or Depositary Interests which is not withdrawn as at close of the Retail Offer on 28 July 2026 is valid and binding;
- that if your application for Shares or Depositary Interests is not received by Marex, you will not be allocated any Shares or Depositary Interests and you agree that you will not make any claim against Marex or the Company for not receiving any Shares or Depositary Interests, or for any loss caused by not receiving them (including consequential loss);
- if the Company or Marex asks your Retail Intermediary for information about your application, to provide that information promptly. You also allow the party who asked for the information to share any information about your application that they consider appropriate;
- that you authorise Marex to do all things and, where applicable, to take all actions necessary to procure that the Depositary Interests for which your application is accepted are delivered to you or to your order in CREST;
- that you authorise Marex to do all things and, where applicable, to take all actions necessary to procure that the Shares for which your application is accepted are delivered to you or to your order in DTC;
- any future communications the Company sends to you in your capacity as a shareholder will be in English;
- the Company and/or Marex may contact you about the Retail Offer;
- that: (i) by requesting a Retail Intermediary to submit an application on your behalf, your personal data may be held and used by the Company and/or Marex for purposes relating to the Retail Offer; and (ii) if you are allocated Shares or Depositary Interests, your personal information will be shared with the Company, Marex and the Depositary and held and used by the Company, Marex and the Depositary; and
- that the Company reserves the right to alter any arrangements in connection with the Retail Offer (including the timetable and terms and conditions of application) or to discontinue the Retail Offer, in each case without consulting you or anyone else.

If:

- your Retail Intermediary does not correctly complete and submit an application on your behalf;
- an application submitted on your behalf is submitted so as to be received after the end of the Retail Offer;
- the undertaking from your Retail Intermediary is not received by Marex; or
- you submit, or are suspected to have submitted more than one application to invest in the Retail Offer,

your application may be rejected by Marex. Marex's decision about whether to reject or accept your application, or whether it is valid is final and binding on you. Marex can decide at its sole discretion whether to reject an application (in whole or in part). Neither Marex nor any of its affiliates, directors, officers, agents, or employees will be liable for any such decision, and you cannot make any claim against them for not receiving Shares or for any related loss.

Marex reserves the right to treat as valid any application that does not comply fully with the Retail Offer Terms and Conditions and/or is not completed in all respects.

Marex reserves the right to waive in whole or in part any of the provisions of the Retail Offer Terms and Conditions of the Retail Offer, either generally or in respect of one or more applications.

Acceptance of your offer

Your application may be accepted if an application submitted on your behalf by the Retail Intermediary is received, validated and not rejected by Marex. You cannot be allocated part of a Share or Depositary Interest and therefore allocations will be satisfied by rounding down to the nearest whole number of Shares or Depositary Interests.

Conditions

The contract arising from acceptance of an application in the Retail Offer will be entered into by you and your Retail Intermediary. Under this contract, you will be required to acquire such number of the Shares that are allocated to you at the Offer Price. This contract will be conditional upon: (i) the underwriting agreement becoming unconditional (save for admission to the NYSE) and not having been terminated in accordance with its terms prior to admission; and (ii) admission occurring on or prior to 30 July 2026.

Once the Retail Offer closes, you will not be able to cancel or undo your investment on the basis that any information you were given before or at the time of your application turned out to be incorrect or misleading — even if the error was unintentional and even if the incorrect information influenced your decision to apply. This applies to any information provided to you at any stage up to and including the point of your application. For further information on your ability to withdraw your order see the section titled “What happens if something changes or there is new information about the Company?”

This does not affect any other rights you may have under applicable law.

Marex expressly reserves the right to determine, at any time, prior to the close of the Retail Offer that it will not continue to act as POP Operator. This means that the Retail Offer will terminate and applications received (either by Marex or the Retail Intermediaries) will automatically lapse.

The Company expressly reserves the right to determine, at any time prior to the close of the Retail Offer, not to proceed with the Retail Offer or any part of it.

Pricing and Allocation

Pricing and Offer Size

Pricing is the process whereby the Company will decide the price at which Shares will be sold after the Retail Offer is closed. The price that the Company decides is the price that you will pay per Share. The Offer Size is the aggregate number of Shares or Depositary Interests which are available as part of the Retail Offer.

The price of a Share is the Company’s decision and may be affected by factors such as the market conditions at the time and the level and nature of demand for the Shares from different types of investors. As noted above, the price included in this Disclosure Summary and the Preliminary Prospectus is expressed as an anticipated Price Range. The Price Range could remain the same but could widen or narrow and/or the final Offer Price could fall outside the Price Range. The Offer Size may also be subject to change. The final Offer Price and final Offer Size will be determined by the Company and may be above, below or within the anticipated Offer Price Range and/or Offer Size (respectively). The final Offer Price and final Offer Size will be announced by Marex on behalf of the Company via an announcement after the Retail Offer is closed but before Retail Investors receive any Shares or Depositary Interests.

The price of the Depositary Interests will be based on the price of the Shares, but subject to the FX trade and conversion as described in the risk factors in Part C of this Disclosure Summary.

In the event that there is a significant change in the Offer Size and/or Offer Price before the Retail Offer closes and the Company publishes a change to the Preliminary Prospectus then we may decide to publish an Update Summary (as defined below). If we do publish an Update Summary you will receive additional information from your Retail Intermediary (including in respect of your withdrawal rights).

Allocation

The Company will also decide how many of the Shares it wants to allocate to the Retail Offer as compared to other types of investors and investors in other countries.

It is possible that the Company will decide not to allocate any Shares to the Retail Offer. Even if it does, it may not allocate as many Shares as would be needed to satisfy the orders of everyone who applies. In this case, the number of Shares or Depositary Interests allocated to you may be less than the number your application amount would otherwise have purchased at the Offer Price, or you may be allocated no Shares or Depositary Interests at all.

Depositary Interests

If you place an order in GBP, you will receive "Depositary Interests" instead of Shares. A Depositary Interest is a way for UK investors to hold rights to shares in a non-UK company and be able to transfer those rights through CREST. CREST is a paperless settlement system which allows securities to be transferred from one person's CREST account to another without issuing paper share certificates or requiring paper contracts to sell your shares.

If you receive Depositary Interests you will not hold the Shares directly. Instead, Cede & Co. (in its capacity as nominee for the Depository Trust and Clearing Corporation (**DTC**)) will hold the Shares, and book-entry interests representing these Shares will be delivered to the custodian for Computershare Investor Services PLC (the **Depositary**), who will issue Depositary Interests representing those Shares to you (either directly or to your nominated broker who is a CREST participant, as appropriate). The Depositary Interests will be created by a document called a deed poll (the **Deed Poll**) which sets out the terms of the Depositary Interests and governs the relationship between the Depositary and the holders of Depositary Interests. You will still broadly have the same rights as if you were a shareholder including:

- Each Depositary Interest will be represented as one Share, when working out, for example, whether you are eligible to be paid a dividend.
- The Depositary Interests will have the same ISIN number as the Shares.
- The Shares can be traded but will be held by your nominee in the form of Depositary Interests in CREST in much the same way as any other CREST securities. Trades placed on NYSE must be settled within the systems of DTC and your nominee will take all action necessary on your behalf to cancel the related Depositary Interests (representing Shares traded) so as to receive the related book entry interest in their DTC participant account as necessary to settle those trades.
- The right to receive notice of shareholder meetings and the right to vote at those shareholder meetings – you will just need to instruct your nominee, who will instruct the Depositary to vote on your behalf.
- The right to request to be appointed as proxy in respect of Shares underlying the Depositary Interests which will allow you to attend and speak at shareholder meetings.

- The right to receive copies of the annual reports and accounts of Jersey Mike's and all other documents issued by Jersey Mike's to its shareholders if you request these.
- The right to cancel your Depositary Interests to (i) transfer a corresponding number of book entry interests within DTC to another bank, broker or nominee (selected by you) who is a participant in DTC; or (ii) cancel the book entry interests in DTC and hold the underlying Shares directly on the register of Jersey Mike's instead. Please note, administration fees may be charged by your nominee and/or the Depositary for the cancellation of Depositary Interests. Please contact your nominee (or have your nominee contact the Depositary) for details of any applicable charges.

If you receive Depositary Interests you should be aware that:

- You can only exercise your rights in the Depositary Interests by instructing the Depositary to do this for you.
- You may experience delays in receiving any dividends paid by the Company, may receive proxy forms later than other shareholders and may have to act earlier than other shareholders when voting at general meetings (due to the administrative process involved in connection with holding Depositary Interests).
- Dividends, if paid in the future, will be received by you in GBP rather than the declared currency of USD, giving a risk to fluctuations in the currency exchange rate.
- As a US incorporated company, certain withholding taxes may apply to any future distributions due to you.

You can ask to cancel your Depositary Interests at any time and have the underlying Shares transferred to a DTC account, subject to the terms of the Deed Poll and the arrangements with your Retail Intermediary.

You should be aware of the following matters in respect of the Depositary Interests under the Deed Poll:

- The Depositary may require you to provide information in relation to certain matters, including the capacity in which Depositary Interests are owned or held.
- When the Depositary Interests are issued to you, you are taken to warrant certain matters to the Depositary. These include that the Shares held by the Custodian (on behalf of the Depositary) are free and clear of all liens, charges, encumbrances or third party interests and that such transfers or issues are permitted under the Company's constitutional documents or any relevant contract, or under laws and regulations. You will indemnify the Depositary for any loss the Depositary incurs as a result of a breach of this warranty.
- The Deed poll excludes and limits the Depositary's liability.
- You are required to indemnify the Depositary against certain liabilities.
- The Depositary can charge you fees and expenses for the services it provides under the Deed Poll.
- The Depositary can terminate the Deed Poll by giving you 30 days' prior written notice and can also cancel your Depositary Interests in certain circumstances.

You can obtain a copy of the Deed Poll from the Depositary on request.

The Company is party to a depositary agreement with the Depositary. Under this agreement, the Company appoints the Depositary to provide the services relating to the Depositary Interests.

Dividends

If you place an order in USD and receive Shares, future dividends (if any) will be paid in USD.

If you place an order in GBP and receive Depositary Interests, future dividends (if any) will be paid in GBP.

During the Retail Offer period

The Retail Offer is due to be open for a number of days, during which you will be able to place an order for Shares or Depositary Interests with your Retail Intermediary.

What happens if there is new information about the Company or the IPO?

In order to satisfy our regulatory obligations and so that we can ensure that all investors have access to the same information when making a decision as to whether to invest in the Retail Offer, we may need to make available additional information published by the Company during the Retail Offer period. Such information will be made available on our website via a link to where the relevant information can be found.

What happens if something materially changes or there is significant new information about the Company or the IPO?

It is possible that, during that period one, or both, of the following things happens:

1. We learn of a significant new piece of information or significant change to information which we used to determine that it was right for us to conduct the Retail Offer;
2. We realise there is a material mistake or inaccuracy in, or that something material has not been included in, any of the following documents provided to you:
    a. the Disclosure Summary,
    b. the most recent financial accounts of the Company;
    c. the terms of the Retail Offer; and/or
    d. other information provided on our website to help you make a decision whether or not to take part in the Retail Offer.

If this happens, we must decide whether it is right for us to continue to conduct the Retail Offer.

If we think it is right for us to continue to conduct the Retail Offer, we will issue an additional statement (the **Update Summary**) to provide new, corrected, or previously omitted information. You must read the Update Summary alongside the Disclosure Summary and Preliminary Prospectus. If relevant, we will also ask the Company to update any documents that it created that we have provided to you. We will post this on our website.

If you have placed an order for Shares before the time we post the Update Summary on our website:

- we will require the Retail Intermediary with which you placed your order to notify you and provide you with the Update Summary.

- you will be able to withdraw your order as none of the Shares or Depositary Interests will have been delivered to you yet.

If you want to withdraw your order, unless otherwise notified by Marex:

- you must do so before the close of the Retail Offer, which is the 28 July 2026;
- you will have to clearly tell the Retail Intermediary with which you placed the order that you want to withdraw it but **you must do so** before the 28 July 2026; and
- the Retail Intermediary will be able to tell you more about how to withdraw your order and the steps that it wishes for you to take, but it is likely that you will need to tell them in writing at an address indicated by them.

If we decide that it is not right for us to continue to conduct the Retail Offer, either as a result of a change in information or for any other reason, the Retail Offer will end. If you have already placed an order, your order will be cancelled and we will ask your Retail Intermediary to notify you.

Marex may discuss with the Company and certain other parties involved in the Retail Offer whether there is a significant new piece of information or significant change to information which we used to determine that it was right for us to help with the Retail Offer and whether there is a material mistake or inaccuracy in any of the documents provided to you or that something material has not been included.

However, Marex will always decide whether it is right to continue to conduct the Retail Offer. In making this decision, Marex will consider factors such as (i) whether all of the information it needs has been provided, (ii) the information indicates that the issuer and key individuals associated with it are fit and proper, (iii) there is information which Marex cannot assess for reliability, (iv) the information provided by the issuer complies with regulatory requirements, and (v) any other factors which may influence Marex's decision, including the materiality of the changed information.

Delivery

The Shares will be ready for delivery to UK investors on or about 31 July 2026.

The Depositary Interests will be ready for delivery to UK investors on or about 31 July 2026.

All settlement dates and times are subject to change and confirmation.

Representations and warranties

By arranging for a Retail Intermediary to apply on your behalf, you:

- confirm that when making your application you are only relying on information or representations in relation to the Company as contained in the Preliminary Prospectus, this Disclosure Summary or any supplement or amendment to the Preliminary Prospectus or Update Summary and agree that none of the Company, Marex, or any other person acting on behalf of either of them or any person responsible solely or jointly for this Disclosure Summary, the Preliminary Prospectus, any Update Summary or any supplement or amendment to the Preliminary Prospectus, or any part of them, shall have any liability for any such information or representation (excluding for fraudulent misrepresentation or any liability that cannot lawfully be excluded);
- agree that, having had the opportunity to read the Preliminary Prospectus and this Disclosure Summary, you are required to confirm, and shall be deemed to have read and understood (including, in particular, the risk and investment warnings contained in this Disclosure Summary) all such documents in their entirety and to have noted all information concerning the Company and the Retail Offer contained in the Disclosure Summary and the Preliminary

Prospectus (as well as any Update Summary and/or any supplement or amendment to the Preliminary Prospectus to the extent such documents have been created);

- agree that no person is authorised in connection with the Retail Offer to give any information or make any representation other than as contained in this Disclosure Summary, the Preliminary Prospectus, any Update Summary or any supplement or amendment to the Preliminary Prospectus and, if given or made, any information or representation must not be relied upon as having been authorised by Marex or the Company;
- represent and warrant that: (i) you are eligible to participate in the Retail Offer as a retail investor to whom the offer of Shares was made in the United Kingdom (and you are a person located and tax resident in the United Kingdom); (ii) the relevant Retail Intermediary application is completed and submitted solely for and on behalf of the applicant or a dependent of the applicant; and (iii) you are not the subject of an individual voluntary arrangement or bankrupt under the laws of England and Wales (or any other jurisdiction);
- represent and warrant that you are not applying as, or as nominee or agent of, a person who is or may be a person mentioned in any of sections 67, 70, 93 or 96 of the Finance Act 1986 (concerning depositary receipts and clearance services);
- represent and warrant that you are not applying for Shares with a view to the reoffer, resale or delivery of Shares, directly or indirectly, to a person in any other jurisdiction;
- represent and warrant that only one application is being made for your benefit in the Retail Offer;
- represent and warrant that your application to purchase Shares or Depositary Interests is not and will not be funded using funds provided by another person under an arrangement whereby any Shares or Depositary Interests allocated to you or all or substantially all of the value of such Shares or Depositary Interests are to be transferred to that other person;
- represent, warrant and undertake that you are not, and you are not applying on behalf of a person engaged in, or who you know or have reason to believe is, engaged in money laundering or subject to sanctions imposed by any governmental or regulatory authority of the United States, the United Kingdom or the European Union;
- agree that you are responsible for any tax which is payable in connection with your application and acquisition of the Shares or the Depositary Interests;
- agree that any material downloaded from Marex's website in relation to the Retail Offer: (i) is done at your own risk and that you will be solely responsible for any damage or loss of data that results from the download of any material; and (ii) will be used solely for personal use and will not be distributed to anyone in any country except the UK; and
- agree that neither the Company nor Marex nor anyone acting on their behalf is liable for any loss of data while receiving and/or processing your application. They are not responsible for the loss or accidental destruction of your application or personal data, or any financial or other loss that may result from this, including not receiving any Shares or Depositary Interests because of such loss or destruction.

Data Protection

By making an application in the Retail Offer, you may be providing personal data which may be processed by the Company or Marex as set out in Marex's privacy notice, a copy of which can be found here: (https://www.marex.com/privacy-policy/). The processing purposes will include administering your application, the administration of the Shares or the Depositary Interests and for the purposes of complying with applicable law and such information may be transferred outside of the UK. All such processing will comply with applicable data protection laws.

Complaints

If you have any complaints relating to the Retail Offer, you should send them to your Retail Intermediary, which will share with us any that relate to the services provided by Marex. You should therefore refer to the complaints process of your Retail Intermediary to find out how to make a complaint who will be able to support.

The Financial Ombudsman Service (**FOS**) can help if you have a complaint against an FCA regulated firm. But it does not cover poor investment performance. Learn more about FOS protection here.

The Financial Services Compensation Scheme (**FSCS**) may protect you if a regulated firm fails but it does not cover you if your investment simply performs badly. Check if you are protected using the FSCS investment protection checker here.

Commissions

In exchange for our support in the Retail Offer we are receiving commissions equal to 2.7% of the gross subscription proceeds received from the Retail Offer subject to a minimum fee to cover the costs of acting as the POP Operator. Marex will pay between 0.5% and 1.0% of the gross subscription proceeds to the Retail Intermediaries who are supporting the Retail Offer, with the percentage paid being dependent upon the allocated demand.

Miscellaneous

Persons applying for Shares or Depositary Interests under the Retail Offer may rely only on the information contained in this Disclosure Summary or the Preliminary Prospectus, and if applicable, an Update Summary and any supplement or amendment to the Preliminary Prospectus and, to the fullest extent permitted by law, any liability for representations, warranties and conditions, express or implied, and whether statutory or otherwise (including, without limitation, pre-contractual representations but excluding any fraudulent misrepresentations), is expressly excluded in relation to the Shares, Depositary Interests and the Retail Offer.

You agree that all applications, acceptances of applications and contracts arising under or in connection with the Retail Offer are governed by, and shall be construed in accordance with, the laws of England and Wales. You hereby irrevocably submit to the exclusive jurisdiction of the English courts in respect of any matter, claim or dispute arising out of or in connection with the Retail Offer, whether contractual or non-contractual, albeit that nothing shall limit the right of the Company or Marex to bring any action, suit or proceedings arising out of or in connection with the Retail Offer in any manner permitted by law or in a court of competent jurisdiction. This does not prevent an action being taken against a prospective or actual retail investor in any other jurisdiction.

You authorise the Company, Marex and their respective agents to do all things necessary to effect the registration into your name of any Shares or Depositary Interests acquired by you. You also authorise any representative of the Company or Marex to execute and/or complete any document of title required for such registration.

The dates and times referred to in these Terms and Conditions of the Retail Offer are based on the expectation that the Retail Offer will close on 28 July 2026 and may be revised by the Company and/or Marex in its absolute discretion.

Marex can only provide the information in this Disclosure Summary about the Retail Offer. Marex cannot give advice on whether the Retail Offer is a good investment for you, or provide personal legal, financial, tax, or investment advice about the Retail Offer to retail investors. You should speak to your own legal, financial, tax, or investment adviser before taking part in the Retail Offer.

Part E:
Other information you may need

Where you can find additional information

Registration Statement

Jersey Mike's has filed the Registration Statement with the SEC under the Securities Act relating to the Class A common stock offered in the IPO.

The Preliminary Prospectus forms part of the Registration Statement but does not include all information in the registration statement, including the exhibits and schedules thereto. The Preliminary Prospectus summarises certain contracts and documents filed as exhibits, and investors are directed to review the full documents at the website maintained by the SEC at www.sec.gov which contains reports and information filed electronically by Jersey Mike's.

Jersey Mike's intends to make annual reports with audited consolidated financial statements and quarterly reports with unaudited interim financial information available to shareholders.

Jersey Mike's's website is www.jerseymikes.com. The information contained on, or accessible from, Jersey Mike's website is not part of this document by reference or otherwise.

Other documents

Other relevant documents can be found on our website at https://www.winterflood.com/documents including:

- Our Due Diligence Policy – this explains how we review which offers we make available in the UK.
- Our Conflicts of Interest Policy – this explains how we manage conflicts between the Company and Investors.

Marex Financial
155 Bishopsgate
London
EC2M 3TQ





2026

INFORMATION LEAFLET

A high-growth franchisor of fast casual, submarine-style sandwich restaurants specializing in authentic, hand-crafted, craveable subs.

Help Nourish. Help Flourish. Be A Sub Above.

Information Leaflet Overview

This document has been prepared in connection with a potential offer of shares in Jersey Mike's Subs Inc. (the Company, we or us) to UK retail investors (the Retail Offer) and is not for distribution outside the UK. It is for information only, it does not constitute an offer or invitation to buy shares and should not be used as the basis of any decision to do so. If you are interested in taking part in the offer, please see Marex Financial's website for the information you need: www.winterflood.com/wrap/ipo/jerseymikes. There is other key information you will be required to read and confirm you understand if you decide to take part. You will need to contact a participating retail intermediary to take part in the Retail Offer. You cannot register interest directly with Marex Financial.

Investors need to contact a participating retail intermediary to take part in the Retail Offer. You cannot register interest directly with Marex Financial. Investors should make their own investigations into the merits of an investment in the Company by reading the disclosure summary (Disclosure Summary) and the preliminary prospectus (Preliminary Prospectus) alongside any supplementary documentation. Nothing in this document amounts to a recommendation to invest in the Company or to investment, financial, tax or legal advice. It should be noted that an application for Shares and investment in the Company carries a number of risks which are set out in more detail in the Preliminary Prospectus and the Disclosure Summary (linked below). Investors should take independent advice from a person experienced in advising on investment in securities such as the Shares if they are in any doubt. You should also carefully read the summary of risk factors on pages 13-14 of this document.

An investment in the Company will not be right for everyone. Investments rise and fall, so the value of your investment in the Company and any income from it is not guaranteed. When you sell your investment, you may get back less than the amount originally invested or nothing at all. You should not expect any dividends or any ability to influence the Company through voting rights. When you apply for Shares, you will not know the exact purchase price or how many Shares you may get (if any). The investment case is speculative in several respects and depends on the ongoing viability of its franchise model, potential expansion, continued consumer demand, customer adoption and key personnel. If you invest, you cannot expect to receive dividends and you may lose some or all of your money.

The Shares will not be listed on a UK exchange and there are differences in the regulatory framework in the US. In addition, the GBP price of overseas investments, and the income from them, is subject to foreign exchange fluctuations.

This document contains information about the past and statements about the potential future. Past performance and forecasts are not a reliable indicator of future results.

This document amounts to a financial promotion for the purposes of section 21 of the Financial Services and Markets Act 2000 (as amended) (FSMA) and has been approved by Marex Financial for the purposes of the Retail Offer in the UK through Marex Financial in its capacity as operator of a public offer platform on 20 July 2026. Marex Financial is authorised and regulated by the Financial Conduct Authority (Firm Reference Number 442767). Apart from the responsibilities and liabilities, if any, that may be imposed on Marex Financial by FSMA, Marex Financial accepts no responsibility whatsoever for, and makes no representation or warranty, express or implied, as to the contents of, this document or for any other statement made or purported to be made by it, or on its behalf, in connection with the Company or the Retail Offer and nothing in this document will be relied upon as a promise or representation in this respect, whether or not relating to the past or future. Marex Financial accordingly disclaims all and any liability, however arising (save as referred to above) which it might otherwise have in respect of this document or any such statement.

THIS DOCUMENT IS NOT AN OFFER OF SHARES. IT IS DIRECTED ONLY AT PERSONS TAX RESIDENT AND LOCATED IN THE UK AND IS NOT FOR DISTRIBUTION IN THE US.

Read the preliminary prospectus and the disclosure summary before investing. These are available at www.winterflood.com/wrap/ipo/jerseymikes. The offer of shares is made through Marex Financial's public offer platform.

A registration statement on Form S-1 relating to these securities has been filed with the U.S. Securities and Exchange Commission but has not yet become effective. These securities may not be sold, nor may offers to buy be accepted, prior to the time the registration statement becomes effective. Copies of the Preliminary Prospectus, when available, may be obtained for free by visiting EDGAR on the SEC's website at www.sec.gov. No offer to buy the securities can be accepted and no part of the purchase price can be received until the registration statement has become effective, and any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time prior to notice of its acceptance given after the effective date.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed on the adequacy or accuracy of the Preliminary Prospectus. Any representation to the contrary is a criminal offense.

Whilst the Preliminary Prospectus is referred to as a 'prospectus', neither the Preliminary Prospectus nor the Disclosure Summary is a prospectus for the purposes of The Public Offers and Admissions to Trading Regulations 2024 (the POATRs) or the UK Financial Conduct Authority (FCA) Handbook Admission to Trading on a Regulated Market Sourcebook (the PRM Sourcebook). Neither the Preliminary Prospectus nor the Disclosure Summary has been approved by the FCA and the Preliminary Prospectus and the Disclosure Summary may not contain the same information as would be included in a prospectus for the purposes of the POATRs or the PRM Sourcebook.

The securities of the Company will not be admitted to listing on the Official List of the FCA or admitted to trading on a regulated market or primary MTF (as such terms are defined in the POATRs) in the United Kingdom.

You should read the Preliminary Prospectus and the Disclosure Summary before deciding to participate in the offer in order to fully understand the potential risks and rewards before investing. If you are in any doubt about investing, contact an independent financial adviser.

No offer or invitation to purchase securities is being made by the Company in the UK and, to the fullest extent permitted by law, each of the Company and its directors, employees, agents and affiliates disclaim any liability or responsibility to actual or potential investors who invest in securities of the Company pursuant to the offer by Marex Financial made through its public offer platform.

Jersey Mike's

Business Overview

BUSINESS DESCRIPTION

- **Founded in 1956** in Point Pleasant, NJ — a **high-growth franchisor of fast casual, submarine-style sandwich restaurants** built over a ~70-year history
- **3,256 stores(1) across all 50 states** — approximately **99% franchised** and one of the largest and fastest-growing Limited Service Restaurant brands
- Every sub is **hand-sliced and made to order,** finished "Mike's Way" with onions, lettuce, tomatoes and "The Juice"



SINCE 1956
Jersey Mike's
SUBS
PICK UP
ORDER HERE

- **Asset-light, highly-franchised model** with recurring fees and minimal franchisor capital
- Proven unit model — **~$1.4M AUV**, ~$515K build cost and **~40%+ Cash-on-Cash Returns** for the year ended December 28, 2025
- Robust platform — $200M+ ad fund, 12.5M+ loyalty members, 90%+ aided awareness (i.e., brand recognition when prompted with a specific cue) for the year ended December 28, 2025
- **Significant whitespace** (i.e., opportunity for store growth) of ~7,500 U.S. stores and up to 15,000+ globally over the long term
- Exceptional cash flow profile with ~97% Adjusted EBITDA less capital expenditures conversion(2)

"Help Nourish. Help Flourish. Be A Sub Above."

70 years of authentic, hand-crafted subs — and a community-first culture that gives to give.

1956	3,256	99%
Founded	Stores(1)	Franchised

(1) *For year ended December 28, 2025.*

(2) *For the fiscal year ended December 28, 2025, Adjusted EBITDA less capital expenditures conversion is a non-GAAP financial measure. See Appendix on page 17 for reconciliation to the nearest GAAP measures.*

Jersey Mike's

Investment Highlights

High-growth franchisor of fast-casual, submarine-style sandwich restaurants in the U.S. with an iconic identity and 70+ year history

01 Dedication to Authentic, High-Quality Subs

Bread baked fresh daily, vegetables hand-cut in store and premium meats and cheeses sliced to order, finished “Mike’s Way”.

02 We Give to Give — Community-First Culture

Each new store partners with a local charity; $166M+[(1)] raised through the annual Month of Giving since 2011.

03 Powerful Marketing Engine[(2)]

$200M+ ad fund, 90%+ aided awareness, a #1 American Customer Satisfaction Index (ACSI) Quick Service Restaurant (QSR) score of 84, and 12.5M+ MyMike’s loyalty members.

04 Proven, Portable Concept with Compelling Unit Economics[(2)(3)]

~$1.4M AUV, ~40%+ Cash-on-Cash Returns and ~$515K build cost, with 20 consecutive years of positive same-store sales.

05 Committed, Diverse Franchise Owner Base [(2)]

630+ owners with no meaningful single-operator concentration; largest owner is ~3% of stores. 90%+ of the pipeline is existing owners.

06 Asset-Light Model Generates Strong Cash Flow

99% franchised with stable, diversified, high-margin fee streams, ~47% Adjusted EBITDA margin[(2)(4)] and minimal capex.

07 Mission-Driven Management Team

Led by CEO Charlie Morrison (ex-Wingstop CEO) with deep public-company, franchising and restaurant expertise.

(1) Through April 2026.
(2) As of December 28, 2025.
(3) See appendix on pages 15-16 to this presentation for definitions of Systemwide AUV, Store-level Margin and Cash-on-Cash Return.
(4) Adjusted EBITDA is a non-GAAP financial measure. See Appendix on page 17 for a reconciliation to the nearest GAAP measure.

Jersey Mike's

Business at a Glance

Asset-light, franchise model with highly predictable revenue streams and minimal capital requirements

ACSI QSR Score of 84	#1	FRANCHISED, ASSET-LIGHT MODEL	99%
TOTAL STORES ACROSS 50 STATES + 2 COUNTRIES	3,256	CONSECUTIVE YEARS OF POSITIVE SAME-STORE SALES	20+
FY2025 SYSTEMWIDE SALES	$4.2B	FY2025 ADJUSTED EBITDA MARGIN(1)	47%
FY2025 SYSTEMWIDE AUV(2)	~$1.4M	MYMIKE'S LOYALTY MEMBERS (2025)	12.5M+
AVG. FRANCHISE OWNER CASH-ON-CASH RETURNS (2)	~40%+	ANNUAL ADVERTISING FUND (2025)	$200M+
AVERAGE NEW STORE BUILD COST	~$515K	AIDED BRAND AWARENESS (2025)	90%+

Our Differentiator – An Authenticity That Customers Love



FRESHLY SLICED



FRESHLY GRILLED



MIKE'S WAY



THE JUICE

Note: Unless otherwise indicated, figures on this page are as of December 28, 2025.

(1) Adjusted EBITDA is a non-GAAP financial measure. See Appendix on page 17 for a reconciliation to the nearest GAAP measure.

(2) See appendix on pages 15-16 to this presentation for definitions of Systemwide AUV, Store-level Margin and Cash-on-Cash

Business Model

ASSET-LIGHT FRANCHISE MODEL

- **Highly-franchised, asset-light model** generating stable, diversified, high-margin cash flows
- **20% Systemwide Sales compound annual growth rate (CAGR)** since 2006
- Multiple embedded and highly durable revenue streams drive a **47% Adjusted EBITDA margin in 2025**
- **~97% conversion** of Adjusted EBITDA to Adjusted EBITDA less capex in 2025
- Resilient, unconcentrated franchise owner base provides stability across cycles with **~90% of Total U.S. pipeline from existing franchise owner base**

TYPICAL FRANCHISE OWNER STORE-LEVEL P&L (1)

Systemwide AUV	$1.4M
Store-level EBITDA margin	~16%
Cash-on-Cash Return	~40%+

As of December 28, 2025

A MENU THAT COMBINES ICONIC CLASSIC SUBS WITH FRESHLY GRILLED FAVORITES


BREADS
CATERING!
SUBMARINES
AMERICAN CLASSICS
ITALIAN FAVORITES
CLUB SUBS
CHEESE STEAKS
CHICKEN CHEESE STEAKS
CHEESE STEAKS
SKIP the LINE
ADD A CHIP & DRINK!
KIDS MEAL

DELIVERING A BALANCED DAYPART AND OCCASION MIX


Daypart Mix
Dinner (5pm-9pm) 29%
Snack (2pm-5pm) 24%
Lunch (10am-2pm) 47%
Menu Mix
Sides, Drinks, Desserts 12%
Other 1%
Hot Sandwiches 21%
Cold Sandwiches 66%
Occasion Mix
Digital 42%
Delivery 19%
Online for Pickup 23%
In-Person 58%

Note: Unless otherwise indicated, figures on this page are as of December 28, 2025.

(1) See appendix on pages 15-16 to this presentation for definitions of Systemwide AUV, Store-level Margin and Cash-on-Cash Return.

Demonstrated Results

Robust operating platform delivers category-leading subs - always fresh and always high quality


786 stores
~$1.5M AUV
568 stores
~$1.4M AUV
510 stores
~$1.5M AUV
1,371 stores
~$1.3M AUV
Northeast
South
Midwest
West

Systemwide Sales Growth(1)

($ in millions)

'21-'25 CAGR: 18%


$135 $158 $168 $178 $190 $266 $333 $402 $517 $680 $808 $962 $1,144 $1,333 $1,595 $2,204 $2,680 $3,342 $3,735 $4,217
2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 2025

Same-Store Sales Growth(1)

Avg.: 6%


+7% +11% +5% +5% +4% +8% +5% +1% +4% +7% +3% +6% +5% +4% +10% +21% +6% +8% +2% +3%
2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 2025

Average Unit Volume Growth(1)

($ in thousands)

'21-'25 CAGR: 5%


$423 $470 $492 $515 $533 $575 $624 $643 $675 $718 $734 $777 $810 $841 $930 $1,134 $1,212 $1,307 $1,328 $1,364
2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 2025

Note: Unless otherwise indicated, figures on this page are as of December 28, 2025.

(1) Systemwide Sales do not reflect our revenue and should not be viewed as a substitute for total revenue. See appendix on pages 15-16 to this presentation for definitions of Systemwide Sales, Same-Store Sales Growth and Average Unit Volume Growth.

Market Opportunity

Taking share in a large, fragmented and growing $377B U.S. limited-service restaurant market


$759Bn
U.S. Restaurant Industry Sales
$377Bn
Limited-Service Restaurants
$382Bn
Other Restaurants
$294Bn
Quick Service
$84Bn
Fast Casual
SINCE 1956
Jersey Mike's
SUBS

SECULAR TAILWINDS

- **Rising "food-away-from-home" spend** at an all-time high of ~$1.2T (~45% of food spend) in 2025
- **Sustained fast-casual growth** — 8.4% sales CAGR (2019–2025) vs. 5.5% for the rest of the industry
- Rising demand for ingredient quality, customization and digital accessibility

SIGNIFICANT WHITESPACE

We believe whitespace exists for ~15,000 stores globally over the long term

~7,500	~15,000	1,600+
Incremental U.S. store potential	Long-term global store potential	Total U.S. Stores Signed or in Negotiation

Source: *Technomic, Inc.*

Jersey Mike's

Our Growth Strategies

A Self-Reinforcing Model Driving Compounding, Long-Term Growth


Scaled Marketing Platform
AUV Growth
Best-in-Class 4-Wall Margins & Compelling Cash-on-Cash Returns
Franchise Owner Reinvestments in Unit Growth
Systemwide Expansion

GROW SAME-STORE SALES

- Broaden Our Customer Base and Drive Frequency
- Increase Digital and Delivery
- Utilize Menu Innovation
- Focus on Making Great Subs Every Time

EXPAND OUR SYSTEM

- Penetrate Domestic Whitespace
- Develop Non-Traditional Presence
- Enter International Markets

Multiple Levers to Drive Same Stores Sales and Systemwide AUV Growth


$1.4M
Broaden Our Customer Base and Drive Frequency
Increase Digital and Delivery
Leverage Menu Innovation
Focus on Making Great Subs Every Time
$2.0M
Systemwide AUV
as of December 28, 2025
Long-Term Systemwide AUV Upside Potential

Jersey Mike's

Financial Overview

KEY FINANCIAL HIGHLIGHTS

- **Consistent track record** – 20 consecutive years of positive same-store sales and a ~20% systemwide sales CAGR since 2006
- **Strong unit growth** - ~300 new store openings per year over the last five years, 90%+ from existing owners
- **Durable, high-margin fee streams** – a 47% Adjusted EBITDA margin in 2025, resilient through cycles
- **Significant cash flow generation** - asset-light , 99% franchised, Adjusted EBITDA less Capital Expenditures converting from Adjusted EBITDA at a rate of approximately 97%

HISTORICAL FINANCIAL OVERVIEW

($ in millions)

Revenue


CAGR
+16%
$398
$477
$561
$653
$724
$28
$696
2021
2022
2023
2024
2025
+42%
+20%
+18%
+16%
+11%
% Revenue Growth (YoY)

Adjusted EBITDA(1)


CAGR
+32%
$195
$263
$339
$12
$327
2023
2024
2025
35%
40%
47%
Adjusted EBITDA Margin(1)

Predecessor Contribution Successor Contribution

Note: Unless otherwise indicated, figures on this page are as of December 28, 2025.
(1) Adjusted EBITDA and Adjusted EBITDA Margin are non-GAAP financial measures. See Appendix on page 17 for a reconciliation to the nearest GAAP measure.

Jersey Mike's

Financial Performance

2023–2025 summary ($ in millions, unless otherwise noted)

	2023	2024	2025(1)	'23–25 CAGR
Systemwide Sales	$3,342	$3,735	$4,217	+12%
Systemwide Store Count	2,686	3,002	3,256	+10%
Systemwide AUV ($ in 000s)	$1,307	$1,328	$1,364	+2%
Same-Store Sales Growth	+8%	+2%	+3%	—
Revenue	**$561**	**$653**	**$724**	**+14%**
Adjusted EBITDA(2)	**$195**	**$263**	**$339**	**+32%**
Margin (% of revenue)	35%	40%	47%	—
Net Income	**$21**	**$5**	**$55**	**+62%**

Adjusted EBITDA margin of 47% in 2025 — up ~12 points from 2023 — driven by the transition from a founder-owned business; ~97% of Adjusted EBITDA converted to Adjusted EBITDA less Capital Expenditures(2).

MOMENTUM CONTINUED IN 2026

Q1 2026 and Preliminary Q2'26 Results

8%	+1.7%	+2.3%	9% - 12%(3)	11% - 15%(3)
Store Count Growth (1H'26 vs. 1H'25)	Same-Store Sales Growth (Q1'26 vs. Q1'25)	Same-Store Sales Growth (Q2'26 vs. Q2'25)	Revenue Growth (1H'26 vs. 1H'25)	Adj. EBITDA Growth (1H'26 vs. 1H'25)

(1) FY 2025 figures are reflective of adding Successor and Predecessor periods.
(2) Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted EBITDA less Capital Expenditures and Adjusted EBITDA less Capital Expenditures Conversion are non-GAAP financial measures. See Appendix on page 17 for a reconciliation to the nearest GAAP measure and a definition of Adjusted EBITDA less Capital Expenditures and Adjusted EBITDA less Capital Expenditures Conversion.
(3) Based on recent disclosure range for the thirteen weeks ended June 28, 2026. See Appendix on page 18 for disclaimer.

Jersey Mike's

Management & Growth Strategy

MANAGEMENT TEAM



Charlie Morrison
Chief Executive Officer
20+ Years in Restaurant Industry



Michele Allen, CPA
Chief Financial Officer
25+ Years in Franchising



Stacy Peterson
President & COO
10+ Year C-Suite Executive



Andy Skehan
President, International & Global Development Officer
30+ Years in Restaurant Industry

630+

Unique franchise owners across the system

~70 yr

Brand heritage since founding in 1956

FUTURE GROWTH STRATEGY

01 Grow Same-Store Sales

Broaden the customer base, drive frequency, expand digital and delivery, and leverage menu innovation

02 Expand Domestic Footprint

~7,500 U.S. whitespace, non-traditional venues and a 1,600+ store development pipeline

03 Grow Internationally

Canada live and UK & Ireland launching — up to ~15,000 stores globally over the long term

04 Deepen Digital & Loyalty

Grow MyMike's (12.5M+ members), execute a first-party data strategy and shift to lower-funnel marketing

Jersey Mike's

Risk Factors

Investing in our Class A common stock involves a high degree of risk. The following summarises the risk factors set out in the Company's registration statement; you should read the full text of each in that document before investing (1 of 2).

01 Jersey Mike's operates in a highly competitive industry.

02 Food safety and packaging issues, food-borne illness concerns and public health concerns may harm Jersey Mike's business.

03 The Company and its franchise owners', suppliers', distributors', service providers' and other third parties' with which the Company has business relationships (collectively, "Third-Party Providers") inability or failure to execute a comprehensive business continuity plan following a disaster or force majeure event could have a material adverse impact on Jersey Mike's business.

04 Growth of Jersey Mike's franchise business is dependent to a large extent on new store openings, which may be affected by factors beyond Jersey Mike's control.

05 Jersey Mike's success depends in significant part on the future performance of existing and new franchised stores, and Jersey Mike's is subject to a variety of additional risks associated with its franchise owners.

06 Jersey Mike's and its franchise owners may be unable to secure and renew desirable store locations to maintain and grow Jersey Mike's business.

07 There are risks associated with Jersey Mike's increasing dependence on digital commerce and delivery platforms to maintain and grow sales.

08 If Jersey Mike's fails to identify, recruit and contract with a sufficient number of qualified franchise owners, Jersey Mike's ability to open new franchised stores and increase its revenue could be materially adversely affected.

09 Jersey Mike's expansion into new and in existing markets may present increased risks.

10 Changes in the control of Jersey Mike's franchise owners may impair the success of franchised stores or result in the termination of a franchise owner's right to operate its franchised store.

11 Jersey Mike's and its franchise owners rely on information technology systems to process transactions and manage its business, and a disruption or a failure of such systems or issues with key technology providers or technology could harm Jersey Mike's ability to effectively manage its business and/or result in the loss of customers.

12 Jersey Mike's or its Third-Party Providers' actual or perceived failure to comply with complex and evolving laws and regulations and other legal obligations relating to privacy, data protection, cybersecurity, email and telephone marketing and/or the Processing of personal information could adversely affect Jersey Mike's business, financial condition, results of operations, cash flows, and prospects.

13 Interruptions in the supply of products to franchised and company-owned stores and Jersey Mike's reliance on third parties could have an adverse effect on Jersey Mike's business, financial condition, and results of operations.

14 Jersey Mike's use of artificial intelligence and machine learning technologies (collectively, "AI Technologies") in its business may result in financial and reputational harm or otherwise result in liability.

15 Jersey Mike's business activities subject Jersey Mike's and its franchise owners to litigation risks that could subject Jersey Mike's to significant money damages and other remedies or increase Jersey Mike's and its franchise owners' litigation expense.

16 Jersey Mike's is subject to extensive laws and regulatory requirements, as well as third-party certifications for certain products, and failure to comply with, or changes in, these laws or regulations could have an adverse impact on Jersey Mike's business.

Jersey Mike's

Risk Factors

Investing in our Class A common stock involves a high degree of risk. The following summarises the risk factors set out in the Company's registration statement; you should read the full text of each in that document before investing (2 of 2).

17 The terms of Jersey Mike's Securitization Notes through certain Jersey Mike's wholly-owned subsidiaries include restrictive terms, and failure to comply with any of these terms could result in a default, which would have a material adverse effect on Jersey Mike's business and prospects.

18 The Sponsor controls Jersey Mike's, and its interests may conflict with Jersey Mike's or yours in the future.

19 Upon the listing of Jersey Mike's shares on the NYSE, Jersey Mike's will be a "controlled company" within the meaning of the rules of the NYSE and, as a result, will qualify for exemptions from certain corporate governance requirements. If Jersey Mike's relies on such exemptions in the future, you will not have the same protections afforded to stockholders of companies that are subject to such requirements

20 Jersey Mike's may not be able to adequately obtain, maintain, protect or enforce its rights in its intellectual property and other proprietary rights.

21 The Company's growth depends in part on the success of its strategic relationships with third parties and its ability to integrate with third-party software.

22 Jersey Mike's has been, and may in the future be, subject to claims that it violated certain third-party intellectual property or other proprietary rights.

23 The use of open source software could compromise the proprietary nature of the Company's software and could expose it to other legal liabilities and technological risks.

24 Increasing interest, expectations and evolving requirements with respect to social, governance and environmental sustainability matters and sustainable business practices could expose Jersey Mike's to numerous risks and adversely affect its brand, business and operating results.

25 Prior to the completion of this offering, Jersey Mike's Subs Inc. will enter into a tax receivable agreement with certain of the pre-IPO owners that confers benefits on them.

26 In certain cases, payments under the tax receivable agreement may be accelerated and/or significantly exceed the actual benefits Jersey Mike's Subs Inc. realizes in respect of the tax attributes subject to the tax receivable agreement.

27 The Sponsor controls the Company, and its interests may conflict with the Company or with the investors in this offering in the future.

28 Jersey Mike's cannot predict the impact its dual class structure may have on the market price of its Class A common stock. If Jersey Mike's or its pre-IPO owners sell additional shares of Class A common stock after this offering or are perceived by the public markets as intending to sell them (including after the exchange by our Continuing Unitholders of Common Units for shares of Class A common stock on a one-for-one basis), the market price of the Class A common stock could decline.

There are some additional risks which may be particularly relevant to UK Investors:

29 Jersey Mike's is incorporated in the US and investors will not benefit from certain shareholder protections that would be available to them as shareholders of a UK-incorporated company.

30 Jersey Mike's disclosure and reporting obligations are governed by the US federal securities laws, which differ from the UK regulations in their requirements, timing, and scope.

31 The shares will be listed on NYSE and are not listed on any UK exchange. This exchange and the companies whose shares are listed on it are subject to different rules and standards from UK exchanges with which UK investors might be familiar.

32 There are certain foreign exchange risks in applying for shares for payment in GBP rather than USD. In this case, investors may receive depositary interests rather than shares. The consequences of both the FX risk and depositary interests are explained in the Disclosure Summary.

33 Investors will also need to factor in the exchange rate between USD and GBP when selling your Shares in the future, as well as the risks that arise from the fact the shares are traded on an exchange in a different time zone to the UK.

34 The Shares and depositary interests may give rise to US and UK tax consequences.

Jersey Mike's

Definitions

Certain defined terms and non-GAAP measures used in this document and the Company's registration statement (1 of 2).

Adjusted EBITDA

Net income plus interest expense (net), income tax, depreciation & amortization, equity-based compensation and related payroll taxes, acquisition- and IPO-related expenses, non-recurring founder-related discretionary expenses, Area Director buyouts, and corporate-transition and other items. A non-GAAP measure.

Adjusted EBITDA less Capital Expenditures

Adjusted EBITDA less purchases of property and equipment and acquisition of intangible assets (internal-use software and website design). A non-GAAP measure.

Adj. EBITDA less Capex Conversion

Adjusted EBITDA less Capital Expenditures divided by Adjusted EBITDA. A non-GAAP measure.

Adjusted EBITDA margin

Adjusted EBITDA divided by total revenues. A non-GAAP measure.

Average Store Sales-to-Investment Ratio

Systemwide AUV divided by average system Build Costs.

Average Unit Volume ("AUV")

Trailing 364-day revenues of comparable-base stores, divided by their operating days, multiplied by 364; excludes non-traditional stores and traditional stores open less than 425 days.

Blackstone / our Sponsor

Investment funds associated with Blackstone Inc.

Build Costs

Expenses incurred by a franchise owner to open a new traditional store (primarily construction and equipment); excludes pre-opening and training costs; self-reported by owners.

Cash-on-Cash Returns

Average Store-level EBITDA divided by average Build Costs.

Class A Units

Interests in Jersey Mike's Holdings outstanding prior to the Reclassification; converted into Common Units for Continuing Common Unitholders.

Class B Units

Interests in Jersey Mike's Holdings outstanding prior to the Reclassification; converted into Incentive Units for Continuing Incentive Unitholders.

Common Units

The new class of Jersey Mike's Holdings units created by the Reclassification (excludes Incentive Units).

Continuing Common Unitholders

Certain pre-IPO holders of Class A Units who will hold Common Units following the Reclassification.

Continuing Incentive Unitholders

Certain pre-IPO holders of Class B Units who will hold Incentive Units following the Reclassification.

Continuing Unitholders

Continuing Common Unitholders and Continuing Incentive Unitholders, collectively.

Existing / pre-IPO owners

Our Sponsor, our Founder and other equity holders of Jersey Mike's Holdings immediately prior to the Reorganization Transactions.

Founder

Peter Cancro, together with entities beneficially owned by Mr. Cancro.

Fiscal 2023 / 2024 / 2025

The fiscal years ended December 31, 2023; December 31, 2024; and December 28, 2025, respectively.

Definitions

Certain defined terms and non-GAAP measures used in this document and the Company's registration statement (2 of 2).

Incentive Units
New units created from the reclassification of Class B Units; "profits interests" similar to stock appreciation rights, sharing equity value above specified thresholds.

Jersey Mike's / the Company
Jersey Mike's Franchise Systems (pre-Sponsor Acquisition), Jersey Mike's Holdings (post-acquisition, pre-Offering) and Jersey Mike's Subs Inc. (post-Offering), and their consolidated subsidiaries.

Net Store Growth
Total open stores as of a date divided by total open stores in the prior annual period, minus one.

New Stores
Gross number of total store openings in a period, including franchised and company-owned stores.

Offering Transactions
The offering of Class A common stock and certain related transactions, as defined under "Organizational Structure."

Pipeline
Franchised locations contractually committed but not yet open, including units under development agreements and signed franchise agreements.

Pre-IPO Stockholders
Certain pre-IPO owners who will receive Class A common stock pursuant to the Blocker Transfers.

Principal Stockholders
Blackstone and our Founder, collectively.

Reclassification
The reclassification of the partnership interests of Jersey Mike's Holdings, as described under "Organizational Structure."

Reorganization Transactions
The transactions described under "Organizational Structure — Reclassification and Amendment and Restatement of the LLC Agreement of Jersey Mike's Holdings."

Same-Store Sales Growth
Year-over-year change in sales for the same store base (traditional stores open at least 425 days / 14 months), on a constant-currency basis; excludes non-traditional stores.

Securitization Notes
The Series 2021-1, Series 2024-1, Series 2025-1 and Series 2026-1 Notes, collectively.

Sponsor Acquisition
The January 16, 2025 acquisition by our Sponsor of a majority interest in Jersey Mike's Holdings and related transactions.

Store-level EBITDA
Net store revenue less cost of goods sold, labor, occupancy, royalties, advertising fees and other operating expenses incurred by the store, as reported by franchise owners.

Store-level Margin
Store-level EBITDA divided by AUV.

Systemwide store count / total stores
Total number of stores in the system as of a date, including franchised and company-owned, traditional and non-traditional.

Systemwide Sales
Net sales of our total stores.

Traditional Store
In-line and end-cap retail averaging ~1,500 sq. ft. (new builds targeted at 1,200–1,400 sq. ft.); excludes airports, college campuses, entertainment venues and kiosks.

Units
The Common Units and the Incentive Units, collectively.

Jersey Mike's

Consolidated GAAP to Non-GAAP Reconciliations

The following tables provide reconciliations of the non-GAAP measures to the most directly comparable GAAP financial measures for all periods presented:

	Predecessor			Successor		Successor	
			A	B	A + B		
($in MM, unless otherwise noted)	Year Ended 12/31/23	Year Ended 12/31/24	1/1/25 to 1/15/25	1/16/25 to 12/28/25	Year Ended 12/28/25	1/16/25 to 3/30/25	Thirteen Weeks Ended 3/29/26
Total Revenue	**$561**	**$653**	**$28**	**$696**	**$724**	**$139**	**$185**
Net Income (Loss)	21	5	(4)	59	55	14	(24)
Non-GAAP Adjustments:							
Interest Income	(6)	(5)	(1)	(9)	(10)	(3)	(1)
Interest Expense	41	43	5	99	104	18	30
Income Tax Expense	1	1	-	1	1	0	0
Loss on Extinguishment of Debt	-	-	-	-	0	0	7
Other Expense, Net	-	-	-	1	1	0	0
Depreciation and Amortization	10	10	-	96	96	21	26
Equity-Based Compensation	-	-	-	8	8	0	3
Acquisition-Related Expenses	-	7	1	-	1	0	0
IPO-Related Expenses	-	-	-	7	7	0	6
Founder-Related Discretionary Expenses	112	192	11	-	11	0	0
Area Director Buyouts	16	8	-	52	52	4	32
Corporate Transition Expense	-	2	-	13	13	2	5
Adjusted EBITDA	**$195**	**$263**	**$12**	**$327**	**$339**	**$56**	**$84**
Less: Capital Expenditures[(1)]	(8)	(14)	-	(11)	(11)	2	1
Adj. EBITDA less Capital Expenditures	**$187**	**$249**	**$12**	**$316**	**$328**	**$54**	**$83**
Adjusted EBITDA Margin % Total Revenue	35%	40%	43%	47%	47%	40%	45%
Adj. EBITDA less CapEx Conversion % of Adjusted EBITDA	96%	95%	100%	97%	97%	96%	99%


ESTABLISHED 1956
Point Pleasant
NEW JERSEY, USA


SINCE 1956
Jersey Mike's
SUBS



(1) Capital Expenditures refers to purchases of property and equipment and acquisition of intangible assets (software developed for internal use and website design), but excludes $41 million in 2024 for cash outlays associated with the purchase of an aircraft on behalf of our Founder, which was transferred to our Founder in connection with the Sponsor Acquisition.

Disclaimer

The information in this document is provided in summary form only and does not purport to be complete. This document does not contain all the information that is or may be material to you in considering a potential investment in the Company and should not be considered as a recommendation in respect of the holding, purchasing or selling of any securities of the Company.

This document contains forward-looking statements. These statements may include the words “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “foreseeable,” “intend,” “may,” “plan,” “potentially,” “predict,” “project,” “seek,” “should,” “target,” “will,” or “would,” and similar expressions, as well as statements other than statements of historical facts including, without limitation, those regarding the Company's proposed initial public offering and the use of proceeds therefrom, and the financial position, business strategy, plans, targets and objectives of the management of the Company for future operations. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors which may affect the Company's ability to implement and achieve the targets, estimates and benchmarks set out in such forward-looking statements and which may cause actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. Such forward-looking statements are based on numerous assumptions regarding the Company's present and future operations and plans and the environment in which the Company will operate in the future. Furthermore, certain forward-looking statements are based on assumptions or future events which may not prove to be accurate, and no reliance whatsoever should be placed on any forward-looking statements in this document. The forward-looking statements in this document speak only as of the date of this document, and the Company expressly disclaims to the fullest extent permitted by law any obligation or undertaking to disseminate any updates or revisions to any forward-looking statements contained herein to reflect any change in expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

No representation or warranty, express or implied, is made as to the fairness, accuracy or completeness of this document and the information contained herein and no reliance should be placed on it. Any financial data in this document is solely for your information, as background to the Company and may not be relied upon for the purpose of entering into any transaction whatsoever. The financial information set out in this document is based on certain important assumptions and adjustments and does not purport to represent what the Company's results of operations are on an audited basis or actually will be in any future periods. Furthermore, no representation is made as to the reasonableness of the assumptions made in this document or the accuracy or completeness of any modelling, scenario analysis or back-testing.

The information in this document is not intended to predict actual results, and no assurances are given with respect thereto. None of the Company, its advisers, connected persons or any other person accepts any liability whatsoever for any loss howsoever arising, directly or indirectly, from this document or its contents. This document may contain certain financial measures, such as Adjusted EBITDA, that include adjustments to GAAP figures. The Company believes these non-GAAP financial measures, when considered together with the GAAP figures, can enhance an overall understanding of its financial performance. The non-GAAP financial measures are included with the intent of providing the reader with a more complete understanding of the Company's operational results and trends. These non-GAAP financial measures should be considered in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

The Company has filed a registration statement (including a preliminary prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this document relates, but it has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. Before you invest, you should read the preliminary prospectus in that registration statement and any other documents the Company has filed with the SEC for more complete information about the Company and this offering. You may obtain these documents for free by visiting EDGAR on the SEC web site at www.sec.gov.